Exhibit 10.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

SKYBITZ, INC.,

TELULAR CORPORATION,

BLUEBIRD ACQUISITION CORP.

AND

THE STOCKHOLDER REPRESENTATIVE

DECEMBER 3, 2011

Exhibits and Schedules

Exhibit A—Certificate of Merger
Exhibit B—Financial Statements
Exhibit C—Escrow Agreement
Exhibit D—Management Minimum Bonus Plan
Exhibit E—Working Capital Provisions
Exhibit F—Debt Commitment Letter
Exhibit G—Registration Rights Agreement
Exhibit H—Accredited Investor Questionnaire
Exhibit I—Form of Legend for Merger Shares

Disclosure Schedules

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is entered into as of December 3, 2011, by and among Telular Corporation, a Delaware corporation (“Parent”), Bluebird Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), SkyBitz, Inc., a Delaware corporation (the “Company”), and Shareholder Representative Services, LLC, a Colorado limited liability company, solely in its capacity as the representatives of the Company’s securityholders (the “Stockholder Representative”).  Parent, Merger Sub, the Company and the Stockholder Representative are sometimes each referred to herein as a “Party” and collectively as the “Parties.”  Capitalized terms used herein have the meanings set forth in Article I below.

This Agreement contemplates a transaction in which Parent will acquire all of the Company’s outstanding stock for cash and stock through a reverse merger of Merger Sub with and into the Company.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

ARTICLE I
DEFINITIONS

Section 1 Definitions.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, mediation, inquiry, audit, notice of violation, proceeding, litigation, hearing, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Adjusted Current Assets” means the current assets of the Company together with its Subsidiaries (excluding Cash) as of 12:01 a.m. on the Closing Date, as determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Most Recent Balance Sheet.

“Adjusted Current Liabilities” means the current liabilities of the Company together with its Subsidiaries (excluding the current portion of Senior Debt, the CEO Payment, the Pre-Closing 2012 Bonus Accrual Amount and the Bonus Payments) as of 12:01 a.m. on the Closing Date, as determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Most Recent Balance Sheet.

“Adjusted Merger Consideration” has the meaning set forth in Section 2(h) below.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Affiliated Group” means any affiliated group within the meaning of Code §1504(a) or any similar group defined under a similar provision of state, local, or non-U.S. law.

“Aggregate Parent Share Consideration” means the number of shares equal to 1,000,000; provided, however, that if the Closing Per Share Price is lower than the Execution Per Share Price, the number of shares shall be equal to (i) $7,000,000, divided by (ii) the greater of the Closing Per Share Price or $5.95.

“Allocation Certificate” has the meaning set forth in Section 2(e)(v) below.

“Assets of the Business” means all of the assets of the Company used by the Company in connection with the operation of the Business or otherwise owned by the Company.

“Bankruptcy and Equity Exceptions” has the meaning set forth in Section 3(b) below.

“Benefit Plans” has the meaning set forth in Section 3(n)(i)(D) below.

“Bonus Payments” has the meaning set forth in Section 5(n) below.

“Business” means the business currently conducted by the Company as of the date hereof.

“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in the State of New York are authorized or required to be closed for the conduct of regular banking business.

“Cash” means all cash and cash equivalents of the Company together with its Subsidiaries as of 12:01 a.m. on the Closing Date, as determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Most Recent Balance Sheet, minus the Pre-Closing 2012 Bonus Accrual Amount.

“CEO Employment Agreement” means the Employment Agreement dated September 28, 2007, as amended, between Dr. Homaira Akbari and the Company.

“CEO Payment” has the meaning set forth in Section 2(g) below.

“Certificate of Merger” has the meaning set forth in Section 2(c) below.

“Charter Documents” means the certificate of incorporation, as amended and/or restated (including any certificate of designations), bylaws or like organizational documents, each as amended to date, of the Company and each Subsidiary of the Company.

“Claim Notice” has the meaning set forth in Section 8(e) below.

“Closing” has the meaning set forth in Section 2(b) below.

“Closing Balance Sheet” has the meaning set forth in Section 2(i)(i) below.

“Closing Cash” has the meaning set forth in Section 2(i)(i) below.

“Closing Date” has the meaning set forth in Section 2(b) below.

“Closing Per Share Price” means the weighted average closing stock price of Parent Common Stock (under the ticker symbol WRLS) on the Nasdaq stock exchange for the ten (10) trading days prior to the Closing Date, as proportionately adjusted for stock splits, subdivisions, reverse stock splits, combinations, recapitalizations, dividends, distributions and the like following the date of this Agreement.

“Closing Statement” has the meaning set forth in Section 2(i)(i) below.

“Closing Working Capital” has the meaning set forth in Section 2(i)(i) below.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” has the meaning set forth in Section 3(p)(i) below.

“Common Stock” means any share of the common stock, $0.0001 par value per share, of the Company.

“Communications Laws” means the Communications Act of 1934, as amended, the Telecommunications Act of 1996, any rule, regulation or policy of the FCC, and/or any statute, rule, regulation or policy of any other Governmental Authority, with respect to the operation of channels of radio communication and/or the provision of communications services, as in effect from time to time.

“Communications Licenses” has the meaning set forth in Section 3(v) below.

“Company” has the meaning set forth in the preface above.

“Company D&O Indemnified Party” has the meaning set forth in Section 5(i)(ii) below.

“Company Disclosure Supplement” has the meaning set forth in Section 5(g) below.

“Company Options” shall mean all outstanding options to purchase Common Stock pursuant to the Company Stock Plans.

“Company Post-Signing Supplement” has the meaning set forth in Section 5(g) below.

“Company Securityholders” means the holders of outstanding Company Shares and Company Warrants, as of the Effective Time.

“Company Securityholder Indemnified Parties” has the meaning set forth in Section 8(b)(ii) below.

“Company Shares” means any share of Common Stock or Preferred Stock.

“Company Stockholder” means any Person who holds any Company Shares.

“Company Stock Plans” shall mean all stock option plans or other equity-related plans of the Company including the Company’s 2000 Stock Incentive Plan, each as may be amended from time to time.

“Company Termination Fee” has the meaning set forth in Section 7(c) below.

“Company Warrants” shall mean all warrants to purchase Company Shares.

“Confidential Information” means any information or materials, in any and all forms, including written, electronic and oral form, concerning the business, technology, financials, personnel, customers, Intellectual Property and/or affairs of the Company or its Subsidiaries that is not already generally available to the public.  The term Confidential Information shall not include any Confidential Information that (a) is or becomes generally available to the public on a non-confidential basis through no fault of or action by Parent, so long as Parent is unaware that such portions became generally available from a source prohibited from disclosing such portions by a contractual, legal or fiduciary obligation to the Company (a “Restricted Source”), (b) become available to Parent on a non-confidential basis from a source other than the Company or its representatives or agents, which source is not a Restricted Source, (c) was known, or was available, to Parent prior to, or at the time of, disclosure by the Company, (d) was hereafter independently developed or compiled by Parent, as evidenced by Parent’s records, without the use of the Confidential Information or (e) has been authorized by the Company to be disseminated.

“Continuing Employee” and “Continuing Employees” have the meaning set forth in Section 5(j)(i) below.

“Contracts” means all written or oral contracts, agreements, license agreements, sublicenses, assignments, purchase agreements, indentures, mortgages, instruments of indebtedness, security agreements, guaranties, purchase orders, sales orders, offers to sell, distribution agreements, rights to discounts, maintenance agreements and rights under any of the foregoing.

“Controlling Party” has the meaning set forth in Section 8(f) below.

“Debt” means, with respect to any Person, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums) of such Person (a) for borrowed money (including overdraft facilities), (b) evidenced by notes, bonds, debentures or similar contractual obligations, (c) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business), (d) under capital leases (in accordance with GAAP), (e) in respect of letters of credit and bankers’ acceptances, (f) relating to interest rate protection, swap agreements and collar agreements and (g) in the nature of guarantees of the obligations described in clauses (a) through (f) above of any other Person.

“Debt Commitment Letter” has the meaning set forth in Section 4(h) below.

“Debt Financing” has the meaning set forth in Section 4(h) below.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Disclosure Schedule” has the meaning set forth in Section 3 below.

“Dispute Notice” has the meaning set forth in Section 2(i)(ii) below.

“Dissenting Share” means any Company Share held of record by any stockholder who or that has properly exercised his, her or its appraisal rights under the DGCL.

“Effective Time” has the meaning set forth in Section 2(e)(i) below.

“Eligible Holder” means a Company Securityholder who (i) is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act and (ii) has completed the Accredited Investor Questionnaire in substantially the form attached as Exhibit H hereto.

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in ERISA Section 3(3)) and any other material employee benefit plan, program or arrangement.

“Employee Pension Benefit Plan” has the meaning set forth in Section 3(2) of ERISA.

“Employee Welfare Benefit Plan” has the meaning set forth in Section 3(1) of ERISA.

“Engagement Agreement” means that certain engagement agreement dated August 20, 2010 by and between Oppenheimer and the Company.

“Environmental Requirements” means all federal, state, local, and non-U.S. statutes, regulations, and ordinances concerning pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each entity that is treated as a single employer with the Company or its Subsidiaries for purposes of Code Section 414 or Section 4001 of ERISA.

“Escrow Agent” shall mean U.S. Bank, N.A. or another escrow agent acceptable to Parent and the Company.

“Escrow Agreement” shall mean an Escrow Agreement substantially in the form of Exhibit C hereto, executed and delivered at the Closing.

“Escrow Fund” has the meaning set forth in Section 2(k)(i) below.

“Escrow Indemnity Period” has the meaning set forth in Section 8(a) below.

“Estimated Balance Sheet” has the meaning set forth in Section 2(h) below.

“Estimated Cash” has the meaning set forth in Section 2(h) below.

“Estimated Closing Statement” has the meaning set forth in Section 2(h) below.

“Estimated Working Capital” has the meaning set forth Section 2(h) below.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 2(j)(i) below.

“Exchange Agent Agreement” has the meaning set forth in Section 2(j)(i) below.

“Execution Per Share Price” means $7.00.

“FCC” means the Federal Communications Commission.

“FCC Grant” has the meaning set forth in Section 5(c) below.

“Financial Statements” has the meaning set forth in Section 3(f) below.

“Financing” has the meaning set forth in Section 4(h) below.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Indemnified Party” has the meaning set forth in Section 8(f) below.

“Indemnifying Party” has the meaning set forth in Section 8(f) below.

“Initial Management Payment Amount” has the meaning set forth in Section 2(e)(v) below.

“Insurance Policy” and “Insurance Policies” means each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) with respect to which the Company or any of its Subsidiaries is a party, a named insured, or is otherwise the beneficiary of coverage.

“Intellectual Property” means all of the following in any jurisdiction throughout the world, regardless of whether the following is registered, and all applicable common law rights in and to the following: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, divisions, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, other source identifiers, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential, technical, and business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

“Knowledge” means, with respect to the Company or any of its Subsidiaries, the actual knowledge, after reasonable inquiry, of Homaira Akbari, George Mercuro, Craig Montgomery and Henry Popplewell, and, with respect to Parent or Merger Sub, actual knowledge, after reasonable inquiry, of any director or officer of Parent or Merger Sub.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, or other interest in real property held by the Company or any of its Subsidiaries.

“Leases” means all leases, subleases, licenses and other agreements, including all amendments, extensions, renewals and other agreements with respect thereto, pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property.

“Legal Requirements” has the meaning set forth in Section 3(i) below.

“Lender” has the meaning set forth in Section 4(h) below.

“Liability” means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential, whether due or to become due and whether or not required under GAAP to be accrued on the financial statements of such Person.

“Lien” means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, if any, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

“Loss” or “Losses” means all Actions, hearings, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.  Notwithstanding the foregoing, any Loss in respect of Taxes shall be limited to Taxes attributable to taxable periods ending on or before the Closing Date (or portions thereof).

“Management Carve Out Plan” means the Management Carve Out Plan of the Company, effective as of November 17, 2006, as amended.

“Management Minimum Bonus Plan” means the Management Minimum Bonus Plan of the Company, executed as of October 29, 2010, as amended.

“Management Plans” means the Management Carve Out Plan and the Management Minimum Bonus Plan.

“Material Adverse Effect” or “Material Adverse Change” means any effect or change when considered either individually or in the aggregate together with all other changes or effects that would be or would be reasonably likely to be materially adverse to the Assets of the Business, the Business or condition (financial or otherwise) of the Company and its Subsidiaries or to the ability of any Party to consummate timely the Transactions contemplated hereby; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change: (a) any adverse change, event, development, or effect (whether short-term or long-term) arising from or relating to (1) general business or economic conditions, (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (3) changes in financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in GAAP, (5) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Authority or (6) the entering into, announcing that the Parties have entered into, or the taking of any action contemplated by, this Agreement and the other agreements contemplated hereby, (b) any failure to meet a forecast (whether internal or published) of revenue, earnings, cash flow, or other data for any period or any change in such a forecast, and (c) any adverse change in or effect on the business of the Company and its Subsidiaries that is cured by the Company before the earlier of (1) the Closing Date and (2) the date on which this Agreement is terminated pursuant to Section 7 below.

“Material Contracts” has the meaning set forth in Section 3(n)(i) below.

“Merger” has the meaning set forth in Section 2(a) below.

“Merger Consideration” has the meaning set forth in Section 2(g) below.

“Merger Shares” has the meaning set forth in Section 3(aa) below.

“Merger Sub” has the meaning set forth in the preface above.

“Most Recent Balance Sheet” means the balance sheet contained within the Most Recent Financial Statements.

“Most Recent Financial Statements” has the meaning set forth in Section 3(f) below.

“NLRB” has the meaning set for in Section 3(p)(i) below.

“Non-controlling Party” has the meaning set forth in Section 8(f) below.

“Oppenheimer” means Oppenheimer & Co., Inc.

“Ordinary Course of Business” means the ordinary course of business of the Company consistent with past custom and practice (including with respect to quantity and frequency).

“Parent” has the meaning set forth in the preface above.

“Parent Common Stock” has the meaning set forth in Section 4(i) below.

“Parent Disclosure Supplement” has the meaning set forth in Section 5(g) below.

“Parent Employee Plan” has the meaning set forth in Section 5(j)(i) below.

“Parent Indemnified Parties” has the meaning set forth in Section 8(b)(i) below.

“Parent-owned Share” means any Company Share that Parent or any Subsidiary of Parent owns beneficially.

“Parent Per Share Value” means the dollar amount equal to $7,000,000, divided by the Aggregate Parent Share Consideration.

“Parent Post-Signing Supplement” has the meaning set forth in Section 5(g) below.

“Parent SEC Documents” has the meaning set forth in Section 4(j) below.

“Parent Termination Fee” has the meaning set forth in Section 7(c) below.

“Party” and “Parties” have the meaning set forth in the preface above.

“Payment Fund” has the meaning set forth in Section 2(j)(ii) below.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permits” means all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from Governmental Authorities.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

“Personal Property” means the manufacturing equipment owned or leased by, in the possession of, or used by the Company and each other tangible asset owned or leased by, in the possession of, or used by the Company.

“Pre-Closing 2012 Bonus Accrual Amount” means the portion of the target year-end bonus amount for 2012 for the period beginning on January 1, 2012 and ending on the Closing Date that has been accrued for on the balance sheet of the Company as of the Closing Date determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Most Recent Balance Sheet.

“Preferred Stock” means, collectively, the Series A Preferred Stock, the Series B-1 Preferred Stock, the Series BB Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, and the Series D Preferred Stock.

“Registration Rights Agreement” shall mean the Registration Rights Agreement substantially in the form of Exhibit G hereto, executed and delivered at the Closing.

“Registrable Securities” has the meaning set forth in Section 5(g) below.

“Registration Statement” has the meaning set forth in Section 5(g) below.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Requisite Stockholder Approval” means the affirmative vote or written consent in favor of this Agreement and the Merger by the holders of (i) a majority of the Company Shares (other than the Series C-1 Preferred Stock), on an as if converted to Common Stock basis with respect to the Preferred Stock and (ii) (A) at least (1) a majority of the outstanding Series D Preferred Stock and (2) a majority of the outstanding Series C Preferred Stock or (B) at least sixty percent (60%) of the outstanding shares of the Senior Preferred voting together on an as if converted to Common Stock basis.

“Reserve Fund” has the meaning set forth in Section 8(d)(v) below.

“Restricted Source” has the meaning set forth in the definition of Confidential Information above.

“Reviewing Accountant” has the meaning set forth in Section 2(i)(iii) below.

“SEC” means the United States Securities Exchange Commission.

“Section 280G Payments” has the meaning set forth in Section 5(l) below.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means, without duplication: (a) the aggregate principal amount and accrued interest of the Company owed at the Effective Time pursuant to the Loan and Security Agreement, dated as of August 26, 2008, as amended, by and between the Company, as borrower, and ORIX Venture Finance LLC, as lender, and (b) the Debt of the Company as of the Closing Date.

“Senior Preferred” means, collectively, the Series C Preferred Stock, $0.001 par value per share, of the Company and the Series D Preferred Stock, $0.001 par value per share, of the Company.

“Series A Preferred Stock” means the Series A Preferred Stock, $0.001 par value per share, of the Company.

“Series B-1 Preferred Stock” means the Series B-1 Preferred Stock, $0.001 par value per share, of the Company.

“Series BB Preferred Stock” means the Series BB Preferred Stock, $0.001 par value per share, of the Company.

“Series C Preferred Stock” means the Series C Preferred Stock, $0.001 par value per share, of the Company.

“Series C-1 Preferred Stock” means the Series C-1 Non-Voting Preferred Stock, $0.001 par value per share, of the Company.

“Series D Preferred Stock” means the Series D Preferred Stock, $0.001 par value per share, of the Company.

“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

“Stockholder Representative” has the meaning set forth in the preface above.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation).  The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.  For avoidance of doubt, the Company’s joint venture in Mexico shall not be deemed to be a Subsidiary of the Company for any purposes under this Agreement.

“Surviving Corporation” has the meaning set forth in Section 2(a) below.

“Tail Period” has the meaning set forth in Section 5(i)(i) below.

“Target Maximum Working Capital” has the meaning set forth in Section 2(h) below.

“Target Minimum Working Capital” has the meaning set forth in Section 2(h) below.

“Tax” or “Taxes” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental taxes under Code §59A, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Date” has the meaning set forth in Section 7(a)(ii) below.

“Threshold” has the meaning set forth in Section 8(c)(i) below.

“Third Party Claim” has the meaning set forth in Section 8(f) below.

“Transaction Documents” means this Agreement, the Escrow Agreement, the Exchange Agent Agreement, the Registration Rights Agreement and any other document or instrument to be entered into by the parties in connection with the Transactions.

“Transactions” means the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents.

“Working Capital” means the Adjusted Current Assets, minus the Adjusted Current Liabilities.

ARTICLE II
THE MERGER, THE MERGER CONSIDERATION
AND PAYMENTS TO COMPANY STOCKHOLDERS

Section 2 The Merger, the Merger Consideration and Payments to Company Stockholders.

(a) Merger.  On and subject to the terms and conditions of this Agreement, Merger Sub will merge with and into the Company (the “Merger”) at the Effective Time.  The Company shall be the corporation surviving the Merger (the “Surviving Corporation”).

(b) Closing.  The closing of the Transactions (the “Closing”) shall take place at the offices of Goodwin Procter LLP, located at 901 New York Avenue, N.W., Washington, DC 20001, commencing at 10:00 a.m. local time on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date and place as the Parties may mutually determine (the “Closing Date”).

(c) Actions at Closing.  At the Closing, (i) the Company will deliver to Parent and Merger Sub the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) Parent and Merger Sub will deliver to the Company the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) the Company and Merger Sub will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit A (the “Certificate of Merger”) and (iv) Parent will provide the Merger Consideration to the Surviving Corporation, and cause the Surviving Corporation to (A) deliver the Payment Fund to the Exchange Agent, (B) deposit funds in an amount equal to the Escrow Fund with the Escrow Agent, to be held and disbursed in accordance with the provisions of this Agreement and the Escrow Agreement, (C) deposit funds in an amount equal to the Reserve Fund to an account directed by the Company and (D) deliver the Initial Management Payment Amount to the Company, all in the manner provided below in this Section 2 or as otherwise provided in this Agreement.

(d) Closing of Transfer Records.  After the close of business on the Closing Date, transfers of Company Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of Surviving Corporation.

(e) Effect of Merger.

(i) General.  The Merger shall become effective at such time as the Certificate of Merger is duly filed with and accepted by the Secretary of State of the State of Delaware, or at such later time as Parent and the Company shall agree and specify in the Certificate of Merger (such time being referred to herein as the “Effective Time”).  The Merger shall have the effect set forth in the DGCL.  Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or Merger Sub in order to carry out and effectuate the Transactions.

(ii) Certificate of Incorporation.  The certificate of incorporation of Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the certificate of incorporation of Merger Sub immediately prior to the Effective Time (except that the name of Surviving Corporation will remain unchanged).

(iii) Bylaws.  The bylaws of Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the bylaws of Merger Sub immediately prior to the Effective Time (except that the name of Surviving Corporation will remain unchanged).

(iv) Directors and Officers.  The directors and officers of Merger Sub shall become the directors and officers of Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

(v) Allocation Certificate.  Prior to the Closing, the Company shall deliver to Parent and the Stockholder Representative a certificate (the “Allocation Certificate”) setting forth, in each case expected as of the Closing: (A) the name of each record holder of Company Shares and the number of Company Shares held by each such Company Stockholder; (B) the name of each holder of Company Warrants and the number and type of Company Shares subject to each Company Warrant, and the exercise price of each Company Warrant; (C) the portion and form of the Merger Consideration payable to each Company Securityholder pursuant to this Section 2(e); (D) the name of each participant in the Management Plans and the portion of the Merger Consideration to be paid to such participant (the aggregate amount set forth in this clause (D), the “Initial Management Payment Amount”); (E) the portion and form of the Merger Consideration to be withheld from each Company Securityholder and each participant in the Management Plans in establishing the Escrow Fund; (F) the portion of the Merger Consideration to be withheld from each Company Securityholder and each participant in the Management Plans in establishing the Reserve Fund; (G) the portion and form of the Merger Consideration (after taking into account the aggregate exercise price of the Company Warrants) to be paid to each Company Securityholder at Closing after deduction for the Escrow Fund, the Reserve Fund, the CEO Payment and the Initial Management Payment Amount; (H) the percentage of the Escrow Fund and Reserve Fund payable to each Company Securityholder and each participant in the Management Plans following the Closing and (I) the portion of the Merger Consideration that would otherwise be payable to certain Company Securityholders to be payable to certain other Company Securityholders, pursuant to that certain Junior Securities Allocation Agreement entered into as of the date hereof by and among the Company and the Company Securityholders named therein.  The Allocation Certificate shall (1) be in accordance with the Charter Documents as reasonably determined by the board of directors of the Company; (2) allocate the applicable cash portion of the Merger Consideration to the applicable Company Securityholders who are not Eligible Holders and, thereafter, allocate the remaining cash portion of the Merger Consideration and Aggregate Parent Share Consideration to the applicable Company Securityholders who are Eligible Holders and participants in the Management Plans and (3) be deemed the definitive allocation of the Merger Consideration payable to the Company Securityholders and participants in the Management Plans (except with respect to changes resulting from adjustments to the Merger Consideration under Sections 2(h) and 2(i)).  Prior to the Closing, the Company may provide Parent and the Stockholder Representative with one or more updates to the Allocation Certificate as necessary to reflect (x) changes in the ownership of the Company Shares during such time, (y) changes in the allocation resulting from the terms of any underlying security or plan and (z) any adjustments to the amount or form of Merger Consideration in accordance with the terms and provisions of this Agreement.

(vi) Conversion of Company Shares.  At and as of the Effective Time, (A) each Company Share (other than any Dissenting Shares, as set forth in Section 2(f), and any Parent-owned Shares) shall be converted into the right to receive an amount equal to the respective amounts set forth on the Allocation Certificate in cash (without interest) as adjusted pursuant to Section 2(h) and Section 2(i) and (B) each Parent-owned Share shall be cancelled; provided, however, that such payments shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Company Shares outstanding. After the Effective Time, no Company Share shall be deemed to be outstanding or to have any rights other than those set forth in the Allocation Certificate and in Section 2(f) with respect to Dissenting Shares.

(vii) Conversion of Merger Sub’s Capital Stock.  At and as of the Effective Time, each share of Merger Sub’s common stock, $0.001 par value per share, shall be converted into one (1) share of Surviving Corporation’s Common Stock.

(viii) Treatment of Company Options and Warrants.

(A) Company Options.  Company Options that are vested and unvested and that are outstanding immediately prior to the Effective Time shall be terminated without any cash payment being made with respect thereto and no holder of Company Options shall be entitled to any consideration for his or her Company Options in connection with the Merger.

(B) Company Warrants.  Company Warrants that are outstanding immediately prior to the Effective Time shall be terminated and shall represent only the right, upon the surrender of the certificate or instrument representing such Company Warrant, to receive, as promptly as practicable after the Effective Time and subject to the terms and conditions of this Agreement, for each Company Share issuable upon the exercise of such Company Warrant, an amount in cash equal to the positive difference, if applicable (without dividends or interest), of (i) the amount of the Merger Consideration payable with respect to each such Company Share, as applicable, and (ii) the exercise price of each such Company Warrant, as set forth on the Allocation Certificate.

(C) At or prior to the Effective Time, the Company, the Company’s board of directors and the compensation committee of the Company’s board of directors shall adopt such resolutions and take such actions, which may include obtaining consents of the employees, officers, directors and any other holders of Company Options and Company Warrants, as may be necessary to effectuate the provisions of this Section 2(e)(viii).

(ix) Notwithstanding the foregoing, a portion of the Merger Consideration payable pursuant to this Section 2(e) with respect to shares of Company Shares and Company Warrants and to participants in the Management Carve Out Plan and Management Minimum Bonus Plan, as set forth on the Allocation Certificate, shall be (i) withheld and placed in escrow pursuant to the provisions of Section 2(j)(i) and (ii) withheld and placed in the Reserve Fund in accordance with Section 8(d)(v).

(x) Payment of Senior Debt at Closing.  At the Closing, Parent shall provide sufficient funds to the Surviving Corporation to enable it to repay the Senior Debt and the Surviving Corporation shall repay the Senior Debt.  For the avoidance of doubt, the amount of Senior Debt is deducted from the Merger Consideration in accordance with Section 2(h) below.

(f) Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, Company Shares which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such Company Shares who have properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL, shall not be convertible into the right to receive cash pursuant to Section 2(e)(vi) and holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to demand payment under the DGCL.  If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, then such Dissenting Shares shall thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the applicable amounts payable pursuant to this Agreement, without any interest thereon.  Notwithstanding anything to the contrary contained in this Section 2(f), if the Merger is rescinded or abandoned, then the right of any stockholder to be paid the fair value of such stockholder’s Dissenting Shares pursuant to Section 262 of the DGCL shall cease.

(g) Merger Consideration.  The aggregate consideration to be paid by Parent in connection with the Merger shall be (A) $35,000,000 in cash, as adjusted pursuant to Sections 2(h) and 2(i) below, plus (B) the Aggregate Parent Share Consideration (clauses (A) and (B) collectively, the “Merger Consideration”).  The portion and form of the Merger Consideration payable to each Company Stockholder (other than with respect to any Dissenting Shares and Parent-owned Shares), and each holder of Company Warrants, are set forth on the Allocation Certificate.  A portion of the Merger Consideration (i) equal to the Escrow Fund shall be deposited with the Escrow Agent and disbursed as provided in Section 2(c) and Section 8, (ii) shall be deposited into an account designated by the Company to fund the Reserve Fund, (iii) shall be paid in accordance with the terms of the Management Plans, (iv) shall be paid to Oppenheimer pursuant to the Engagement Agreement, (v) shall be paid to the Company’s legal counsel for outstanding fees in connection with the Transactions (including all matters related to the potential sale of the Company prior to this Agreement), and (vi) shall be paid to Dr. Homaira Akbari in connection with any fee owed in terminating the CEO Employment Agreement (the “CEO Payment”).

(h) Estimated Closing Statement.  At least two (2) Business Days prior to the Closing, the Company will deliver to Parent an estimated closing statement prepared in good faith (“Estimated Closing Statement”), which shall include (i) an estimated balance sheet of the Company together with its Subsidiaries as of 12:01 a.m. on the Closing Date prepared in accordance with GAAP applied on a basis consistent with the basis used in the preparation of the Most Recent Balance Sheet (the “Estimated Balance Sheet”), (ii) the estimated Cash (the “Estimated Cash”) and (iii) the estimated Working Capital (the “Estimated Working Capital”), consistent with the example set forth on Exhibit E hereto.  The cash portion of the Merger Consideration shall be (A) decreased by the amount, if any, by which the Estimated Working Capital is less than $4,500,000 (the “Target Minimum Working Capital”), (B) increased by the amount, if any, by which the Estimated Working Capital is greater than $5,000,000 (the “Target Maximum Working Capital”), (C) increased by the Estimated Cash and (D) decreased by the Senior Debt, in each case, in cash.  For the avoidance of doubt, in the event the Estimated Working Capital is equal to or greater than the Target Minimum Working Capital and is equal to or less than the Target Maximum Working Capital, then no adjustment shall be made to the cash portion of the Merger Consideration pursuant to this Section 2(h).  The Merger Consideration as adjusted in accordance with this Section 2(h) shall be referred to herein as the “Adjusted Merger Consideration.”

(i) Purchase Price Adjustments.

(i) As promptly as practicable following the Closing Date, but in no event more than sixty (60) days following the Closing Date, Parent will prepare and deliver to the Stockholder Representative a closing statement (“Closing Statement”) which shall include (A) a balance sheet of the Company together with its Subsidiaries as of 12:01 a.m. on the Closing Date prepared in accordance with GAAP applied on a basis consistent with the basis used in the preparation of the Most Recent Balance Sheet (the “Closing Balance Sheet”), (B) the Cash (the “Closing Cash”) and (B) the Working Capital (the “Closing Working Capital”), in each case along with reasonable supporting detail to evidence the calculation of such amount.  Notwithstanding any other provision in this Agreement to the contrary, the Closing Cash and the Closing Working Capital shall be the applicable amounts set forth on the Closing Statement finally determined pursuant to this Section 2(i).

(ii) Unless within thirty (30) days after delivery of the Closing Statement, the Stockholder Representative shall deliver to Parent a notice setting forth, in reasonable detail, any good faith dispute as to the determination of the Closing Cash or the Closing Working Capital (a “Dispute Notice”), the determination of the Closing Cash and the Closing Working Capital shall be deemed accepted and shall be final and binding.  During such thirty (30) day period, Parent and its Subsidiaries, including the Surviving Corporation, shall cooperate with the Stockholder Representative and its representatives in connection with their review of the Closing Statement, including by furnishing such information as may be reasonably requested by the Stockholder Representative.  Failure to deliver a Dispute Notice within thirty (30) days after delivery of the Closing Statement shall have the effect of deeming the Closing Statement acceptable and final and binding.

(iii) If a Dispute Notice is delivered by the Stockholder Representative, the Parties shall endeavor in good faith to resolve by mutual agreement all matters in the Dispute Notice for a period of thirty (30) days after Parent’s receipt thereof.  If the Parties are unable to resolve any matter in the Dispute Notice within such thirty (30) day period, Parent and the Stockholder Representative shall engage McGladrey (or another nationally recognized, independent accounting firm mutually acceptable to the Parties, the “Reviewing Accountant”).  The fees and expenses of the Reviewing Accountant will be paid 50% by the Parent and 50% by the Company, with the Company’s fees being paid out of the Reserve Fund.

(iv) Parent and the Stockholder Representative shall instruct the Reviewing Accountant to resolve the disputed matters, and only the disputed matters, as promptly as practicable.  The Parties shall cooperate with each other and the Reviewing Accountant in connection with the matters set forth in this Section 2(i), including by furnishing such information as may be reasonably requested by the Reviewing Accountant or any other Party.  Parent and the Stockholder Representative shall afford each other the opportunity to participate in all communications with the Reviewing Accountant. The determination of the Reviewing Accountant with respect to any adjustments to the Closing Cash and/or the Closing Working Capital based upon disputed matters raised in the Dispute Notice, and the Closing Cash and/or the Closing Working Capital, as so adjusted, shall be final and binding, absent manifest error.

(v) Within three (3) Business Days following (A) the thirty (30) day period specified in Section 2(i)(ii) if the Stockholder Representative has not delivered a Dispute Notice to Parent or (B) the final determination of the Closing Cash and/or the Closing Working Capital in accordance with this Section 2(i), as applicable, the following adjustments shall be made to the amount of the Merger Consideration:

(1)           if (x) the Estimated Working Capital was greater than the Target Maximum Working Capital and (y) the Closing Working Capital is greater than the Estimated Working Capital, then Parent shall pay to the Exchange Agent (for further distribution to the applicable Company Securityholders) the amount by which the Closing Working Capital is greater than the Estimated Working Capital (for illustration purposes only, if the Estimated Working Capital was $6,000,000 and the Closing Working Capital is $8,000,000, then Parent shall pay $2,000,000 to the Exchange Agent);

(2)           if (x) the Estimated Working Capital was greater than the Target Maximum Working Capital and (y) the Closing Working Capital is less than the Estimated Working Capital but greater than the Target Minimum Working Capital, then the Stockholder Representative and Parent shall jointly instruct the Escrow Agent to pay to Parent from the Escrow Fund the amount by which (I) the greater of the Closing Working Capital or the Target Maximum Working Capital is less than (II) the Estimated Working Capital (for illustration purposes only, if the Estimated Working Capital was $6,000,000 and the Closing Working Capital is $4,750,000, then the Escrow Agent shall distribute $1,000,000 to Parent);

(3)           if (x) the Estimated Working Capital was greater than the Target Maximum Working Capital and (y) the Closing Working Capital is less than the Target Minimum Working Capital, then the Stockholder Representative and Parent shall jointly instruct the Escrow Agent to pay to Parent from the Escrow Fund (I) the amount by which the Closing Working Capital is less than the Target Minimum Working Capital plus (II) the amount by which the Estimated Working Capital was greater than the Target Maximum Working Capital (for illustration purposes only, if the Estimated Working Capital was $6,000,000 and the Closing Working Capital is $4,000,000, then the Escrow Agent shall distribute $1,500,000 to Parent);

(4)           if (x) the Estimated Working Capital was less than the Target Maximum Working Capital but greater than the Target Minimum Working Capital and (y) the Closing Working Capital is greater than the Target Maximum Working Capital, then Parent shall pay to the Exchange Agent (for further distribution to the applicable Company Securityholders) the amount by which the Closing Working Capital is greater than the Target Maximum Working Capital (for illustration purposes only, if the Estimated Working Capital was $4,750,000 and the Closing Working Capital is $6,000,000, then the Escrow Agent shall distribute $1,000,000 to Parent);

(5)           if (x) the Estimated Working Capital was less than the Target Maximum Working Capital but greater than the Target Minimum Working Capital and (y) the Closing Working Capital is less than the Target Maximum Working Capital but greater than the Target Minimum Working Capital, then no adjustment shall be made to the amount of Merger Consideration (for illustration purposes only, if the Estimated Working Capital was $4,750,000 and the Closing Working Capital is $4,950,000, then no adjustment shall be made);

(6)           if (x) the Estimated Working Capital was less than the Target Maximum Working Capital but greater than the Target Minimum Working Capital and (y) the Closing Working Capital is less than the Target Minimum Working Capital, then the Stockholder Representative and Parent shall jointly instruct the Escrow Agent to pay to Parent from the Escrow Fund the amount by which the Closing Working Capital is less than the Target Minimum Working Capital (for illustration purposes only, if the Estimated Working Capital was $4,750,000 and the Closing Working Capital is $4,000,000, then the Escrow Agent shall distribute $500,000 to Parent);

(7)           if (x) the Estimated Working Capital was less than the Target Minimum Working Capital and (y) the Closing Working Capital is greater than the Target Maximum Working Capital, then Parent shall pay to the Exchange Agent (for further distribution to the applicable Company Securityholders) (I) the amount by which the Closing Working Capital is greater than the Target Maximum Working Capital plus (II) the amount by which the Estimated Working Capital was less than the Target Minimum Working Capital (for illustration purposes only, if the Estimated Working Capital was $4,000,000 and the Closing Working Capital is $6,000,000, then Parent shall pay $1,500,000 to the Exchange Agent);

(8)           if (x) the Estimated Working Capital was less than the Target Minimum Working Capital and (y) the Closing Working Capital is greater than the Estimated Working Capital but less than the Target Maximum Working Capital, then Parent shall pay to the Exchange Agent (for further distribution to the applicable Company Securityholders) the amount by which (I) the lesser of the Closing Working Capital or the Target Minimum Working Capital is greater than (II) the Estimated Working Capital (for illustration purposes only, if the Estimated Working Capital was $4,000,000 and the Closing Working Capital is $4,250,000, then Parent shall pay $250,000 to the Exchange Agent);

(9)           if (x) the Estimated Working Capital was less than the Target Minimum Working Capital and (y) the Closing Working Capital is less than the Estimated Working Capital, then the Stockholder Representative and Parent shall jointly instruct the Escrow Agent to pay to Parent from the Escrow Fund the amount by which the Closing Working Capital is less than the Estimated Working Capital (for illustration purposes only, if the Estimated Working Capital was $4,000,000 and the Closing Working Capital is $3,000,000, then the Escrow Agent shall distribute $1,000,000 to Parent);

(10)           if the Closing Cash is greater than the Estimated Cash, Parent shall pay to the Exchange Agent (for further distribution to the applicable Company Securityholders) the amount by which the Closing Cash is greater than the Estimated Cash; and

(11)           if the Closing Cash is less than the Estimated Cash, the Stockholder Representative and Parent shall jointly instruct the Escrow Agent to pay to Parent from the Escrow Fund the amount by which the Closing Cash is less than the Estimated Cash.

Notwithstanding the foregoing, all payments under this Section 2(i)(v) shall be netted and made by check or wire transfer of cash in immediately available funds; provided, however, any payments to Parent from the Escrow Fund pursuant to this Section 2(i)(v) shall be made in the same combination of shares of Parent Common Stock and cash as initially deposited into the Escrow Fund (to the extent such shares are not replaced with cash in accordance with the Escrow Agreement during the Escrow Indemnity Period and, to the extent such shares are replaced with cash, as determined by the Stockholder Representative in its sole and absolute discretion) and with shares of Parent Common Stock valued at the Parent Per Share Value (to the extent any shares of Parent Common Stock remain in the Escrow Fund).

(vi) The Merger Consideration shall be deemed to have been increased or decreased by the amount paid pursuant to Sections 2(h) and 2(i), as applicable.

(j) Procedure for Payment.

(i) The parties agree that U.S. Bank, N.A. or another exchange agent acceptable to Parent and the Company (the “Exchange Agent”) shall act as exchange agent with respect to the Transactions contemplated by this Agreement pursuant to the terms and conditions of an exchange agent agreement by and among the Company, the Stockholder Representative, the Parent, and the Exchange Agent, in the form to be mutually agreed upon (the “Exchange Agent Agreement”), which shall be entered into by the parties thereto on the Closing Date.

(ii) At the Closing, (A) Parent will deposit, or cause to be deposited with the Exchange Agent in cash an amount sufficient in the aggregate for the Exchange Agent to make full payment of the amounts in cash due to the holders of all of the outstanding Company Shares (other than any Dissenting Shares and Parent-owned Shares) and Company Warrants at Closing (B) Parent will deposit, or cause to be deposited, with the Exchange Agent stock certificates representing the number of shares of Parent Common Stock sufficient in the aggregate for the Exchange Agent to make full payment of the amounts in shares of Parent Common Stock due to the holders of the outstanding Company Shares (other than any Dissenting Shares and Parent-owned Shares) and Company Warrants at Closing (the cash and shares deposited with the Exchange Agent in accordance with clauses (A) and (B) above, the “Payment Fund”) and (C) Parent will cause the Exchange Agent to mail (1) a letter of transmittal (with instructions for its use) in the form reasonably acceptable to the Parties to each record holder of outstanding Company Shares for the holder to use in surrendering the certificates that represented his, her, or its Company Shares against payment of the amount due such holder and (2) a letter of transmittal (with instructions for its use) in the form reasonably acceptable to the Parties to each record holder of outstanding Company Warrants for the holder to use in surrendering the instruments that represented his, her or its Company Warrants against payment of the amount due such holder.  Upon surrender of original certificates by a holder representing his, her, or its Company Shares for cancellation to the Exchange Agent, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent (including any required Internal Revenue Service Form W-9 or Form W-8), the holders of such certificates shall be entitled to receive in exchange therefor a check or wire transfer in the amount of U.S. dollars representing the applicable portion of the Merger Consideration that such holders have the right to receive pursuant to Section 2(e)(vi) (subject to any applicable withholding Tax as specified in Section 2(n), and the certificates so surrendered shall forthwith be cancelled.  No interest will accrue or be paid to the holder of any outstanding Company Shares.

(iii) The Exchange Agent shall hold the cash in the Payment Fund in trust and pay out such cash in accordance with this Section 2.  Any interest produced by cash deposited into the Payment Fund shall be payable to the Surviving Corporation or Parent, as directed by Parent.

(iv) Parent may cause the Exchange Agent to pay over to Surviving Corporation any portion of the Payment Fund remaining five (5) Business Days after the first anniversary of the Effective Time, and thereafter all former stockholders shall be entitled to look to Surviving Corporation (subject to abandoned property, escheat, and other similar laws) as general creditors thereof with respect to the cash upon surrender of their certificates.

(v) Parent shall pay, or cause Surviving Corporation to pay, 50% of all charges and expenses of the Exchange Agent and the Company shall pay 50% of all charges and expenses of the Exchange Agent, with the Company’s payment being paid out of the Reserve Fund.

(k) The Escrow Fund.

(i) An escrow fund in the aggregate amount of $4,200,000 in cash, shares of Parent Common Stock (valued at the Parent Per Share Value) or a combination of both as determined by the Company based on the number of Eligible Holders and as reflected on the Allocation Certificate (the “Escrow Fund”) shall be established in accordance with the terms of the Escrow Agreement and shall be funded in accordance with Section 2(c).  To the extent any dividends are declared and paid on the Parent Common Stock held pursuant to the Escrow Agreement, such dividends shall be held pursuant to the Escrow Agreement and be considered part of each applicable Parent Common Stock held thereunder.  Any cash portion of the Escrow Fund shall be deposited into a non-interest bearing account.

(ii) The Escrow Fund shall be distributed as follows:

(A) unless otherwise agreed upon by the Parent and the Stockholder Representative, each share of Parent Common Stock distributed out of the Escrow Fund shall be valued at the Parent Per Share Value;

(B) each share of Parent Common Stock in the Escrow Fund may be replaced with cash in the amount of the Parent Per Share Value at anytime at the sole election of the Stockholder Representative; provided that in the event Parent has made a claim for indemnification, the Stockholder Representative shall not be permitted to replace Parent Common Stock with cash to the extent of amounts subject to the outstanding indemnity claims unless otherwise consented to in writing by Parent;

(C) distributions shall be made in the same combination of shares of Parent Common Stock and cash as initially deposited into the Escrow Fund (to the extent such shares are not replaced with cash in accordance with the Escrow Agreement during the Escrow Indemnity Period and, to the extent such shares are replaced with cash, as determined by the Stockholder Representative in its sole and absolute discretion);

(D) if the Merger Consideration as finally determined in accordance with Section 2(i) is less than the Adjusted Merger Consideration as determined in accordance with Section 2(h), the amount of such difference shall be distributed by the Escrow Agent to Parent as provided in Section 2(i)(v) and

(E) not later than three (3) Business Days after the expiration of the Escrow Indemnity Period, the remaining balance of the Escrow Fund, less any amounts subject to indemnity claims as of such date, plus any interest on the amount distributed shall be distributed by the Escrow Agent to the Exchange Agent or the Surviving Corporation, as then applicable, for payment to the Company Stockholders, as provided in Section 2(e)(vi) and the holders of Company Warrants, as provided in Section 2(e)(viii)(B).

(iii) Parent and the Company agree for all tax purposes that: (i) the right of the Company Securityholders to the Escrow Fund shall be treated as deferred contingent purchase price eligible for installment sale treatment under Section 453 of the Code and any corresponding provision of foreign, state or local law, as appropriate; (ii) if and to the extent any amount of the Escrow Fund is actually distributed to the Company Securityholders, interest may be imputed on such amount, as required by Section 483 or 1274 of the Code; (iii) Parent shall be treated as the owner of the Escrow Fund, and any interest and earnings earned from the investment and reinvestment of the Escrow Fund, or any portion thereof, shall be allocable to Parent pursuant to Section 468B(g) of the Code; and (iv) in no event shall the total amount of the Escrow Fund and any interest and earnings earned thereon paid to the Company Securityholders under this Agreement exceed an amount to be designated by the Company prior to the Closing.  Clause (iv) of the preceding sentence is intended to ensure that the right of the Company Securityholders to the Escrow Fund and any interest and earnings earned thereon is not treated as a contingent payment without a stated maximum selling price under Section 453 of the Code and the Treasury Regulations promulgated thereunder.

(l) No Liability.  None of Parent, Merger Sub, the Company or their respective officers, directors and stockholders or the Exchange Agent shall be liable to any person in respect of any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  If any certificates representing Company Shares or any Company Warrants shall not have been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which any cash payable pursuant to Section 2(e)(vi) or 2(e)(viii)(B) respectively would otherwise escheat to or become the property of any governmental entity), any such cash in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(m) Lost, Stolen or Destroyed Certificates.  If any certificate that prior to the Effective Time represented Company Shares or any Company Warrants shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Parent and the Surviving Corporation, the posting by such person of a bond in such reasonable amount as Parent and the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate or Warrant, as the case may be, the applicable amounts payable pursuant to this Agreement with respect to the Company Shares or Company Warrants, as the case may be, formerly represented by such certificate or Company Warrant.

(n) Required Withholding.  Each of Parent, the Exchange Agent and the Surviving Corporation shall be entitled to deduct and withhold after consultation with and the consent of the Stockholder Representative from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as they in good faith reasonably determine to be required to be deducted or withheld therefrom under the Code, or any other applicable legal requirement.  To the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.  No withholding shall be required under the Code with respect to payments to holders of Company Shares in respect thereof, provided that such holders provide properly completed Internal Revenue Service Forms W-9 or Forms W-8, as applicable.

ARTICLE III
COMPANY REPRESENTATIONS AND WARRANTIES

Section 3 Company Representations and Warranties.  Except as set forth in the disclosure schedule accompanying this Agreement (the “Disclosure Schedule”), referencing a representation or warranty herein (it being understood that the disclosures in any section or subsection of the Disclosure Schedule shall qualify the applicable representations and warranties in the corresponding section or subsection of this Section 3 and, in addition, the representations and warranties in other sections or subsections in this Section 3 to the extent it is reasonably apparent to a reasonable person who has read such reference on the face of such disclosure that such disclosures are applicable to such other sections or subsections), and as further understood that the inclusion of any information in the Disclosure Schedule shall not be deemed to be an admission or acknowledgement, in and of itself, that such information is required by the terms hereof to be disclosed, is material or has resulted in a Material Adverse Effect on the Company or is outside the ordinary course of business or not consistent with past practice, the Company hereby represents and warrants to Parent and Merger Sub as of the date hereof as follows:

(a) Organization, Qualification, and Corporate Power.  Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect.  Each of the Company and its Subsidiaries has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

(b) Authorization of Transaction.  The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder, subject to its receipt of the Requisite Stockholder Approval.  This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (collectively, the “Bankruptcy and Equity Exceptions”).

(c) Non-contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the Transactions, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company or any of its Subsidiaries is subject or any provision of the Charter Documents of the Company or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, in any respect, any Material Contract (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a Material Adverse Effect.  Other than in connection with the provisions of the Communications Laws, the DGCL, or set forth in Section 3(c) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is required to give any notice to, make any filing with, or obtain any material authorization, consent, or approval of any government or governmental agency or any other third party in order for the Parties to consummate the Transactions, except where the failure to give notice, to file or to obtain any authorization, consent or approval would not have a Material Adverse Effect.

(d) Capitalization.

(i) Common Stock and Preferred Stock.  The authorized capital stock of the Company consists of:  (A) 50,000,000 shares of Common Stock and (B) 19,959,652 shares of Preferred Stock, of which 1,720 shares are designated Series A Preferred Stock, 2,835 shares are designated Series B-1 Preferred Stock, 47,629 shares are designated Series BB Preferred Stock, 14,736,364 shares are designated Series C Preferred Stock, 797,191 shares are designated Series C-1 Preferred Stock and 4,373,913 shares are designated Series D Preferred Stock.  As of the date hereof: (A) 2,058,892 shares of Common Stock were issued and outstanding (excluding shares of Common Stock held by the Company in its treasury), (B) 1,080 shares of Common Stock were issued and held by the Company in its treasury, (C) 1,704 shares of Series A Preferred Stock were issued and outstanding, (D) 2,835 shares of Series B-1 Preferred Stock were issued and outstanding, (E) 47,629 shares of Series BB Preferred Stock were issued and outstanding, (F) 14,473,097 shares of Series C Preferred Stock were issued and outstanding, (G) 797,191 shares of Series C-1 Preferred Stock were issued and outstanding, and (H) 4,347,827 shares of Series D Preferred Stock were issued and outstanding, and no other shares of Preferred Stock were issued and outstanding.  There are no other issued and outstanding shares of capital stock of the Company.  All outstanding shares of Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and non-assessable.

(ii) Company Options and Company Warrants.  As of the date hereof:(A) 3,998,334 shares of Common Stock are issuable upon the exercise of Company Options issued pursuant to the Company Stock Plans, and 3,095,153 shares of Common Stock underlying such Company Options are vested and exercisable; (B) 2,412,923 shares of Common Stock are available for future grant under the Company Stock Plans; (C) no shares of Common Stock are issuable pursuant to outstanding options to purchase Common Stock which are issued other than pursuant to the Company Stock Plans and (D) no shares of Common Stock are issuable upon the exercise of Company Warrants.  Section 3(d)(ii) of the Disclosure Schedule sets forth a list of each outstanding Company Option and Company Warrant: (1) the particular Company Stock Plan (if any) pursuant to which any such Company Option or Company Warrant was granted; (2) the name of the holder of such Company Option or Company Warrant; (3) the number of shares of Common Stock subject to such Company Option or Company Warrant; (4) the exercise price of such Company Option or Company Warrant; (5) the date on which such Company Option or Company Warrant was granted or issued; and (6) the extent to which such Company Option or Company Warrant is vested and exercisable as of the date hereof.  All shares of Common Stock subject to issuance under the outstanding Company Options and the Company Warrants, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

(iii) Other Securities.  Except as otherwise set forth in Section 3(d)(ii) or Section 3(d)(iii) of the Disclosure Schedule, as of the date hereof, there are no securities, options, warrants, calls, rights, commitments, understandings, obligations, undertakings, Contracts or arrangements of any kind to which the Company or any of its Subsidiaries is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other voting or non-voting securities of the Company or any of its Subsidiaries, or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, commitment, understanding, obligation, undertaking, Contract or instrument.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company.  There are no outstanding Contracts of the Company or any of its Subsidiaries to (A) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (B) dispose of any shares of the capital stock of, or other equity or voting interests in, any of its Subsidiaries.

(iv) Except as set forth on Section 3(d)(iv) of the Disclosure Schedule, (A) the Company is not a party to any voting agreement with respect to shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, and (B) other than as set forth on Section 3(d)(iv) of the Disclosure Schedule, there are no irrevocable proxies and no voting agreements, voting trusts, rights plans, anti-takeover plans or registration rights agreements with respect to any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries to which the Company is a party.

(e) Subsidiaries.  Except as otherwise set forth in Section 3(e) of the Disclosure Schedule, the Company does not own, directly or indirectly, any interest or investment in the form of debt, equity or capital stock in, or other equity or voting interests of any nature in, or any interest convertible, exchangeable or exercisable for, capital stock of, or other equity or voting interests of any nature in, any other Person.

(f) Financial Statements.  Attached hereto as Exhibit B are the following financial statements (collectively, the “Financial Statements”): (i) audited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow as of and for the fiscal years ended December 31, 2009 and December 31, 2010 for the Company and its Subsidiaries and (ii) unaudited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow (the “Most Recent Financial Statements”) as of and for the ten (10) months ended October 31, 2011 for the Company and its Subsidiaries.  Except as set forth in Section 3(f) of the Disclosure Schedule, the Financial Statements (including the notes thereto) have been prepared in accordance with GAAP throughout the periods covered thereby and present fairly the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

(g) Events Subsequent to the date of the Most Recent Balance Sheet.  Except as set forth in Section 3(g) of the Disclosure Schedule, from the date of the Most Recent Balance Sheet, the Company and any of its Subsidiaries have conducted their business in the Ordinary Course of Business and there has not been any Material Adverse Change.  Specifically, except as set forth on Section 3(g) of the Disclosure Schedule, since the date of the Most Recent Balance Sheet:

(i) the Company and any of its Subsidiaries have not sold, leased, transferred or assigned any of the Assets of the Business, tangible or intangible, other than sales of inventory in the Ordinary Course of Business;

(ii) no other party to any agreement, contract, lease or license (or series of any such related agreements, contracts, leases, and licenses) between such party and the Company and any of its Subsidiaries have accelerated, terminated, modified (except pursuant to the Parent’s instructions) or canceled any such agreement, contract, lease, or license (or any such series of related agreements, contracts, leases, and licenses) or has notified the Company of its intention to so accelerate, terminate, modify or cancel;

(iii) the Company and any of its Subsidiaries have not delayed, postponed or scheduled the payment of accounts payable, or other obligations and liabilities other than in the Ordinary Course of Business, and the Company and any of its Subsidiaries have not accelerated their collection of any accounts receivable in connection with any discount or forgiveness of funds due, other than in the Ordinary Course of Business;

(iv) the Company and any of its Subsidiaries have not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other Person;

(v) the Company and any of its Subsidiaries have not made any capital expenditures or commitments for capital expenditures such that the aggregate outstanding amount of unpaid obligations and commitments are in excess of $100,000;

(vi) the Company and any of its Subsidiaries have not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing Contracts, other than agreements which may be terminated on notice without Liability and employment Contracts entered into in connection with the Transactions;

(vii) the Company and any of its Subsidiaries have not granted any increase in the base compensation, fringe benefits or bonuses or otherwise changed any of the terms of employment or service for any of the employees, officers, directors or consultants of the Company, other than employment Contracts entered into in connection with the Transactions;

(viii) the Company and any of its Subsidiaries have not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other Employee Benefit Plan, Contract or commitment for the benefit of any of the employees of the Company and any of its Subsidiaries, other than employment Contracts entered into in connection with the Transactions;

(ix) the Company and any of its Subsidiaries have not made any change in any method of accounting or any accounting practice used by the Company and any of its Subsidiaries;

(x) the Company and any of its Subsidiaries have not amended their Charter Documents;

(xi) the Company and any of its Subsidiaries have not made any distributions with respect to their capital stock; and

(xii) the Company and any of its Subsidiaries have not committed to do any of the foregoing.

(h) Undisclosed Liabilities.  Except as set forth on Section 3(h)of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities that would be required to be disclosed on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, except for (i) liabilities set forth on the face of the Most Recent Balance Sheet, (ii) liabilities that have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business, (iii) liabilities incurred in the Ordinary Course of Business for future obligations under any Contracts to which the Company or any of its Subsidiaries is a party in effect as of the date hereof (or under any Contracts to which the Company or any of its Subsidiaries is a party entered into by the Company or any of its Subsidiaries subsequent to the date hereof in the Ordinary Course of Business and not in violation of Section 3(e) above) and that do not result from any breach of such Contracts, (iv) liabilities reserved against in the Most Recent Balance Sheet (but only to the extent of such reserves) or (v) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect.  No representation or warranty is made in this Section 3(h) with respect to (A) compliance with the Legal Requirements, which are covered in Section 3(i) below, (B) Taxes, which are covered in Section 3(k) below, (C) Intellectual Property and related matters, which are covered in Section 3(m) below, (D) labor matters, ERISA and other employee benefit-related matters, which are covered in Sections 3(p) and 3(q) below, or (E) Environmental Requirements, which are covered in Section 3(r) below.

(i) Legal Compliance.  The Company and its Subsidiaries are in compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and non-U.S. governments (and all agencies thereof) (collectively, the “Legal Requirements”), except where the failure to comply would not have a Material Adverse Effect.

(j) Assets.

(i) Title.  Except as set forth on Section 3(j)(i) of the Disclosure Schedule, the Company has good and marketable title to, or, in the case of property held under a lease or other contract, a valid and enforceable leasehold interest in, or a valid right to use, all of the Assets of the Business, in each case free and clear of all Liens.

(ii) Sufficiency; Condition.  The Assets of the Business include all of the material tangible and intangible assets, properties and rights, of any nature whatsoever, used in the Business and all of the material assets or properties necessary to conduct the Business as presently conducted or necessary to permit the Surviving Corporation to conduct the Business immediately after the Closing in substantially the same manner as the Business has been conducted by the Company immediately prior to the Closing, and all material items of Personal Property are in good operating condition and repair and are useable, subject to normal wear and tear.

(k) Tax Matters.

(i) Each of the Company and its Subsidiaries has filed all federal Income Tax Returns and all other Tax Returns that it was required to file. All such Tax Returns, as so filed, disclose all material Taxes required to be paid for the periods covered thereby. All Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid.  Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. There are no Liens for Taxes (other than Taxes not yet due and payable or being contested in good faith) upon any of the assets of the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries has withheld and paid over all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, or other third party.

(ii) There is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which the Company has Knowledge.

(iii) Except as set forth in Section 3(k)(iii) of the Disclosure Schedule, no audit or other examination of any Tax Return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified of any request for such an audit or other examination in writing.  The Company has delivered to Parent correct and complete copies of all (A) federal and state Income Tax Returns filed by the Company or any of its Subsidiaries after December 31, 2008 and (B) examination reports issued with respect to, and statements of deficiencies assessed against, or agreed to by, the Company or any of its Subsidiaries, since December 31, 2008.  Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(iv) Except as set forth on Section 3(k)(iv) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code §280G (or any corresponding provision of state, local, or non-U.S. Tax law).  Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii).  Neither the Company nor any of its Subsidiaries is a party to or bound by any allocation or sharing agreement the primary purpose of which relates to Taxes.  Neither the Company nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal Income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise.

(v) The unpaid Taxes of the Company and its Subsidiaries as determined in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns (A) did not, as of the date of the Most Recent Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

(l) Real Property.

(i) Neither the Company nor any of its Subsidiaries owns any real property.

(ii) Section 3(l)(ii) of the Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease).  The Company has delivered to Parent a true and complete copy of each such Lease. Except as set forth in Section 3(l)(ii) of the Disclosure Schedule, with respect to each of the Leases:

(A) such Lease is in full force and effect;

(B) to the Knowledge of the Company, there are no disputes with respect to such Lease;

(C) neither the Company, nor any of its Subsidiaries, nor to the Knowledge of the Company, any other party to the Lease is in breach of or default under such Lease in any respect, and, to the Knowledge of the Company, no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a breach or default under such Lease; and

(D) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof.

(iii) The Leased Real Property identified in Section 3(l)(ii) of the Disclosure Schedule comprise all of the real property used in the business of the Company and its Subsidiaries.

(m) Intellectual Property.

(i) Except as set forth in Section 3(m)(i) of the Disclosure Schedule, none of the Company or any of its Subsidiaries, or any of its or their respective businesses as presently conducted, has infringed upon (A) any Intellectual Property rights of third parties (other than patents) or (B) to the Company’s Knowledge, any patent rights of third parties, and, except as set forth in Section 3(m)(i) of the Disclosure Schedule, none of the Company or any of its Subsidiaries, has received any charge, complaint, claim, demand, notice or other communication in writing alleging any such interference, infringement, dilution, misappropriation, or conflict (including any claim that the Company or any of its Subsidiaries must license or refrain from accessing or using any Intellectual Property rights of any third party).  To the Knowledge of the Company, except as set forth in Section 3(m)(i) of the Disclosure Schedule, no third party has interfered with, infringed upon, diluted or misappropriated, or otherwise come into conflict with, any Intellectual Property rights of the Company or any of its Subsidiaries.

(ii) Section 3(m)(ii) of the Disclosure Schedule identifies each patent, copyright, trademark or other Intellectual Property owned by the Company, and registrations which have been issued to the Company or any of its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent, copyright or trademark application or application for registration that the Company or any of its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each material license, sublicense, agreement, covenant not to sue, or other permission that the Company or any of its Subsidiaries has granted to any third party with respect to any of its Intellectual Property.  The Company has delivered or made available to Parent correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, covenants not to sue and permissions (as amended to date).  Section 3(m)(ii) of the Disclosure Schedule also identifies each material trade name or unregistered trademark, service mark, corporate name, Internet domain name, other source identifier and registered copyright, and any Intellectual Property which the Company holds common law rights to, used by the Company or any of its Subsidiaries in connection with its business.  With respect to each item of Intellectual Property required to be identified in Section 3(m)(ii) of the Disclosure Schedule:

(A) except as set forth in Section 3(m)(ii)(A) of the Disclosure Schedule, the Company and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Lien, license or other restriction;

(B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; and

(C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Company, is threatened that challenges the legality, validity, enforceability, access, use or ownership of the item.

(iii) Section 3(m)(ii)(A) of the Disclosure Schedule, identifies each material item of Intellectual Property that any third party owns and that the Company or any of its Subsidiaries accesses or uses pursuant to license, sublicense, agreement, covenant not to sue, or permission. The Company has delivered or made available to Parent correct and complete copies of all such licenses, sublicenses, agreements, covenants not to sue, and permissions (as amended to date).  With respect to each item of Intellectual Property required to be identified in Section 3(m)(ii)(A) of the Disclosure Schedule, except as provided on such Schedule:

(A) the license, sublicense, agreement, covenant not to sue, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects, subject to Bankruptcy and Equity Exceptions;

(B) to the Knowledge of the Company, no party to the license, sublicense, agreement, covenant not to sue, or permission is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

(C) no party to the license, sublicense, agreement, covenant not to sue, or permission has repudiated any material provision thereof; and

(D) no loss or expiration of the item is threatened or pending, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Company or its Subsidiaries, including without limitation, a failure by the Company or its Subsidiaries to pay any required maintenance fees).

(n) Contracts.

(i) Description of Material Contracts.

  Section 3(n)(i) of the Disclosure Schedule contains a true and complete list of the following Contracts to which the Company or any Subsidiary of the Company is a party or by which any of them is bound (collectively, the “Material Contracts”):

(A) any Contract concerning a partnership, limited liability company or joint venture or any similar equity or investment related agreement;

(B) any Contract (or group of related Contracts) under which the Company has created, incurred, assumed or guaranteed any Debt under which it has imposed a Lien on any of the Assets of the Business, tangible or intangible;

(C) any Contract concerning non-competition or otherwise limiting the freedom of the Company to engage in any line of business in any geographic area;

(D) any Employee Benefit Plan, each employment, severance or similar contract, plan, program, arrangement or policy and each other plan, program, policy or arrangement (whether written or oral) providing for compensation, bonuses, profit-sharing, stock option, stock purchase or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, fringe benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company and covers any current, former or retired director, officer, employee, consultant, agent or independent contractor of the Company, or with respect to which the Company has or may have any obligation or liability (collectively “Benefit Plans”);

(E) any Contract with any of the employees, officers or directors (or, to the Company’s Knowledge, any Affiliate of such Person) of the Company that is not a Benefit Plan;

(F) any Contract (or group of related Contracts) for the lease or sublease of Personal Property to or from any other entity providing for payments in excess of $150,000 per annum;

(G) each open purchase order or other Contract with a supplier or vendor related to the purchase of goods or services for an amount where the unfilled portion of such purchase order or other Contract is in excess of $150,000;

(H) each open customer purchase order or other Contract with a customer or distributor related to the sale of goods and/or services for an amount where the unfilled portion of such purchase order or other Contract for goods and/or annualized service revenue is in excess of $250,000;

(I) each employment, management service, consulting, maintenance or any other similar Contract (including any employee lease or outsourcing arrangement) providing for annual aggregate payments of more than $150,000 or otherwise provide for severance obligation upon termination of employment;

(J) any Contract (or group of related Contracts) relating to any outstanding non-cancelable commitment to make capital expenditures after the date of this Agreement in an amount in excess of $150,000 individually or $250,000 in the aggregate;

(K) any Contract relating to the purchase or sale of Assets of the Business outside of the Ordinary Course of Business (other than this Agreement and the other Transaction Documents);

(L) any Contract under which the Company is, or will by its terms become, obligated to incur any severance pay or special compensation obligations which would become payable by reason of, this Agreement or in connection with the Transactions; or

(M) any agreement (or group of related agreements), other than those listed in any other provision of this Section 3(n)(i), the performance of which involves consideration in excess of $250,000 per year or any commitments or Contracts to enter into any of the foregoing.

(ii) Status of Material Contracts.

  Except as set forth in Section 3(n)(ii)of the Disclosure Schedule, neither the Company nor, to the Knowledge of the Company, any other party to any Material Contract, is in violation or breach of or default under such Material Contract, and to the Knowledge of the Company, no facts or circumstances exist that with notice or lapse of time or both would constitute any such event of default or permit termination, modification or acceleration under any such Material Contract.  Except as set forth in Section 3(n)(ii)of the Disclosure Schedule, each Material Contract is in full force and effect and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and, to the Knowledge of the Company, enforceable by the Company against the other party or parties to such Material Contract in accordance with its terms, subject to Bankruptcy and Equity Exceptions.  The Company has delivered or made available to Parent true and complete copies (or if none exist, reasonably complete and accurate written descriptions) of each contract listed in Section 3(n)(i) of the Disclosure Schedule, together with all amendments and supplements thereto.

(o) Litigation.  Section 3(o) of the Disclosure Schedule sets forth each instance in which the Company or any of its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before (or that could come before) any court or quasi-judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction or before (or that could come before) any arbitrator.  There is no Action of any nature pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any of their respective properties (tangible or intangible), that, if determined or resolved adversely in accordance with the plaintiff’s demands would, individually or in the aggregate, materially impede, or would reasonably be expected to materially impede, the authority or ability of the Company to consummate the Transactions in accordance with the terms hereof.

(p) Employees.

(i) To the Knowledge of the Company, no executive or key employee, or group of employees, presently plans to terminate employment with the Company.  Except as disclosed in Section 3(p)(i) of the Disclosure Schedule, the Company is not a party to, nor bound by, any collective bargaining agreements or any other labor-related agreements with any labor union or labor organization (“Collective Bargaining Agreements”).  There are no representation proceedings or petitions seeking a representation proceeding presently pending before the National Labor Relations Board (“NLRB”) or any other United States labor relations tribunal.  Except as disclosed in Section 3(p)(i) of the Disclosure Schedule: (1) there is no pending or, to the Knowledge of the Company, threatened material labor dispute, material grievance or arbitration, labor strike, slowdown or stoppage against or affecting the Company or any Subsidiary nor, to the Knowledge of the Company, is any such activity threatened; and (2) the Company has not received written notice of (A) any unfair labor practice charge or complaint pending before the NLRB or any other Governmental Authority against it, (B) any charge or complaint against it pending before the Equal Employment Opportunity Commission or any other Governmental Authority responsible for the prevention of unlawful employment practices, or (C) any pending complaint or lawsuit against the Company concerning employees or former employees of the Company alleging employment discrimination or violations of occupational safety and health requirements; and (3) no union organizing campaign or activity with respect to non-union employees of the Company is on-going, pending, or to the Knowledge of the Company, threatened.

(ii) Except with respect to the Contracts listed on Section 3(p)(i) of the Disclosure Schedule or otherwise referred to in this Agreement or the schedules attached hereto, the Company has not entered into any collective bargaining agreement, labor union contracts, consulting agreements or other employment agreements and all employees are “at will” employees.  There is no requirement or obligation imposed by any collective bargaining or other labor agreement that would restrict, require any consent to, or impose any obligation of notice concerning the Transactions.

(q) Employee Benefits.

(i) Section 3(q)(i) of the Disclosure Schedule lists each Employee Benefit Plan that the Company or any of its Subsidiaries maintains, to which any of the Company and its Subsidiaries contributes, or with respect to which the Company or any of its Subsidiaries has any liability.

(A) To the Knowledge of the Company, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a Material Adverse Effect.

(B) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made to each such Employee Benefit Plan that is an Employee Pension Benefit Plan.  All premiums or other payments that are due have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

(C) Each such Employee Benefit Plan that is intended to meet the requirements of a “qualified plan” under Code Section 401(a) has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Section 401(a).

(ii) With respect to each Employee Benefit Plan that any of the Company, its Subsidiaries, and any ERISA Affiliate maintains, or has maintained during the prior six (6) years or to which any of them contributes, or has been required to contribute during the prior six (6) years:

(A) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending.

(B) Neither the Company nor any of its Subsidiaries has incurred any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any such Employee Benefit Plan that is an Employee Pension Benefit Plan.

(r) Environmental Matters.

(i) To the Knowledge of the Company, the Company and its Subsidiaries are in compliance with Environmental Requirements.

(ii) The Company and its Subsidiaries have not received any written notice, report, or other information regarding any actual or alleged material violation of Environmental Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), including any investigatory, remedial, or corrective obligations, relating to the Company or its Subsidiaries or their facilities arising under Environmental Requirements.

(iii) This Section 3(r) contains the sole and exclusive representations and warranties of the Company with respect to any environmental matters, including without limitation any arising under any Environmental Requirements.

(s) Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.

(t) Insurance.  Section 3(t) of the Disclosure Schedule contains a true and complete list of all Insurance Policies.  Each Insurance Policy is in full force and effect, and all premiums due thereunder have been paid.

(u) Brokers’ Fees.  Neither the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, banker or agent with respect to the Transactions other than fees payable to Oppenheimer, which shall be paid by the Company.

(v) Communications Matters.

(i) The Company and its Subsidiaries hold all licenses, permits, authorizations, orders and approvals issued by a Governmental Authority under the Communications Laws necessary for the lawful conduct of the business in substantially the same manner as now conducted (collectively, “Communications Licenses”).  Section 3(v) of the Disclosure Schedule sets forth a true and complete list of all Communications Licenses.

(ii) Except as set forth in Section 3(v) of the Disclosure Schedule:

(A) each Communications License identified on Section 3(v) of the Disclosure Schedule is in full force and effect;

(B) the Company and its Subsidiaries are operating or preparing to operate the facilities authorized by the Communications Licenses identified on Section 3(v) of the Disclosure Schedule in accordance with their terms, and such operation is in compliance with the Communications Laws;

(C) the Company and its Subsidiaries are in compliance with the Communications Laws; and

(D) as of the date hereof, no Action is pending or, to the Knowledge of the Company, threatened before the FCC or any Governmental Authority to revoke, suspend, cancel, or refuse to renew or modify in all material respects, any of the Communications Licenses identified on Section 3(v) of the Disclosure Schedule.

(w) Permits.  The Company and its Subsidiaries own, hold, possess or lawfully use all Permits necessary or desirable for the ownership, use, occupancy or operation of the Assets of the Business and the conduct and operation of the Business, except for such failures to have Permits which would not have a Material Adverse Effect.  The Company is in compliance in all material respects with such Permits.  All Permits are in full force and effect in all material respects, and the Company has not received any written notices to the contrary.  None of such Permits will be adversely affected, in any material respect, by consummation of the Transactions contemplated hereby.  The Communications Licenses covered by Section 3(v) above shall be excluded from Permits as used in this Section 3(u).

(x) Customers and Suppliers.  Section 3(x)of the Disclosure Schedule lists, with respect to the two (2) twelve (12) month periods ending December 31, 2009 and December 31, 2010 and the nine (9) months ended September 30, 2011, (i) the identity and dollar amount of the twenty (20) largest customers (by total dollar volume of purchases and by service revenue billing from the Company on a consolidated basis) of the Company and (ii) the identity and dollar amount of the three (3) largest suppliers (by dollar volume of purchases by the Company on a consolidated basis) of the Company.  Since January 1, 2011, no such customer or supplier of the Company has cancelled or otherwise terminated, changed the terms of, or reduced its business with the Company (or notified the Company of its intention to do any of the foregoing) or, to the Knowledge of the Company, threatened to cancel or otherwise terminate its relationship with the Company.

(y) Certain Business Relationships with the Company.  Except as set forth in Section 3(y)of the Disclosure Schedule or customary director, officer or employee arrangements with the Company, no Company Stockholder or director, officer (or an Affiliate of such Company Stockholder, director or officer) or, to the Knowledge of the Company, employee of the Company (i) have been involved in any business arrangement or relationship with, or has any financial interest in any transaction with, the Company within the past twelve (12) months or, except as set forth on Section 3(y)of the Disclosure Schedule, own any asset, tangible or intangible, which is used in the Business or (ii) is a competitor, creditor, debtor, customer, distributor, supplier or vendor of the Company.

(z) Product Warranties.  Except for liabilities for which there is a reserve reflected in the Financial Statements and the liabilities related to product warranties set forth in Section 3(z) of the Disclosure Schedule, there are no claims outstanding, pending or, to the Knowledge of the Company, threatened in writing for breach of any express written warranty relating to any products manufactured, sold or delivered by the Company.  Except as set forth in Section 3(z) of the Disclosure Schedule, the Company only grants standard one (1) year product warranties, and with respect to any extended warranties identified on Section 3(z) of the Disclosure Schedule, any additional sales of products to those parties shall only include a standard one (1) year product warranty.  To the Knowledge of the Company, there is no design defect with respect to any of the Company’s products.

(aa) Unregistered Securities.  The Company understands that (i) the shares of Parent Common Stock issued pursuant to this Agreement (including shares of Parent Common Stock held in the Escrow Fund, the “Merger Shares,” subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Merger Shares outstanding) have not been registered under the Securities Act or the securities laws of any state or other jurisdiction in reliance upon exemptions therefrom; (ii) the Merger Shares may not be sold, pledged or otherwise transferred except pursuant to effective registrations or qualifications relating thereto under the Securities Act and applicable state securities or blue sky laws or pursuant to an exemption therefrom; and (iii) a restrictive legend in the form set forth on Exhibit I to this Agreement shall be placed on the certificate representing the Merger Shares issued to the Eligible Holders.

(bb) Disclaimer of Other Representations and Warranties.  Except as expressly set forth in this Section 3, the Company makes no representation or warranty, express or implied, at law or in equity, in respect of the Company, its Subsidiaries, or any of their respective assets, liabilities or operations, including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

ARTICLE IV
PARENT’S AND MERGER SUB’S
REPRESENTATIONS AND WARRANTIES

Section 4 Parent’s and Merger Sub’s Representations and Warranties.  Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company as of the date hereof as follows:

(a) Organization.  Each of Parent and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(b) Authorization of Transaction.  Each of Parent and Merger Sub has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms and conditions, subject to the Bankruptcy and Equity Exceptions.

(c) Non-contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the Transactions, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Parent or Merger Sub is subject or any provision of the charter, bylaws, or other governing documents of either Parent or Merger Sub or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Parent or Merger Sub is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect on the ability of the Parties to consummate the Transactions.  Other than in connection with the provisions of the Communications Laws, the DGCL, neither Parent nor Merger Sub is required to give any notice to, make any filing with, or obtain any material authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the Transactions, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on the ability of the Parties to consummate the Transactions.

(d) Litigation.  Except as disclosed in the Parent SEC Filings (as defined below), there is no Action of any nature pending or, to the Knowledge of Parent, threatened against Parent, Merger Sub, any of their respective Subsidiaries, or any of their respective properties (tangible or intangible), that, if determined or resolved adversely in accordance with the plaintiff’s demands would, individually or in the aggregate, materially impede, or would reasonably be expected to materially impede, the authority or ability of Parent to consummate the Transactions in accordance with the terms hereof.

(e) No Prior Merger Sub Operations.  Merger Sub was formed solely for the purpose of effecting the Merger, has no assets or liabilities, and has not engaged in any business activities or conducted any material operations other than in connection with the Transactions contemplated hereby.

(f) Ownership of Shares.  As of the date hereof, neither Parent nor Merger Sub beneficially owns any Company Shares.  Neither Parent nor Merger Sub, nor any of their “affiliates” or “associates,” has been an “interested stockholder” of the Company at any time since the date that is three (3) years prior to the date hereof, as those terms are used in Section 203 of the DGCL.

(g) Solvency; Adequacy of Funds.  Parent is Solvent, has adequate financial resources to satisfy its monetary and other obligations under this Agreement, and there is no occurrence, event or condition with respect to it that would prevent it from performing this Agreement in all material respects.  Parent will be Solvent immediately following the Effective Time and will not become insolvent as a result of consummating the Merger.

(h) Debt Financing.  Attached hereto as Exhibit F is a true, correct and complete copy of a debt commitment letter (the “Debt Commitment Letter”), dated as of the date hereof, between Silicon Valley Bank (the “Lender”) and the Parent, pursuant to which the Lender has committed, subject to the terms and conditions thereof, to provide or cause to be provided at least $30,000,000 in debt financing to the Parent in connection with the Transactions (the “Debt Financing”).  The aggregate proceeds to be disbursed pursuant to the agreements contemplated by the Debt Commitment Letters and cash currently held by the Parent are sufficient to allow the Parent to (x) consummate the Transactions, including payment of the Adjusted Merger Consideration and (y) satisfy in cash all other obligations of Parent required to be satisfied in cash at the Closing.  The Debt Commitment Letter constitutes all of the agreements entered into between the Lender (and its Affiliates) and Parent (and the Merger Sub) with respect to the financing arrangements contemplated thereby.  The Debt Commitment Letter is not subject to any contingency or condition of any kind whatsoever related to the funding of the full amount of the financing contemplated by the Debt Commitment Letter (including any “market flex” provisions or similar provisions affecting the structure, pricing, maturity, amortization or any other terms) other than as set forth in the executed copies thereof attached hereto.  The Debt Commitment Letter is in full force and effect, constitute the legal, valid and binding obligations of Parent and, to Parent’s Knowledge, the Lender, except, in each case, as may be limited by the Bankruptcy and Equity Exceptions, and have not been modified or amended in any respect, and the respective commitments contained in the Debt Commitment Letter have not been withdrawn or rescinded.  Neither Parent nor Merger Sub is in breach of the Debt Commitment Letter, nor does Parent or Merger Sub have knowledge of any breach of the Debt Commitment Letter by the Lender.  To Parent’s knowledge, (i) neither Parent nor any other party to the Debt Commitment Letter will be unable to satisfy on a timely basis any of the conditions that are required to be satisfied by it or such other party as a condition to the obligations under the Debt Commitment Letter prior to the expiration thereof and (ii) no portion of the financing contemplated by the Debt Commitment Letter will not be made available to Parent or Merger Sub at the Closing.  Parent has paid in full any and all commitment fees and/or other fees required to be paid on or prior to the date hereof under the terms of the Debt Commitment Letter and will pay all other commitment fees and/or other fees required to be paid under the terms of the Debt Commitment Letter upon the Closing.

(i) Parent Capitalization.  The authorized capital stock of the Parent consists of 75,000,000 shares of common stock, par value $0.01 per share, of the Parent (“Parent Common Stock”).  As of the date hereof: (i) 15,180,504 shares of Parent Common Stock were issued and outstanding (excluding shares of Parent Common Stock held by the Parent in its treasury) and (ii) 4,577,163 shares of Parent Common Stock were issued and held by the Parent in its treasury.  There are no other issued and outstanding shares of capital stock of the Parent.  All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable.  The shares of Parent Common Stock to be issued in accordance with this Agreement will, upon such issuance, be (x) duly authorized, validly issued, fully paid and non-assessable, (y) free and clear of any and all Liens and (z) issued without violation of applicable laws.

(j) SEC Filings; Financial Statements.

(i) All forms, reports, statements, information and other documents required to be filed by the Parent with the SEC since January 1, 2006 (collectively, the “Parent SEC Documents”) have been timely filed.  As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and the rules promulgated thereunder; and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) Each of the Chief Executive Officer, President and Chief Financial Officer of the Parent has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, with respect to the applicable Parent SEC Documents filed prior to the date of this Agreement and the statements contained in such certifications are accurate in all material respects as of the filing thereof.

(iii) The financial statements (including any related notes) contained in the Parent SEC Documents fairly present, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the periods covered thereby in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end adjustments).  Neither the Parent nor any of its Subsidiaries has any liabilities that would be required to be disclosed on a balance sheet of the Parent and its Subsidiaries prepared in accordance with GAAP, except for (i) liabilities set forth on the face of the financials statements contained in the Parent SEC Documents, (ii) liabilities that have arisen after the date of the most recent financial statements included in the Parent SEC Documents in the Ordinary Course of Business, (iii) liabilities incurred in the Ordinary Course of Business for future obligations under any Contracts to which the Parent or any of its Subsidiaries is a party in effect as of the date hereof (or under any Contracts to which the Parent or any of its Subsidiaries is a party entered into by the Parent or any of its Subsidiaries subsequent to the date hereof in the Ordinary Course of Business) and that do not result from any breach of such Contracts, (iv) liabilities reserved against in the most recent balance sheet contained in the Parent SEC Documents (but only to the extent of such reserves) or (v) liabilities that have not had and would not reasonably be expected to have a material adverse effect on the business, assets or properties of the Parent and its Subsidiaries taken as a whole.

(k) Legal Compliance; NASDAQ Requirements.  The Parent and Merger Sub are in compliance with all applicable NASDAQ requirements applicable to the listing of Parent’s securities on the NASDAQ, except where the failure to comply would not have a Material Adverse Effect.  The Parent is not required to obtain stockholder approval of this Agreement or the transactions contemplated hereby pursuant to the rules of the NASDAQ stock market applicable to listed companies.

(l) Brokers’ Fees.  Neither Parent nor Merger Sub has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions for which the Company or any of its Subsidiaries could become liable or obligated.

ARTICLE V
COVENANTS

Section 5 Covenants.  The Parties agree as follows with respect to the period from and after the execution of this Agreement.

(a) General.  Each of the Parties will use its commercially reasonable efforts to take all actions and to do all things necessary or advisable in order to consummate and make effective the Transactions (including satisfaction, but not waiver, of the Closing conditions set forth in Section 6 below).

(b) Notices and Consents.  The Company will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its commercially reasonable efforts to obtain (and will cause each of its Subsidiaries to use its commercially reasonable efforts to obtain) any third-party consents referred to in Section 3(c) above and the items set forth in Section 3(c) of the Disclosure Schedule.

(c) Regulatory Matters and Approvals.  Each of the Company and Parent will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above.  Without limiting the generality of the foregoing, each of the Company and Parent will prepare and file (after providing the other Party with reasonable time to review) application(s) under any Communications Law that requires the prior approval or consent of a Governmental Authority for the consummation of the Transactions, including all necessary filings with or applications to the FCC for its grant of the application for approval of the transfer of control of any Communications License issued by the FCC to the Company to Parent (“FCC Grant”) as promptly as practicable and in any event within five (5) Business Days of the date hereof and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested by the FCC or any other Governmental Authority in connection therewith and to take all other actions necessary, proper or advisable to cause the FCC to provide the FCC Grant.  In the event that any petition for reconsideration or appeal of the FCC Grant is filed, the Parties will cooperate and use their respective commercially reasonable efforts to oppose any such petition or appeal.  In the event that the FCC issues a decision rescinding the FCC Grant, the Parties will cooperate and use their respective commercially reasonable efforts to seek reconsideration and to appeal such decision.  In the event that, notwithstanding the cooperation and commercially reasonable efforts of the Parties, the FCC rescinds the FCC Grant by a final order as to which no further reconsideration or appeal is available, the Parties agree to cooperate to comply with such final order with the plan of action for that compliance to be fully determined and controlled by Parent.

(d) Debt Financing.  Parent and Merger Sub shall use their respective commercially reasonable efforts to arrange and obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letter at or prior to Closing, including using their commercially reasonable efforts to (i) maintain in effect the Debt Commitment Letter until the Transactions are consummated or this Agreement is terminated in accordance with its terms, (ii) satisfy on a timely basis all conditions and covenants in the Debt Commitment Letter, (iii) promptly enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Debt Commitment Letter, (iv) consummate the Debt Financing at or prior to Closing and (v) enforce its rights under the Debt Commitment Letter and cause the applicable provider of debt financing under the Debt Commitment Letter to comply with its obligations and fund thereunder.  Without the prior written approval of the Company, neither Parent nor Merger Sub shall amend, alter or waive, or agree to amend, alter or waive, the Debt Commitment Letter in any manner that would reasonably be expected to materially impair, delay or prevent the funding or financing described therein or the occurrence of the Transactions.  If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Parent and Merger Sub shall use their respective commercially reasonable efforts to arrange and obtain alternative debt financing from alternative sources on terms and conditions not less favorable to those set forth in the Debt Commitment Letter, taken as a whole, and in an amount sufficient to consummate the Transactions as promptly as practicable following the occurrence of such event.  Parent and Merger Sub shall give the Company prompt written notice of any material breach by any party to the Debt Commitment Letter of which Parent or Merger Sub becomes aware or any termination of the Debt Commitment Letter.  Parent and Merger Sub shall keep the Company informed on a reasonably current basis in reasonable detail of the status of Parent’s and Merger Sub’s efforts to arrange or obtain the Debt Financing.

(e) Operation of Business.

(i) Affirmative Covenants.  From the date hereof until the Closing Date or the earlier termination of this Agreement in accordance with Section 7 and except as otherwise expressly provided for or contemplated by this Agreement or consented to in writing by the Parent (which consent will not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of any of its Subsidiaries to use its commercially reasonable efforts to (a) conduct the Business of the Company and any of its Subsidiaries only in the Ordinary Course of Business and (b) preserve the present business operations, organization and goodwill of the Company and any of its Subsidiaries.  The Pre-Closing 2012 Bonus Accrual Amount will be accrued by the Company in the Ordinary Course of Business and in accordance with GAAP using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Most Recent Balance Sheet.

(ii) Negative Covenants.  From the date hereof until the Closing Date or the earlier termination of this Agreement in accordance with Section 7 and except as otherwise provided for or contemplated by this Agreement or as set forth on Section 5(e)(ii) of the Disclosure Schedule, required by law or regulation or consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), neither the Company nor any of its Subsidiaries will:

(A) authorize or effect any change in its Charter Documents;

(B) grant any options, warrants, or other rights to purchase or obtain any of its stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

(C) declare, set aside, or pay any dividend or make any distribution with respect to its stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

(D) issue any Debt;

(E) impose any Lien upon any of its assets;

(F) make any capital investment in, make any loan to, or acquire the securities or assets of any other Person or any other capital expenditure outside the Ordinary Course of Business in excess of $150,000 individually or $450,000 in the aggregate;

(G) enter into any transaction that would be required to be disclosed under Section 3(y);

(H) terminate the employment of any officer of the Company or any of its Subsidiaries other than for cause;

(I) (i) acquire (whether pursuant to merger, stock or asset purchase or otherwise) any material properties or assets (ii) sell, assign, license, transfer, convey, lease or otherwise dispose of any of the properties or assets of the Company or any of its Subsidiaries outside the Ordinary Course of Business (except for the purpose of disposing of obsolete or worthless assets or in connection with the Merger), (iii) revalue in any material respect any of the material assets of the Company or any of its Subsidiaries, including writing down the value of inventory or writing down notes or accounts receivable, other than in the Ordinary Course of Business or as may be required by GAAP, (iv) abandon, fail to maintain or allow to expire (other than at the natural expiration of its term), or sell or exclusively license to any Person, any material Intellectual Property, or (v) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

(J)  (i) acquire or agree to acquire by merging or consolidating with, or by way of any other business combination, or by purchasing or exchanging any business enterprise, portion of the capital stock or assets of, or by any other manner, any other Person in one transaction or any series of related transactions or (ii) enter into any new material line of business outside of its existing business segments and reasonable extensions thereof;

(K) change any of the accounting methods used by Company materially affecting its assets, liabilities or business, except for such changes required by GAAP, as concurred in by its independent public accountants;

(L) make, change or rescind any election relating to Taxes, file any amended Tax Return, enter into any closing agreement or settle any Tax audit or proceeding relating to the Company or any of its Subsidiaries, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries, or settle or compromise any Tax liability if such action would have the effect of increasing the Tax liability of the Parent, the Company or any of its Subsidiaries in a taxable period beginning after the Closing Date;

(M) commence any Proceeding against any other Person or compromise, settle, pay or discharge any Proceeding or dispute (including any settlement or consent to settlement of any material Tax claim); provided, however, that: (i) the consent of the Parent shall not be required with respect to the settlement of any Proceeding or dispute by the Company or any of its Subsidiaries if such settlement: (A) involves solely a cash settlement payment to the Person with which the settlement is being effected that is paid out of cash on hand at the Company, (B) provides for the full and unconditional release of the Company and any of its Subsidiaries from any and all Liability in respect of the matters underlying such settlement, and (C) does not: (1) include an admission of guilt on the part of the Company or any of its Subsidiaries, or (2) impose any restrictions on the future conduct of the Company or any of its Subsidiaries;

(N) outside the Ordinary Course of Business, grant any salary or wage increases or modify or amend any Employee Benefit Plan in any manner that increases the amount of the liability attributable to the Company or any Subsidiary in respect of such Employee Benefit Plan, except as required by existing Material Contract or any Management Plan;

(O) issue any product warranties other than the Company’s standard one (1) year product warranty; or

(P) neither the Company nor any of its Subsidiaries will commit to any of the foregoing.

(f) Full Access.  The Company will (and will cause each of its Subsidiaries to) permit authorized Representatives of Parent to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company and each of its Subsidiaries, all of which shall be deemed Confidential Information.  Notwithstanding the foregoing, Parent and/or its Representatives shall not disclose or discuss this Agreement or any of the Transactions contemplated hereby to or with any of the Company’s and/or its Subsidiaries’ personnel, customers, suppliers or any other third party provider of the Company and/or its Subsidiaries without the Company’s prior written consent, such consent not to be unreasonably withheld.  Neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any law, rule or regulation (it being agreed that the Parties shall use their reasonable commercial efforts to cause information to be provided in a manner that would not result in such jeopardy or contravention).  Each of the Parent and the Merger Sub will treat and hold in strict confidence such Confidential Information it receives from the Company or any of its Subsidiaries in the course of the reviews contemplated by this Section 5(f), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to immediately return to the Company all tangible embodiments (and all copies) of such Confidential Information that are in its possession, custody or control.

(g) Notice of Developments.  From the date of this Agreement until the Closing Date, (i) the Company will give the Parent prompt written notice (a “Company Disclosure Supplement”) upon becoming aware of any event or circumstance occurring or arising either prior to (and previously undisclosed) or after the date hereof (such event or circumstances, occurring or arising after the date hereof, a “Company Post-Signing Supplement”) that would reasonably be expected to result in a breach of, or inaccuracy in, any of the Company’s representations and warranties set forth in this Agreement (as if such representation or warranty were given at the Closing except for representations and warranties that are made as of a particular date) or a breach or nonfulfillment of any covenant or agreement of the Company set forth in this Agreement and (ii) the Parent will give the Company prompt written notice upon (a “Parent Disclosure Supplement”) becoming aware of any event or circumstance occurring or arising either prior to (and previously undisclosed) or after the date hereof (such event or circumstances, occurring or arising after the date hereof, a “Parent Post-Signing Supplement”) that would reasonably be expected to result in a breach of, or inaccuracy in, any of the Parent’s or the Merger Sub’s representations and warranties set forth in this Agreement (as if such representation or warranty were given at the Closing except for representations and warranties that are made as of a particular date) or a breach or nonfulfillment of any covenant or agreement of the Parent or the Merger Sub set forth in this Agreement; provided, however, that, subject to the following sentence, in each case, no such disclosure will be deemed to prevent or cure any such breach of, inaccuracy in or nonfulfillment of, amend or supplement any Disclosure Schedule to, or otherwise disclose any exception to, any of the representations, warranties, covenants and agreements set forth in this Agreement.  In the event that no later than five (5) Business Days prior to the Closing Date (A) the Parent receives any Company Disclosure Supplement or Company Post-Signing Supplement that gives rise to a right to terminate this Agreement pursuant to Section 7(a)(iv) or (B) the Company receives any Parent Disclosure Supplement or Parent Post-Signing Supplement that gives rise to a right to terminate this Agreement pursuant to Section 7(a)(v), and such Person, as applicable, elects not to so terminate, such Person shall be deemed to have waived its right to indemnification pursuant to Section 8 relating to the matters expressly specified in such Company Disclosure Supplement, Company Post-Signing Supplement, Parent Disclosure Supplement or Parent Post-Signing Supplement, as applicable, and such Company Disclosure Supplement, Company Post-Signing Supplement Parent Disclosure Supplement or Parent Post-Signing Supplement, as applicable, shall be deemed to amend the Disclosure Schedules to this Agreement; provided, however, that no waiver shall deemed to have been made with respect to any claims that arise from or are the subject of matters that are not expressly specified in such Company Disclosure Supplement, Company Post-Signing Supplement, Parent Disclosure Supplement or Parent Post-Signing Supplement, as applicable.

(h) No Solicitation.  From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, indirectly or directly, through any director, officer, agent, financial adviser or otherwise, solicit, initiate or encourage submission of proposals or offers from any person or related to any merger, acquisition or purchase of all or a substantial portion of the assets of, or an equity interest in the Company, and shall not participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

(i) Insurance and Indemnification of Directors and Officers.

(i) Insurance.  From the Effective Time through the sixth anniversary of the Effective Time (such period, the “Tail Period”), Parent shall, or shall cause the Surviving Corporation to, purchase and maintain in effect the Company’s current directors’ and officers’ liability insurance covering each officer and director currently covered by the Company’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to the Effective Time with respect to any matter claimed against such Person by reason of him or her serving in such capacity on terms with respect to such coverage and amounts no less favorable in the aggregate than those of such policy in effect on the date of this Agreement; provided that in no event shall the aggregate costs of such insurance policies exceed in any one (1) year during the Tail Period 150% of the current aggregate annual premiums paid by the Company for such purpose, it being understood that Parent or the Surviving Corporation shall nevertheless be obligated to provide such coverage, with respect to each year during the Tail Period, as may be obtained for such 150% annual amount; provided, further, that Parent or the Surviving Corporation may (i) substitute therefor policies of any reputable insurance company or (ii) satisfy its obligation under this Section 5(i)(i) by causing the Company to obtain prepaid (or “tail”) directors’ and officers’ liability insurance policy, in each case, the material terms of which including coverage and amount, are no less favorable in the aggregate to such directors and officers than the insurance coverage otherwise required under this Section 5(i)(i).  Any insurance policies provided pursuant to this Section 5(i)(i) shall be from an insurance company with an A.M. Best Co. rating at least as high as the rating received by the Company’s current insurance provider.

(ii) Indemnification.  Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company and its Subsidiaries (each, a “Company D&O Indemnified Party”) as provided in the Charter Documents of the Company, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.

(iii) Third-Party Beneficiaries; Successors and Assigns.  The obligations of Parent and the Surviving Corporation under this Section 5(h) shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Company D&O Indemnified Party to whom this Section 5(h) applies without the consent of such affected Company D&O Indemnified Party (it being expressly agreed that the Company D&O Indemnified Parties to whom this Section 5(h) applies shall be third party beneficiaries of this Section 5(h), each of whom may enforce the provisions of this Section 5(h)).

(iv) Continuing Obligation.  In the event Parent, the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5(h).  The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Company D&O Indemnified Party is entitled, whether pursuant to applicable law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5(h) is not prior to, or in substitution for, any such claims under any such policies.

(j) Employee Matters.

(i) Continuing Employees.  Parent shall give each employee of the Company or any of its Subsidiaries as of the Effective Time who continues employment with the Surviving Corporation or any of its affiliates following the Effective Time (each, a “Continuing Employee” and, collectively, the “Continuing Employees”) full credit for prior service with the Company or its applicable Subsidiary for purposes of (A) eligibility and vesting under any Parent Employee Plan, (B) determination of benefit levels under any Parent Employee Plan or policy relating to vacation or severance and (C) to the extent of Parent’s commercially reasonable efforts, determination of “retiree” status under any Parent Employee Plan, in each case for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation, but except where such credit would result in a duplication of benefits.  In addition, Parent shall use commercially reasonable efforts to waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Company and recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs.  For purposes of this Agreement, the term “Parent Employee Plan” shall mean any Employee Benefit Plan provided by Parent or its wholly owned operating subsidiary covering United States employees for which length of service is relevant (excluding any defined benefit plan, equity plan or phantom equity plan).

(ii) Post Effective Time.  During the one (1)-year period following the Effective Time, Parent shall, or Parent shall cause the Surviving Corporation and its Subsidiaries to, provide to all Continuing Employees (provided they remain employees), to the extent they remain employed during such one (1)-year period, benefits that are in the aggregate substantially comparable to either (A) the benefits provided by the Company and its Subsidiaries to the Continuing Employees as in effect as of the date of this Agreement or (B) the benefits provided to similarly situated Parent employees. Parent shall have discretion to select the specific benefits to be provided to Continuing Employees pursuant to this Section 5(j)(i).

(iii) No Amendment.  Nothing in this Section 5(j) shall (A) be treated as an amendment of, or undertaking to amend, any benefit plan, (B) prohibit Parent or any of its Subsidiaries, including the Surviving Corporation, from amending any employee benefit plan, (C) obligate Parent, the Company, the Surviving Corporation or any of their respective affiliates to retain the employment or services of any particular employee or any other individual or (D) confer any rights or benefits on any person other than the parties to this Agreement.

(k) FIRPTA Certificate.  On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent’s obligations under Treasury Regulations Section 1.1445-2(C)(3).

(l) Section 280G Approval.  Prior to the Closing Date, the Company shall submit to its respective stockholders for approval, meeting the requirements of Code Section 280G(b)(5)(B) and the applicable rulings and final regulations thereunder, any payments and/or benefits that may separately or in the aggregate, constitute “parachute payments,” within the meaning of Code Section 280G(b)(2) and the applicable rulings and final regulations thereunder (“Section 280G Payments”), such that the deduction of such payments and benefits will not be limited by the application of Code Section 280G and the applicable rulings and final regulations thereunder.  Prior to the Closing Date, the Company shall deliver to Parent certification that the Company stockholder vote was solicited in conformity in all material respects with Code Section 280G(b)(5)(B) and the applicable rulings and final regulations thereunder.

(m) Preparation and Filing of Tax Returns.  Parent (and its Subsidiaries and Affiliates) shall not amend any Tax Returns of the Company or its Subsidiaries which were filed as of the Closing, or file any Tax Returns for taxable periods (or portions thereof) ending on or before the Closing Date, in each case without the prior written consent of the Stockholder Representative, which shall not be unreasonably withheld.

(n) Bonuses.  The Company and its Subsidiaries shall cause to be paid on or prior to the Closing any and all incentive or other bonuses and similar special payments due and payable to the directors, officers or other employees of the Company and its Subsidiaries with respect to each period preceding the Closing (through and including the Closing) and in connection with the consummation of the Transactions, including, without limitation, (i) target year-end bonuses for the fiscal year ending on December 31, 2011 which are payable on or about February 10, 2012 in the Ordinary Course of Business, (ii) monthly sales and commission bonuses in the Ordinary Course of Business and (iii) payments to participants under the Management Carve Out Plan at the Closing (collectively, the “Bonus Payments”).  For the avoidance of doubt, Bonus Payments shall not include the Pre-Closing 2012 Bonus Accrual Amount.  The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, make payments to participants under the Management Minimum Bonus Plan in accordance with the terms and conditions set forth in the Management Minimum Bonus Plan as in effect on the date hereof and attached hereto as Exhibit D.  In the event any portion of the payments payable under the Management Minimum Bonus Plan is not paid to any employee of the Company and its Subsidiaries within six (6) months following the Closing Date or any participant is required to refund some or all of such payment received pursuant to such plan, Parent and the Surviving Corporation shall pay such unpaid amount or actual refunded amount to the Stockholder Representative to be held in the Reserve Fund for further distribution as if such amount was added to the Merger Consideration paid to the Company Securityholders and participants in the Management Carve Out Plan at Closing.  The participants in the Management Minimum Bonus Plan shall be third party beneficiaries for purposes of this Section 5(n).

(o) Financial Statements.  From the date hereof until the Closing Date or the earlier termination of this Agreement in accordance with Section 7, the Company shall provide the Parent, within twenty (20) days following the end of each month, consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow for the month then ended, prepared in accordance with GAAP throughout the periods covered thereby, subject to normal year-end adjustments and lack footnotes and other presentation items.  In addition, upon the reasonable request of Parent and Merger Sub, the Company shall, and shall use commercially reasonable efforts to cause its Subsidiaries and Affiliates to, reasonably cooperate with the Parent and Merger Sub in connection with the Financing (for purposes of this Section 5(o), the “Financing” shall include any financing to be issued or incurred in lieu of the Debt Financing described in the Debt Commitment Letter and any registration by the Parent and/or its Subsidiaries under the Securities Act effected pursuant to the Registration Rights Agreement), including, without limitation, in each case, at the reasonable request of Parent and Merger Sub, (i) preparation of all required financial statements relating to the Company and its Subsidiaries and provisions of data relating to the Company and its Subsidiaries to allow the Parent to prepare any required pro forma financial information in connection with the Financing; (ii) reasonably cooperating with the marketing efforts related to the Financing, including using commercially reasonable efforts to cause its Representatives to be available, during normal working hours and upon reasonable advance notice, to meet with the lender parties to the Debt Commitment Letter and other prospective lenders in a reasonable number of meetings, presentations, road shows, drafting sessions and due diligence sessions; (iii) the provision of pertinent information relating to the Company and its Subsidiaries relevant to the Financing reasonably requested by Parent and Merger Sub; (iv) reasonably assisting in the preparation of customary offering documents, bank information memoranda, prospectuses and similar marketing documents, which contain all financial statements and other data relating to the Company and its Subsidiaries required to be included therein (which, in the case of financial information relating to the Company and its Subsidiaries, if required by applicable rules or regulations of the SEC, shall have been reviewed by the independent accountants for the Company as provided in the procedures specified by the Public Company Accounting Oversight Board in AU 722) and all appropriate pro forma financial information of the Company and its Subsidiaries (which pro forma financial statements shall be prepared by Parent or its Representatives) in accordance with, or reconciled to, GAAP and prepared in accordance with Regulation S-X under the Securities Act; (v) using commercially reasonable efforts to cause its independent accountants, consistent with their customary practice, to provide reasonable assistance and cooperation to Parent, including accounting due diligence sessions, and providing consent to Parent to use their audit reports relating to the Company and reasonable assistance in facilitating the provision of customary “comfort” (including “negative assurance” comfort) by such independent accountants, in each case on customary terms and consistent with their customary practice in connection with financings similar to the Debt Financing; and (vi) delivering to Parent for further distribution to the lenders under the Debt Commitment Letter all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. PATRIOT ACT (Title III of Pub. L. 107 56 (signed into law October 26, 2001)).  Parent and Merger Sub shall promptly reimburse the Company for all documented out of pocket fees and expenses incurred by the Company, its Affiliates or its Representatives in connection with such cooperation.

(p) Registration Statement.  As promptly as practicable following the date of this Agreement, the Parent shall prepare to file with the SEC a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to Rule 415 under the Securities Act, covering the resale of the Merger Shares (the “Registrable Securities”) on a delayed or continuous basis.  As promptly as practicable following the Closing (but in no event more than (i) ten (10) Business Days following the Closing or (ii) if the Closing does not occur prior to March 15, 2012, then the later of (x) April 15, 2012 or (y) ten (10) Business Days following the Closing), the Parent shall file the Registration Statement with the SEC pursuant to the Registration Rights Agreement.  The Parent shall use its best efforts to have the Registration Statement declared effective under the Securities Act as soon as practicable following the filing thereof.  The Parent shall provide a copy of the Registration Statement or any prospectus included therein to the Eligible Holders that are parties to the Registration Rights Agreement and their designated counsel before filing with the SEC, which documents will be subject to the review and reasonable comment by such Eligible Holders for a period of at least five (5) Business Days, and the Parent will not file any such Registration Statement or prospectus to which such Eligible Holders reasonably object in writing within five (5) Business Days after the receipt thereof.  The comment or objection of such Eligible Holders shall be deemed reasonable if such Registration Statement or prospectus, as proposed to be filed, contains a material misstatement or omission.  The Parent shall, and the Company shall use its commercially reasonable efforts to, ensure that the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that, pursuant to the Registration Rights Agreement, the Eligible Holders shall be solely responsible for the accuracy or completeness of information relating to such Eligible Holders and furnished by such Eligible Holders in writing for inclusion in the Registration Statement and the Parent and the Merger Sub shall not be responsible for the accuracy or completeness of any information relating to such Eligible Holders and furnished by such Eligible Holders in writing for inclusion in the Registration Statement).  The Parent agrees and, pursuant to the Registration Rights Agreement, the Eligible Holders shall agree, promptly to correct any information provided by it for use in the Registration Statement if and to the extent that such information shall have become false or misleading in any material respect, and each the Parent further agrees, and pursuant to the Registration Rights Agreement, the Eligible Holders shall agree, to take all steps necessary to amend or supplement the Registration Statement and to cause the Registration Statement as so amended or supplemented to be filed with the SEC, in each case as and to the extent required by applicable Legal Requirements.

(q) Accredited Investors. The Company shall use commercially reasonable efforts to cause each Company Securityholder entitled to receive any Merger Share pursuant to the Charter Documents to complete the Accredited Investor Questionnaire substantially in the form attached as Exhibit H hereto. The Company shall comply with all applicable Legal Requirements in connection with the foregoing.

ARTICLE VI-
CONDITIONS TO OBLIGATION TO CLOSE

Section 6 Conditions to Obligation to Close.

(a) Conditions to Parent’s and Merger Sub’s Obligation.  The obligation of each of Parent and Merger Sub to consummate the Transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

(ii) the Company and its Subsidiaries shall have procured all of the third-party consents specified in Section 5(b) above;

(iii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects as of the Closing Date, except with respect to any representations and warranties that are made as of a particular date, such representations and warranties shall be true and correct in all material respects as of such date;

(iv) the Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

(v) the Company shall have delivered to Parent and Merger Sub a certificate of a duly authorized officer of the Company to the effect that each of the conditions specified above in Sections 6(a)(iii) and 6(a)(iv) has been satisfied;

(vi) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the Transactions;

(vii) the Company shall have delivered to Parent a certificate executed by the Secretary of the Company dated as of the Closing Date, certifying that the attached thereto are true and complete copies of (i) the Company’s Charter Documents, (ii) the resolutions of the Company’s board of directors authorizing the execution, delivery and performance of this Agreement and the consummation of the Transactions, (iii) the resolutions of the Company Stockholders (containing Requisite Stockholder Approval) authorizing the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (iv) a certificate of good standing (or similar certificate) for the Company issued by the Secretary of State of the State of Delaware and from the appropriate state authorities in each jurisdiction in which the Company is qualified to do business, each dated within a reasonably recent period of time prior to the Closing Date;

(viii) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above;

(ix) Parent and Merger Sub shall have received the resignations, effective as of the Closing, of each director and officer of the Company and its Subsidiaries other than those whom Parent shall have specified in writing at least five (5) Business Days prior to the Closing;

(x) the Company shall have delivered to Parent a properly executed certificate prepared in accordance with Treasury Regulations Section 1.1445-2(c)(3) in a form reasonably accepted to Parent certifying that interests in the Company are not U.S. real property interests;

(xi) five (5) Business Days shall have elapsed after the FCC releases public notice of the FCC Grant and no objections shall have been filed by any third party during the public comment period; provided, however, in the event that any such objection is filed during such public comment period, forty-five (45) days shall have elapsed since the FCC releases public notice of the FCC Grant and no petitions for reconsideration or applications for review have been filed following the public notice of the FCC Grant;

(xii) the Company shall have delivered copies of the Escrow Agreement and any other Transaction Documents to which the Company is a party that are to be entered into at Closing, duly executed by the Company and the Stockholder Representative, as applicable;

(xiii) since the date hereof, there shall not have occurred any Material Adverse Effect;

(xiv) the Company shall have terminated the CEO Employment Agreement; and

(xv) the Company shall cause the Management Plans and the Management Bonus Plan dated May 2001 (as amended) to be terminated as of the Closing, except to the extent certain payments pursuant to the Management Plans are to be paid following the Closing.

Parent and Merger Sub may waive any condition specified in this Section 6(a) if they execute a writing so stating at or prior to the Closing.

(b) Conditions to the Company’s Obligation.

  The obligation of the Company to consummate the Transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects as of the Closing Date, except with respect to any representations and warranties that are made as of a particular date, such representations and warranties shall be true and correct in all material respects as of such date;

(ii) each of Parent and Merger Sub shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

(iii) each of Parent and Merger Sub shall have delivered to the Company a certificate to the effect that each of the conditions specified above in Section 6(b)(i) and Section 6(b)(ii) have been satisfied;

(iv) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the Transactions;

(v) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above;

(vi) five (5) Business Days shall have elapsed after the FCC releases public notice of the FCC Grant and no objections shall have been filed by any third party during the public comment period;

(vii) the Parent and Merger Sub shall have delivered copies of the Escrow Agreement, the Registration Rights Agreement and any other Transaction Documents to which the Parent and Merger Sub are parties that are to be entered into at Closing, duly executed by the Parent and Merger Sub, as applicable;

(viii) the Closing Per Share Price shall not be equal to or less than 50% of the Execution Per Share Price; and

(ix) the Parent shall have sufficient funds to pay the Merger Consideration payable at the Closing in accordance with this Agreement.

The Company may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

ARTICLE VII
TERMINATION

Section 7 Termination.

(a) Termination of Agreement.  Any of the Parties may terminate this Agreement (whether before or after stockholder approval) as provided below:

(i) The Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

(ii) The Parent and Merger Sub may terminate this Agreement by giving written notice to the Company at any time prior to the Effective Time (A) in the event the Company has breached, in any material respect, any representation, warranty, or covenant contained in this Agreement, which breach gives rise to the failure of a condition set forth in Section 6(a)(iii) or Section 6(a)(iv) and has not been cured prior to the earlier of (1) the date that is nine (9) months after the date of this Agreement or (2) thirty (30) Business Days following the date on which the FCC Grant has been obtained (such earlier date, the “Termination Date”) or (B) if the Closing shall not have occurred on or before the Termination Date, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results from Parent or Merger Sub breaching any representation, warranty, or covenant contained in this Agreement);

(iii) The Company may terminate this Agreement by giving written notice to Parent and Merger Sub at any time prior to the Effective Time (A) in the event Parent or Merger Sub has breached, in any material respect, any representation, warranty, or covenant contained in this Agreement, which breach gives rise to the failure of a condition set forth in Section 6(b)(i) or Section 6(b)(ii) and has not been cured prior to the Termination Date or (B) if the Closing shall not have occurred on or before the Termination Date, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results from the Company breaching any representation, warranty, or covenant contained in this Agreement);

(iv) The Parent (on behalf of the Parent and Merger Sub) may terminate this Agreement by giving written notice to the Company at any time prior to the Closing in the event the Company has within the then-previous five (5) Business Days given the Parent any Company Disclosure Supplement or Company Post-Signing Supplement pursuant to Section 5(f) and such supplement states that the Company will not be able to satisfy the closing condition set forth in Section 6(a)(iii) or 6(a)(iv) (assuming that the information provided in the Company Disclosure Supplement or Company Post-Signing Supplement does not cure any breach of any representation or warranty or nonfulfillment of any covenant of the Company contained in this Agreement);

(v) The Company may terminate this Agreement by giving written notice to the Parent at any time prior to the Closing in the event the Parent has within the then-previous five (5) Business Days given the Company any Parent Disclosure Supplement or Parent Post-Signing Supplement pursuant to Section 5(f) and such supplement states that the Parent will not be able to satisfy the closing condition set forth in Section 6(b)(i) or 6(b)(ii) (assuming that the information provided in the Parent Disclosure Supplement or Parent Post-Signing Supplement does not cure any breach of any representation or warranty or nonfulfillment of any covenant of the Parent contained in this Agreement);

(vi) The Company, Parent or Merger Sub may terminate this Agreement by giving written notice to the other Parties if the FCC Grant required under Section 6(a)(xi) and Section 6(b)(vi) above has not been obtained on or before the date that is nine (9) months after the date of this Agreement;

(vii) Parent or Merger Sub may terminate this Agreement by giving notice to the other Parties in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval within ten (10) Business Days after the date of this Agreement; or

(viii) The Company may terminate this Agreement by giving notice to Parent in the event the weighted average closing stock price of Parent Common Stock (under the ticker symbol WRLS) on the NASDAQ stock exchange for the ten (10) trading days prior to any date that is after five (5) Business Days following the date that the FCC Grant is received is less than 50% of the Execution Per Share Price.

(b) Effect of Termination.  If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that this Section 7(b), Section 7(c) below if applicable, Section 9 and the confidentiality provisions contained in Section 5(e) shall survive any such termination.

(c) Termination Fee.  If the Parent terminates this Agreement pursuant to Section 7(a)(ii), 7(a)(iv) or 7(a)(vii) above, then, within five (5) Business Days after such termination, the Company shall pay to the Parent (or its designee), in cash, a termination fee in the amount of $3,000,000 (the “Company Termination Fee”).  If the Company terminates this Agreement pursuant to Section 7(a)(iii) or 7(a)(v) above, then, within five (5) Business Days after such termination, the Parent shall pay to the Company (or its designee), in cash, a termination fee in the amount of $3,000,000 (the “Parent Termination Fee”).  The parties acknowledge that the agreements contained in this Section 7(c) are an integral part of the Transactions and that, without these agreements, the parties would not have entered into this Agreement.  The parties further agree that the damages resulting from the termination of this Agreement in accordance with Sections 7(a)(ii), 7(a)(iii), 7(a)(iv), 7(a)(v) or 7(a)(vii) are uncertain and incapable of accurate calculation and that the amounts payable pursuant to this Section 7(c) are reasonable forecasts of actual damages that may be incurred by the respective parties and not a penalty and shall be the sole monetary remedy in the event that the Company Termination Fee or the Parent Termination Fee, as applicable, is paid in connection with a termination of this Agreement on the bases specified in this Section 7(c).

ARTICLE VIII
REMEDIES FOR BREACHES OF THIS AGREEMENT

Section 8 Remedies for Breaches of This Agreement.

(a) Survival of Representations and Warranties.  All of the representations and warranties of the Parties contained in Section 3 and Section 4 above shall survive the Closing hereunder and continue in full force and effect for a period of thirteen (13) months thereafter (the “Escrow Indemnity Period”).  No claim for indemnification may be asserted after the expiration of the Escrow Indemnity Period.  Notwithstanding the foregoing, claims for indemnification asserted prior to the expiration of the Escrow Indemnity Period may continue beyond the expiration of the Escrow Indemnity Period until such claim is finally resolved.  It is the express intent of the Parties that, if the applicable survival period for an item as contemplated by this Section 8(a) is shorter than the statute of limitations that would otherwise have been applicable to such item, then, by contract, the applicable statute of limitations with respect to such item shall be reduced to the shortened survival period contemplated hereby.  The Parties further acknowledge that the time periods set forth in this Section 8(a) for the assertion of claims under this Agreement are the result of arms’ length negotiation among the Parties and that they intend for the time periods to be enforced as agreed by the Parties.

(b) Indemnification Provisions.

(i) For Parent.  In the event (A) the Company breaches any of its representations, warranties contained in Section 3, or any of its pre-Closing covenants contained in this Agreement, (B) there are any claims against the Company from any Company Securityholders relating to the Transactions (including through the exercise of appraisal rights), (C) of the occurrence of the matters disclosed on Section 8(b)(i)(C) of the Disclosure Schedule (“Non-Threshold Events”); (D) of the occurrence of the matters disclosed on Section 8(b)(i)(D) of the Disclosure Schedule (“Threshold Events”), and, provided that Parent makes a written claim for indemnification in accordance with Section 8(e) below within the Escrow Indemnity Period, then, subject to the limitations set forth in this Section 8, Parent, Subsidiaries and their respective employees, agents, directors and officers (the “Parent Indemnified Parties”) shall be indemnified and held harmless solely by the Escrow Fund, from and against any Losses they shall suffer caused by such breach or occurrences.

(ii) For the Company Securityholders.  In the event Parent, Merger Sub or the Surviving Corporation breaches any of their representations and warranties contained in Section 4, or any of any of their covenants contained in this Agreement, and, provided that the Stockholder Representative makes a written claim for indemnification in accordance with Section 8(e) below within the Escrow Indemnity Period, then, the Company Securityholders, Subsidiaries and their respective employees, agents, directors, officers (the “Company Securityholder Indemnified Parties”) shall be indemnified and held harmless by Parent and its Subsidiaries from and against any Losses they shall suffer caused by such breach.

(c) Limitation on Liability; Disposition of Escrow Funds.

(i) The Parent Indemnified Parties’ rights to indemnification under Section 8(b)(i) shall be subject to the following limitations: (A) in no event shall the aggregate amount to be paid to the Parent Indemnified Parties under Section 8(b)(i) exceed the amount then held from time to time in the Escrow Fund; provided, however, that any Losses for Threshold Events that are recoverable pursuant to Section 8(b)(i)(D) shall not exceed a portion of the Escrow Fund equal to $750,000, (B) in no event shall the aggregate amount to be paid to the Company Securityholder Indemnified Parties in respect of any breaches of representations and warranties under Section 8(b)(ii) exceed $4,200,000 (for avoidance of doubt, the limitation set forth in this clause (B) shall not apply to any breaches of covenants under Section 8(b)(ii)) and (C) the Parent Indemnified Parties shall not be entitled to recover any indemnifiable Loss or Losses otherwise recoverable pursuant to Section 8(b)(i)(A), 8(b)(i)(B) or 8(b)(i)(D) until Parent Indemnified Parties have suffered indemnifiable Losses by reason of all such breaches in excess of $420,000 (after which point the Parent Indemnified Parties will be entitled to indemnification from and against such Losses from the first dollar) (the “Threshold”); provided, however, that the Threshold shall not apply to any Losses for Non-Threshold Events that are recoverable pursuant to Section 8(b)(i)(C) and such Losses shall not be included in the calculation of the Threshold.

(ii) Any indemnifiable Loss for which any Parent Indemnified Party is entitled to indemnification under Section 8(b)(i) shall be determined without duplication of recovery by reason of the state of facts giving rise to such Loss constituting breach of more than one representation, warranty or covenant.  No Parent Indemnified Party shall be entitled to indemnification under this Agreement for any indemnifable Loss arising from a breach of any representation, warranty or covenant set forth herein in the event such Loss was already reflected or otherwise reserved for in the Most Recent Balance Sheet or the Closing Balance Sheet.

(d) Stockholder Representative.

(i) The Company hereby appoints, and by adopting and approving this Agreement and the Merger, the Company Securityholders shall be deemed to appoint the Stockholder Representative with full and unqualified power to delegate to one or more Persons the authority granted to it hereunder, to act as each of their agent and attorney-in-fact, with full power of substitution, to take all actions called for by Section 2(i) above, this Section 8 and the Escrow Agreement on their individual and collective behalf, in accordance with the terms of Section 2(i) above, this Section 8 and the Escrow Agreement.

(ii) The Stockholder Representative shall have no liability whatsoever to any existing or former stockholder of the Company or to any other Person arising out of the matters contemplated by this Agreement or the Escrow Agreement, except only to the extent of any Losses caused exclusively by the Stockholder Representative’s willful misconduct or bad faith.  In any event, any such liability shall be limited to direct damages resulting from such conduct and in no event shall the Stockholder Representative be liable for special, incidental or consequential damages incurred or suffered by any Person.  The Stockholder Representative shall incur no liability to any existing or former stockholder of the Company with respect to any action taken or suffered by him in reliance upon any note, direction, instruction, consent, statement or other documents believed by him to be genuine and duly authorized.  The Stockholder Representative may, in all questions arising under this Agreement or the Escrow Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Stockholder Representative based on such advice, the Stockholder Representative shall not be liable to any existing or former stockholder of the Company.

(iii) In the event of the death or permanent disability of the Stockholder Representative, or his resignation as Stockholder Representative, a successor Stockholder Representative shall be elected by a majority vote of the holders of outstanding Company Shares immediately prior to the Effective Time, with each such stockholder (or his or her successors or assigns) to be given a vote equal to the number of votes represented by the Company Shares held by such stockholder immediately prior to the Effective Time.

(iv) The Company Securityholders, jointly and severally, shall indemnify the Stockholder Representative from and against any loss, liability or expense incurred by the Stockholder Representative in the performance of his duties under the terms of Section 2(i) above, this Section 8 and the Escrow Agreement, except to the extent that any loss, liability or expense is finally adjudicated to be caused exclusively by the Stockholder Representative’s willful misconduct or bad faith.  If not paid directly to the Stockholder Representative by the Company Securityholders, any such losses, liabilities or expenses may be recovered by the Stockholder Representative from (i) the Reserve Fund and (ii) the amounts in the Escrow Fund otherwise distributable to the Company Securityholders pursuant to the terms hereof and the Escrow Agreement at the time of distribution in accordance with written instructions delivered by the Stockholder Representative to the Escrow Agent; provided that while this section allows the Stockholder Representative to be paid from the Reserve Fund and the Escrow Fund, this does not relieve the Company Securityholders from their obligation to promptly pay such indemnified losses, liabilities and expenses as they are suffered or incurred, nor does it prevent the Stockholder Representative from seeking any remedies available to it at law or otherwise.

(v) In order to provide a fund to pay for any legal, accounting or other out-of-pocket expenses incurred by the Stockholder Representative after the Effective Time in connection with any matter related to the Transactions plus any additional costs and expenses of the Company incurred prior to the Effective Time in connection with this Agreement and the Transactions as provided in Section 9(l), cash portion of the Merger Consideration equal to $250,000 shall be deposited in a separate escrow account (the “Reserve Fund”) to be administered by the Escrow Agent (or another escrow agent designated by the Stockholder Representative) and used by the Stockholder Representative in accordance with this Section 8(d).  Upon the conclusion of the Stockholder Representative’s services under the Agreement, any remaining balance of the Reserve Fund shall be disbursed to the Exchange Agent.  The Company Securityholders shall not receive interest or other earnings on the Reserve Fund and the Company Securityholders irrevocably transfer and assign to the Stockholder Representative any ownership right that they may have in any interest that may accrue on funds held in the Reserve Fund.  The Company Securityholders acknowledge that the Stockholder Representative is not providing any investment supervision, recommendations or advice.  The Stockholder Representative shall have no responsibility or liability for any loss of principal of the Reserve Fund other than as a result of its bad faith or willful misconduct. The parties agree that the Stockholder Representative is not acting as a withholding agent or in any similar capacity in connection with the Reserve Fund.

(vi) Following the delivery of the Closing Statement or a Claim Notice, the Stockholder Representative and its representatives and agents shall be given all such access (including electronic access, to the extent available) as they may reasonably require to the books and records of the Surviving Corporation and access to such personnel or representatives of the Surviving Corporation and Parent, including but not limited to the individuals responsible for preparing the Closing Statement or the matters that are subject of the Claim Notice, as they may reasonably require for the purposes of investigating or resolving any disputes or responding to any matters or inquiries raised in the Closing Statement or the Claim Notice.

(e) Notice of Claim.  If (i) any of the Parent Indemnified Parties believes that it has suffered or incurred any indemnifiable Loss, it shall notify the Escrow Agent and the Stockholder Representative promptly in writing, and in any event within the Escrow Indemnity Period, describing such indemnifiable Loss, all with reasonable particularity and containing a reference to the provision of this Agreement in respect of which such indemnifiable Loss shall have occurred or (ii) any of the Company Securityholder Indemnified Parties believes that it has suffered or incurred any indemnifiable Loss, it shall notify Parent promptly in writing, and in any event within the Escrow Indemnity Period, describing such indemnifiable Loss, all with reasonable particularity and containing a reference to the provision of this Agreement in respect of which such indemnifiable Loss shall have occurred (any notice delivered pursuant to foregoing clause (i) or (ii), a “Claim Notice”).  In any event, a failure or delay in notifying the applicable parties pursuant to this Section 8(e) shall not affect the indemnified party’s right to indemnity, except only to the extent such failure or delay materially and adversely prejudices the ability to defend against any legal action.  The indemnifying party shall have sixty (60) days after its receipt of such notice to respond in writing to a Claim Notice. The indemnified party shall allow the indemnifying party and its Representatives to investigate the matter or circumstance alleged to give rise to the Claim Notice, and whether and to what extent any amount is payable in respect of the Claim Notice and the indemnified party shall assist the indemnifying party’s investigation by giving such information and assistance as the indemnifying party or its Representatives may reasonably request.  If the indemnifying party does not so respond within such sixty (60) day period, the indemnifying party shall be deemed to have rejected such claim, in which case the indemnified party shall be free to pursue such remedies as may be available to the indemnified party on the terms and subject to the provisions of this Agreement.  For the avoidance of doubt, in each case where the “indemnified party” or the “indemnifying party” is, collectively, the Company Securityholder Indemnified Parties, then in each such case all references to such indemnified party or indemnifying party, as the case may be, in this Section 8(e) shall be deemed (except for provisions relating to an obligation to make or a right to receive any payments) to refer to the Stockholder Representative acting on behalf of such indemnified party or indemnifying party, as applicable).

(f) Defense of Third Party Claims.  If indemnification is sought for a claim by or in respect of any third Person (a “Third Party Claim”) against a Parent Indemnified Party or a Company Securityholder Indemnified Party (as applicable, the “Indemnified Party”), the Indemnified Party shall also give the Stockholder Representative or Parent, as applicable, written notice of such claim as to which such Indemnified Party may request indemnification hereunder or as to which the Threshold may be applied as soon as is practicable and in any event within ten (10) days of the time that such Indemnified Party learns of such claim; provided, however, that the failure to do so shall not relieve the party with the indemnification obligation hereunder (the “Indemnifying Party”) from any liability except to the extent that it is materially prejudiced by the failure or delay in giving such notice.  Such notice shall state all of the information then available regarding the amount and nature of such claim and shall specify the representation, warranty or covenant in this Agreement under which the liability or obligation is asserted.  In the case of any Third Party Claim, the Stockholder Representative or Parent, as applicable, shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim at its own expense (subject to the limitations set forth in this Section 8).  If the Stockholder Representative or Parent, as applicable, elects to assume the defense of any such claim, the Stockholder Representative or Parent, as applicable, shall consult with the Indemnified Party for the purpose of allowing the Indemnified Party to participate in such defense.  If the Stockholder Representative or Parent, as applicable, elects not to defend or if, after commencing or undertaking any such defense, the Stockholder Representative or Parent, as applicable, fails to diligently prosecute or withdraws from such defense, the Indemnified Party shall have the right to undertake the defense.  If the Stockholder Representative or Parent, as applicable, does not so assume control of such defense, the Indemnified Party shall control such defense (the “Controlling Party”).  The party not controlling such defense (the “Non-controlling Party”) may participate therein at its own expense, which expense shall not be recoverable as part of any indemnification claim.  The Non-controlling Party shall provide, and shall cause the Surviving Corporation and its Subsidiaries to provide, as applicable, the Controlling Party and its counsel with access to its records and personnel relating to any such claim during normal business hours and shall otherwise cooperate with the Controlling Party in the defense or settlement thereof.  If the Controlling Party elects to direct the defense of any such claim, the Non-controlling Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless Controlling Party consents in writing to such payment.  If the Controlling Party assumes the defense of any such claim and proposes to settle such claim prior to a final judgment thereon or to forego any appeal with respect thereto, then the Controlling Party shall give the Non-controlling Party prompt written notice thereof, and the Non-controlling Party shall have the right to participate in and approve (such approval not to be unreasonably withheld) the settlement or assume or reassume the defense of such claim or proceeding.  For the avoidance of doubt, in each case where the Indemnified Party or the Indemnifying Party is, collectively, the Company Securityholder Indemnified Parties, then in each such case all references to such Indemnified Party or Indemnifying Party, as the case may be, in this Section 8(f) shall be deemed (except for provisions relating to an obligation to make or a right to receive any payments) to refer to the Stockholder Representative acting on behalf of such Indemnified Party or Indemnifying Party, as applicable).

(g) Determination of Losses.  All indemnification payments under this Section 8 shall be paid by the Indemnifying Party net of any Tax benefits and insurance coverage that may be available to the Indemnified Party.  All indemnification payments under this Section 8 shall be deemed adjustments to the Merger Consideration.

(h) Exclusive Remedy.

(i) For Parent.  Parent, on its behalf and on behalf of the Parent Indemnified Parties, acknowledges and agrees that, after the Closing, the foregoing indemnification provisions in this Section 8 shall be the exclusive remedy of the Parent Indemnified Parties with respect to the Transactions.

(ii) For the Company Securityholders.  Stockholder Representative, on its behalf and on behalf of the Company Securityholder Indemnified Parties, acknowledges and agrees that, after the Closing, the foregoing indemnification provisions in this Section 8 shall be the exclusive remedy of the Company Securityholder Indemnified Parties with respect to the Transactions.

(i) Other Limits on Damages.  Notwithstanding anything contained herein to the contrary and in furtherance of and without limiting the foregoing, none of the Company or Parent will be entitled to any recovery under this Agreement for its own exemplary, punitive, consequential, indirect or other similar damages; provided, however, that nothing herein shall prevent an Indemnified Party from being indemnified pursuant to this Section 8 for all components of awards against them in Third Party Claims for which indemnification is provided pursuant to this Section 8 (but subject to the other limitations contained in this Section 8).  Notwithstanding any other provision in this Agreement to the contrary, any payments to Parent from the Escrow Fund pursuant to this Section 8 shall be made in the same combination of shares of Parent Common Stock and cash as initially deposited into the Escrow Fund (to the extent such shares are not replaced with cash in accordance with the Escrow Agreement during the Escrow Indemnity Period and, to the extent such shares are replaced with cash, as determined by the Stockholder Representative in its sole and absolute discretion) and with shares of Parent Common Stock valued at the Parent Per Share Value (to the extent any shares of Parent Common Stock remain in the Escrow Fund).

ARTICLE IX
MISCELLANEOUS

Section 9 Miscellaneous.

(a) Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities, if any (in which case the disclosing Party will use its commercially reasonable efforts to advise the other Party prior to making the disclosure).

(b) No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, subject to the occurrence of the Closing, that (i) the provisions in Section 2 above concerning payment of the Merger Consideration are intended for the benefit of the Company Stockholders, (ii) the provisions in Section 5(h) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives and (iii) the provisions of Section 5(n) above concerning the Management Minimum Bonus Plan are intended for the benefit of the participants of the Management Minimum Bonus Plan.

(c) Entire Agreement.  This Agreement (including the documents expressly referred to herein) and that certain Proprietary Information Exchange Agreement between Parent and the Company dated as of August 10, 2011 constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(d) Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

(e) Counterparts.  This Agreement may be executed in one or more counterparts, (including by means of facsimile or by email with facsimile or scanned attachment), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f) Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one (1) Business Day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Parent or Merger Sub:

Telular Corporation
311 South Wacker Drive, Suite 4300
Chicago, Illinois 60606
Attn: Jonathan Charak
Facsimile: (312) 379-8364
E-mail: jcharak@Telular.com

With a copy (which shall not constitute notice) to:

Kelley Drye & Warren LLP
333 W. Wacker, Suite 2600
Chicago, Illinois 60606
Attn: Thomas Ferguson and Timothy Lavender
Facsimile: (312) 857-7095
E-mail: tferguson@kelleydrye.com and tlavender@kelleydrye.com

If to the Company:

SkyBitz, Inc.
22455 Davis Dr., Suite 100
Sterling, VA 20164
Attention: Dr. Homaira Akbari
Facsimile: (703) 478-3301
E-mail: hakbari@skybitz.com

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP
901 New York Avenue, N.W.
Washington, DC 20001
Attention: Joshua Klatzkin and Seung Baik
Facsimile: (202) 346-4444
E-mail: jklatzkin@goodwinprocter.com and sbaik@goodwinprocter.com

If to the Stockholder Representative:

Shareholder Representative Services LLC
601 Montgomery Street, Suite 2020
San Francisco, CA 94111
Attention: Managing Director
Facsimile: (415) 962-4147
Telephone: (415) 367-9400
E-mail: deals@shareholderrep.com

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP
901 New York Avenue, N.W.
Washington, DC 20001
Attention: Joshua Klatzkin and Seung Baik
Facsimile: (202) 346-4444
E-mail: jklatzkin@goodwinprocter.com and sbaik@goodwinprocter.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(h) Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(i) Consent to Jurisdiction.  In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the Transactions, each of the parties hereto: (i) irrevocably and unconditionally consents and submits, for itself and its property, to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, in the case of any claim as to which the federal courts have exclusive subject matter jurisdiction, the Federal court of the United States of America, sitting in Delaware); (ii) agrees that all claims in respect of such action or proceeding must be commenced, and may be heard and determined, exclusively in the Court of Chancery of the State of Delaware (or, if applicable, such Federal court); (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the Court of Chancery of the State of Delaware (and, if applicable, such Federal court); and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Court of Chancery of the State of Delaware (or, if applicable, such Federal court).  Each of the Parties agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each Party irrevocably consents to service of process in the manner provided for notices in Section 9(g).

(j) Amendments and Waivers.  The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval will be subject to the restrictions contained in the DGCL.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties.  No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

(k) Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Expenses.  Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Transactions contemplated hereby.  In the case of the Company, the fee provided for in its Engagement Agreement with Oppenheimer and the then outstanding fees payable to the Company’s legal counsel shall be paid by wire transfers, which will be delivered immediately following the Effective Time of the Merger, the amounts of such payments shall be deducted from the Merger Consideration for purposes of determining the Adjusted Merger Consideration pursuant to Section 2(h) hereof.  Any additional costs and expenses of the Company incurred in connection with this Agreement and the Transactions contemplated hereby prior to the Effective Time shall be paid by the Stockholder Representative from the Reserve Fund.

(m) Non-Recourse.  No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any Party or any of their respective Affiliates shall have any liability for any obligations or liabilities of the parties hereto under this Agreement of or for any claim based on, arising out of or relating to, the negotiation, execution or performance of this Agreement or the Transactions contemplated hereby.

(n) Specific Performance.  The Parties agree that irreparable damage would occur if any provision of this Agreement requiring performance by a party were not performed in accordance with the terms hereof or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for such damages.  It is accordingly agreed that, subject to Section 8(h), the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof.  Each of the Parties agrees not to raise any objections to the availability of the remedy of specific performance to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof.  Notwithstanding the foregoing, in the event the Company Termination Fee or the Parent Termination Fee, as applicable, is paid in accordance with Section 7(c) and accepted by the applicable Party, such Party shall not be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof.

(o) Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(O).

(p) Interpretation; Rules of Construction.  When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  When a reference is made in this Agreement to Articles, such reference shall be to an Article of this Agreement unless otherwise indicated.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  References to $ or dollars shall mean to U.S. dollars.  References to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.  References to a Person are also to its permitted successors and assigns.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Parent and the Company agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

(q) Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(q)           Conflict and Privilege.  It is acknowledged by each of the parties hereto that the Stockholder Representative may retain Goodwin Procter LLP to act as its counsel in connection with the performance of its duties hereunder.  Parent and Merger Sub hereby agree that in the event that a dispute arises after the Closing between Parent and its Subsidiaries, on the one hand, and the Stockholder Representative and the Company Securityholders, on the other hand, Goodwin Procter LLP may represent the Stockholder Representative and/or the Company Securityholders in such dispute even though the interests of the Stockholder Representative and/or the Company Securityholders may be directly adverse to Parent and its Subsidiaries, and even though Goodwin Procter LLP may have represented the Company or its Subsidiaries in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Corporation or its Subsidiaries.  Parent and Merger Sub further agree that, as to all communications among Goodwin Procter LLP, the Company, its Subsidiaries, the Stockholder Representative and/or any Company Securityholder that relate in any way to the Transactions, the attorney-client privilege and the expectation of client confidence belongs to the Stockholder Representative and the Company Securityholders and may be controlled by the Stockholder Representative and the Company Securityholders and shall not pass to or be claimed by Parent, Merger Sub, the Surviving Corporation or any of its Subsidiaries.  Notwithstanding the foregoing, in the event that a dispute arises between Parent, the Surviving Corporation and its Subsidiaries, on the one hand, and a third party other than the Stockholder Representative or a Company Securityholder, on the other hand, Parent, the Surviving Corporation and its Subsidiaries may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither Parent, the Surviving Corporation or its Subsidiaries may waive such privilege without the prior written consent of the Stockholder Representative.

* * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

TELULAR CORPORATION

By:
Name:
Title:

BLUEBIRD ACQUISITION CORP.

By:
Name:
Title:

SKYBITZ, INC

By:
Name: Homaira Akbari
Title: President and Chief Executive Officer

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Stockholder Representative

By:
Name:
Title:

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Amendment to Agreement and Plan of Merger (this “Amendment”) is entered into as of January 31, 2012, by and among Telular Corporation, a Delaware corporation (“Parent”), Bluebird Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), SkyBitz, Inc., a Delaware corporation (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representatives of the Company’s security holders (the “Stockholder Representative”). Parent, Merger Sub, the Company and the Stockholder Representative are sometimes each referred to herein as a “Party” and collectively as the “Parties.”

 A.           Parties are parties to that certain Agreement and Plan of Merger dated December 3, 2011 (the “Original Agreement”).

 B.           The Parties  agree to amend the Original Agreement as herein set forth.

 NOW, THEREFORE, in consideration of the premises set forth herein, it is hereby agreed as follows:

1. Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same definitions assigned to such terms in the Original Agreement, as amended hereby.

2. Amendments.  The Original Agreement is hereby amended as follows:

(a) The following definition is added to Section 1 of the Original Agreement:

““Transfer Agent” means the Parent’s transfer agent, Registrar & Transfer Company.”

(b) Section 2(c) of the Original Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

“(c)           Actions at Closing.  At the Closing, (i) the Company will deliver to Parent and Merger Sub the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) Parent and Merger Sub will deliver to the Company the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) the Company and Merger Sub will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit A (the “Certificate of Merger”) and (iv) Parent will provide the Merger Consideration to the Surviving Corporation, and cause the Surviving Corporation to (A) deliver the Payment Fund to the Exchange Agent and Transfer Agent, as applicable, (B) deposit funds in an amount equal to the Escrow Fund with the Escrow Agent, to be held and disbursed in accordance with the provisions of this Agreement and the Escrow Agreement, (C) deposit funds in an amount equal to the Reserve Fund to an account directed by the Company and (D) deliver the Initial Management Payment Amount to the Company, all in the manner provided below in this Section 2 or as otherwise provided in this Agreement.”

(c) Section 2(e)(vi) of the Original Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

“(vi)           Conversion of Company Shares.  At and as of the Effective Time, (A) each Company Share (other than any Dissenting Shares, as set forth in Section 2(f), and any Parent-owned Shares) shall be converted into the right to receive an amount equal to the respective amounts set forth on the Allocation Certificate (I) in cash (without interest) as adjusted pursuant to Section 2(h) and Section 2(i), plus, if applicable, (II) the number of shares of Parent Common Stock, and (B) each Parent-owned Share shall be cancelled; provided, however, that such payments shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Company Shares outstanding. After the Effective Time, no Company Share shall be deemed to be outstanding or to have any rights other than those set forth in the Allocation Certificate and in Section 2(f) with respect to Dissenting Shares.”

(d) Section 2(j)(ii) of the Original Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

“(ii)           At the Closing, (A) Parent will deposit, or cause to be deposited with the Exchange Agent in cash an amount sufficient in the aggregate for the Exchange Agent to make full payment of the amounts in cash due to the holders of all of the outstanding Company Shares (other than any Dissenting Shares and Parent-owned Shares) and Company Warrants at Closing (B) Parent will deposit with the Transfer Agent stock certificates representing the number of shares of Parent Common Stock sufficient in the aggregate for the Transfer Agent to make full payment of the amounts in shares of Parent Common Stock due to the holders of the outstanding Company Shares (other than any Dissenting Shares and Parent-owned Shares) and Company Warrants at Closing (the cash and shares deposited with the Exchange Agent and Transfer Agent in accordance with clauses (A) and (B) above, the “Payment Fund”) and (C) Parent will cause the Exchange Agent to mail (1) a letter of transmittal (with instructions for its use) in the form reasonably acceptable to the Parties to each record holder of outstanding Company Shares for the holder to use in surrendering the certificates that represented his, her, or its Company Shares against payment of the amount due such holder and (2) a letter of transmittal (with instructions for its use) in the form reasonably acceptable to the Parties to each record holder of outstanding Company Warrants for the holder to use in surrendering the instruments that represented his, her or its Company Warrants against payment of the amount due such holder.  Upon surrender of original certificates by a holder representing his, her, or its Company Shares for cancellation to the Exchange Agent, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent (including any required Internal Revenue Service Form W-9 or Form W-8), the holders of such certificates shall be entitled to receive in exchange therefor a check or wire transfer in the amount of U.S. dollars representing the applicable portion of the Merger Consideration and shares of Parent Common Stock that such holders have the right to receive pursuant to Section 2(e)(vi) (subject to any applicable withholding Tax as specified in Section 2(n)), and the certificates so surrendered shall forthwith be cancelled.  No interest will accrue or be paid to the holder of any outstanding Company Shares or Company Warrants.”

(e) For the avoidance of doubt, the payments made pursuant to Section 2(g)(iv) and (v) in the Original Agreement will not be included in the Adjusted Current Liabilities, as such payments are being made with proceeds from the Merger Consideration.

(f) The first sentence of Section 3(d)(i) of the Original Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

“The authorized capital stock of the Company consists of:  (A) 50,000,000 shares of Common Stock and (B) 20,124,959 shares of Preferred Stock, of which 1,720 shares are designated Series A Preferred Stock, 2,835 shares are designated Series B-1 Preferred Stock, 47,629 shares are designated Series BB Preferred Stock, 14,751,671 shares are designated Series C Preferred Stock, 797,191 shares are designated Series C-1 Preferred Stock and 4,523,913 shares are designated Series D Preferred Stock.”

3. Closing.  The Parties agree that the Closing shall occur on February 1, 2012.

4. Governing Law.  This Amendment shall be governed by and interpreted in accordance with the laws of the State of Delaware.

5. Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

6. No Other Amendment.  Except to the extent amended or modified herein, all provisions of the Original Agreement remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to Agreement and Plan of Merger as of the date first above written.

TELULAR CORPORATION

By:
Name:
Title:

BLUEBIRD ACQUISITION CORP.

By:
Name:
Title:

SKYBITZ, INC

By:
Name: Homaira Akbari
Title: President and Chief Executive Officer

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Stockholder Representative

By:
Name:
Title: Managing Director

UPDATED DISCLOSURE SCHEDULE
TO AGREEMENT AND PLAN OF MERGER

Reference is made to the Agreement and Plan of Merger, dated as of December 3, 2011 (as amended, the “Agreement”), by and among Telular Corporation (“Parent”), Bluebird Acquisition Corp. (“Merger Sub”), the Stockholder Representative and SkyBitz, Inc. (the “Company”).  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

This updated Disclosure Schedule (the “Updated Disclosure Schedule”) to the Agreement is dated as of the Closing Date, and the information contained herein is being provided as an update to certain sections of the Disclosure Schedules previously delivered by the Company upon the execution of the Agreement (the “Prior Disclosure Schedules”), and the Sections included in this Updated Disclosure Schedules shall replace the corresponding Sections in the Disclosure Schedules.

The attached sections of the Updated Disclosure Schedule and exhibits thereto (each a “Disclosure Schedule,” and together the “Disclosure Schedules”) are furnished by the Company pursuant to the Agreement in connection with the Closing.  The Disclosure Schedules contain proprietary and confidential information of the Company that is being disclosed subject to the applicable obligations and the limitations set forth in the Agreement.  The headings contained in a Disclosure Schedule are for reference purposes only and shall not affect in any way the meaning or interpretation of the Disclosure Schedule.

The Company has made the representations and warranties set forth in the Agreement subject to the matters disclosed in the Disclosure Schedules.  The matters disclosed in the Disclosure Schedules may be broader than those required to be disclosed in order for the representations and warranties contained in the Agreement to be true and correct.  These additional matters are provided for information purposes only.  The inclusion of a matter in any Disclosure Schedule: (i) that corresponds to a representation, warranty or covenant in the Agreement qualified by reference to materiality or a material adverse effect does not constitute an admission as to the materiality of the matter so disclosed, nor shall it be deemed to establish a standard for materiality; and (ii) shall not constitute, or be deemed to constitute or be deemed to be, an admission of liability or obligation concerning such matter, nor an admission against the interests of the Company.

The disclosures in the Disclosure Schedule shall qualify the applicable representations and warranties in the corresponding Section or subsection of the Agreement. The Disclosure Schedules identify exceptions by specific Section or subsection references, provided, that disclosure made with respect to any Section or subsection will also be deemed to be disclosure against other Sections and/or subsections of the Agreement to the extent it is reasonably apparent to a reasonable person who has read such reference on the face of such disclosure that such disclosure is applicable to such other Sections and/or subsections.  Unless specified otherwise, all contracts, agreements and instruments indentified on the applicable sections of the Disclosure Schedules refer to such contract, agreement or instrument and all extensions, renewals, addendums, schedules and exhibits thereto.

2

Section 3(c) of the Disclosure Schedule
Required Consents, Notices and Approvals

Prior written consent of ATI Technologies International, Inc. (“ATI”) is required  in connection with the Merger with respect to that certain Joint Development and Commercialization Agreement, dated as of November 17, 2006, by and between the Company and ATI, as amended pursuant to (a) that certain Amendment #1 to the Joint Development and Commercialization Agreement, dated as of November 17, 2006, (b) that certain Amendment #2 to the Joint Development and Commercialization Agreement, dated as of June 26, 2008, (c) that certain Amendment #3 to the Joint Development and Commercialization Agreement, dated as of April 19, 2010, and (d) that certain Amendment #4 to the Joint Development and Commercialization Agreement, dated as of September 11, 2010  (collectively, the “ATI Agreement”).

Prior written consent of VTech Communications Ltd. (“VTech”) is required in connection with the Merger with respect to that certain Manufacturing Agreement, dated as of June 1, 2007, by and between the Company and VTech (the “VTech Agreement”).

Prior notice of the Merger is required to be given to Iridium Satellite LLC (“Iridium”) with respect to that certain Iridium Value Added Reseller Agreement, dated as of March 5, 2010, by and between the Company and Iridium (the “VAR Iridium Agreement”) and that certain Special Customer Agreement, dated as of March 5, 2010, by and between the Company and Iridium (the “SC Iridium Agreement”).

Any notices or consents that may be required in connection with the pay-off of the outstanding balance of the principal amount and accrued interest (collectively, the “Debt”) under that certain Loan and Security Agreement, dated as of August 26, 2008, by and between the Company, as borrower, and ORIX Venture Finance LLC (“ORIX”), as lender, as amended pursuant to (a) that certain Consent, Waiver and Amendment No. 1 to Loan and Security Agreement, dated as of October 2, 2008, (b) that certain Consent, Waiver and Amendment No. 2 to Loan and Security Agreement, dated as of October 23, 2008, and (c) that certain Amendment No. 3 to Loan and Security Agreement, dated as of March 30, 2009 (collectively, the “ORIX Loan Agreement”), with such Debt to be paid in full from the proceeds of the Merger Consideration.

Any notices or consents pursuant to the Company Warrants in connection with the Merger and the transactions contemplated by the Merger Agreement.

3

Section 3(d)(ii) of the Disclosure Schedule
Company Options and Company Warrants

See attached list of each outstanding Company Option and Company Warrant.

4

Section 3(d)(iii) of the Disclosure Schedule
Other Securities

The Fourth Amended and Restated Certificate of Incorporation of the Company, dated as of December 18, 2006.

The Third Amended and Restated Investor Rights Agreement of the Company, dated as of December 18, 2006.

Employment Agreement, dated as of September 28, 2007, by and between the Company and Dr. Homaira Akbari, as amended pursuant to (a) that certain First Amendment to Employment Agreement, dated as of May 5, 2009, and (b) that certain Second Amendment to Employment Agreement, dated as of October 6, 2011 (collectively, the “Akbari Employment Agreement”).

5

Section 3(d)(iv) of the Disclosure Schedule
Voting Agreements and Irrevocable Proxies

The Third Amended and Restated Right of First Refusal, Co-Sale and Voting Agreement of the Company, dated as of December 18, 2006.

The Junior Securities Agreement, by and between the Company, Garvin Hill Capital Fund, LLC, Inverness Capital Partners, L.P., MV I, LLC, Industrial Technology Ventures, L.P. and Highstar Capital I, L.P., dated as of December 3, 2011.

6

Section 3(e) of the Disclosure Schedule
Company Subsidiaries

The Company does not have any Affiliates or Subsidiaries.  The Company does hold two thousand four hundred fifty (2,450) shares of Series A-1 capital stock in Pegaso SkyBitz, S.A. de. C.V., a corporation incorporated under the laws of Mexico (“Pegaso SkyBitz”), which represents forty nine percent (49%) of the issued and outstanding capital stock in Pegaso SkyBitz.

The Company has withdrawn from the TransTech Joint Venture (as defined in the Prior Disclosure Schedules) and the Company has terminated all negotiations involving the Company in connection therewith.  Pursuant to an e-mail from Joe Beatty to Homaira Akbari, dated as of January 18, 2012, Parent and Merger Sub have consented to the Company’s withdrawal from the TransTech Joint Venture and the Company’s termination of all negotiations involving the Company in connection therewith.

7

Section 3(f) of the Disclosure Schedule
Deviations from GAAP

None.

8

Section 3(g) of the Disclosure Schedule
Events Subsequent to the Date of the Most Recent Balance Sheet

The Company plans to establish a bonus pool to pay its employees on or about the Closing Date, a balance amount of the target bonuses for achievement for calendar year 2011.

As more described on Section 3(h) of the Disclosure Schedule, the Company is billing certain of its customers for products which may not be functioning or operating as of the date hereof.  The Company anticipates that it will bill customers for additional non-functioning or non-operating products.  The Company anticipates that the majority of all such defects in these products will largely be due to the inactions or improper use of the product by the customers and will not be a result of the product being defective at the time it was delivered by the Company to the customer.

9

Section 3(h) of the Disclosure Schedule
Undisclosed Liabilities

The Company grants to its customers a standard one (1) year product warranty.  In addition, the Company has granted extended product warranties to certain customers identified on the attachment hereto.

Certain payments owed to Flextronics International (“Flextronics”) for inventory purchased by Flextronics on the Company’s behalf are not reflected on the Most Recent Balance Sheet or on the Company’s prior balance sheets.

The Company is billing certain of its customers for products which may not be functioning or operating as of the date hereof.  The majority of all such defects in these products is largely due to the inactions or improper use of the product by the customers and is not a result of the product being defective at the time it was delivered by the Company to the customer.  In addition, the majority of these products are either not covered by the Company’s warranty or such warranty has elapsed.

The Company’s customers currently have the option of using Google Maps in conjunction with the Company’s suite of Web-based InSight applications. While Google Maps has been available to the Company’s InSight customers for several years, the Company has not entered into a formal license and fee agreement with Google. The Company is in the process of discussions with Google to enter into a potential license agreement prior to the closing of the Merger although there is no certainty that any such attempt will be successful (the “Google Matter”).  The Company will use its commercially reasonable efforts to keep Parent apprised on an ongoing basis with respect to any significant communications with Google regarding the Google Matter.

Any potential liabilities related to the litigation matters, which are more fully described on Section 3(o) of the Disclosure Schedule.

10

Section 3(j)(i) of the Disclosure Schedule
Liens on Company Assets

Pursuant to the ORIX Loan Agreement, ORIX has been granted a security interest in all of the Company’s assets.  At the Closing, the proceeds from the Merger Consideration will be used to pay-off the outstanding balance of the principal amount and accrued interest under the ORIX Loan Agreement and the security interest granted thereunder will be terminated upon such pay-off.

11

Section 3(k)(iii) of the Disclosure Schedule
Company Audits

The Company recently settled a sales tax and use audit by the Board of Equalization of the State of California (the “Board of Equalization”) by payment to the Board of Equalization of Eight Thousand One Hundred Ninety Eight Dollars ($8,198).  The payment reflects an assessment made by the Board of Equalization field auditors for the period Q3-2007 to Q-4 2010.  The payment does not include potential penalties and interest.

The Company has received a notice for Sales & Use Tax audit with the State of Virginia.  This audit work is tentatively scheduled either for the week of May 14, 2012 or May 21, 2012.

Recently completed audit by Grant Thornton LLP (“Grant Thornton”), the Company’s independent certified public accountants, of the Company financial statements for the calendar years ending December 31, 2010, December 31, 2009 and December 31, 2008.

12

Section 3(k)(iv) of the Disclosure Schedule
Code §280G Payments

Certain payments to Homaira Akbari, including the CEO Payment and payments pursuant to the Management Plans, will result in Section 280G Payments.  Payments to other employees in connection with the transactions contemplated by the Agreement will not result in Section 280G Payments.

13

Section 3(l)(ii) of the Disclosure Schedule
Leased Real Property

Industrial Lease Agreement, dated as of May 5, 2005, by and between Two Sterling Park Business Center, LLP, as landlord, and the Company, as tenant, for the lease of office space in the building located at 22455 Davis Drive, Sterling, Virginia, 20164 (the “Lease Agreement”).

The Company is in the process of terminating the Lease Agreement in accordance with its terms and has signed a sublease agreement with National Rural Telecommunications Cooperative (“NRTC”) for its office space and is in process of obtaining a consent agreement from NRTC’s landlord.

The Company has entered into a Letter of Intent, dated as of December 28, 2011, with FP Davis Drive LOT 5, LLC (“FP Davis”) in connection with a potential lease for warehouse and laboratory space, with FP Davis as landlord and the Company as tenant, and the Company is in the process of negotiating a definitive lease agreement with FP Davis with respect thereto.

14

Section 3(m)(i) of the Disclosure Schedule
Intellectual Property Claims and Infringements

The Company has settled the following matters that involve allegations pertaining to Intellectual Property:

Pursuant to a Settlement Agreement and Mutual Release (the “I.D. Settlement Agreement”), dated as of March 3, 2011, by and among the Company, I.D. Systems, Inc. and Asset Intelligence, LLC, the parties thereto agreed to a settlement of certain disputes in which the Company agreed to refrain from using the trademark “Veriwise.”

Pursuant to a Settlement Agreement and Patent Cross-License Agreement (the “Transcore Settlement Agreement”), dated as of August 17, 2010, by and among the Company, Transcore Link Logistics Corporation (“Transcore”), Skywave Mobile Communications, Inc., and certain subsidiaries and affiliates of the foregoing parties, the parties thereto agreed to a settlement of certain disputes and agreed to a cross license with regard to the use of the following patents owned by Transcore; United States patent numbers 5,991,279 and 7,142,521 and with regard to the use of the following patents owned by the Company; United States patent numbers (i) 7,486,174, (ii) 7,498,925, and (iii) 7,545,266 (collectively, the “Transcore Settlement”).

Pursuant to a Settlement, Release and License Agreement (the “ArrivalStar Settlement Agreement”), dated as of February 22, 2010, by and among the Company, Melvino Technologies Limited, and ArrivalStar S.A. (“ArrivalStar”), the parties thereto agreed to the settlement of certain disputes in which the Company was granted a fully paid, perpetual, worldwide, irrevocable, non-exclusive, non-transferable (except in the event of a merger) right and royalty-free license to use certain United States and worldwide patents owned by ArrivalStar (as set forth of Schedule A of the ArrivalStar Settlement Agreement) in connection with the sale and exploitation of the Company’s products (collectively, the “ArrivalStar Settlement”).

Pursuant to letters dated April 18, 2011, April 20, 2011, and April 27, 2011 respectively, J.B. Hunt Transport Services, Inc. (“J.B. Hunt”), Covenant Transport, Inc. (“Covenant”), and UniGroup, Inc. (“UniGroup”) served the Company with a notice of claim and request for indemnification in connection with certain lawsuits filed by PJC Logistics, Inc. and PJC Logistics, LLC (collectively, “PJC Logistics”) pertaining to an alleged patent infringement of U.S. Patent No. 5,223,844 (the “‘844 Patent”, in which J.B. Hunt, Covenant, and UniGroup are named as defendants (the “PJC Logistics Lawsuits”).   By e-mail correspondence dated April 28, 2011 from PJC Logistics’ legal counsel to legal counsel to the Company, PJC Logistics informed the Company that neither the Company, nor any of its then current products and services, are targets of the PJC Logistics Lawsuits, and the Company informed J.B. Hunt, Covenant and UniGroup of this communication from PJC Logistics.  The Company has not been asked by J.B. Hunt, Covenant or UniGroup to take further action with respect to this matter.

15

Pursuant to an email dated October 17, 2011, Company customer C.R. England, Inc. (“C.R. England”) notified the Company that it had been named as a defendant in one of the PJC Logistics Lawsuits.  C.R. England, in addition to using the Company’s own products and services, also uses refrigeration tracking systems (“reefer systems”) from PAR Government Systems Corporation (“PAR”), which the Company sources form PAR and resells to C.R. England.  The Company believes that C.R. England also uses freight tracking systems from StarTrak, Inc. (“StarTrak”).  The C.R. England Agreement (as hereinafter defined) obligates the Company, which is subject to certain limitations, to indemnify, defend and hold harmless C.R. England in the event of a claim by a third party that any of the Equipment, as defined in the C.R. England Agreement, supplied by the Company infringes a United States patent issued as of the date of the C.R. England Agreement.  The Company has retained patent litigation legal counsel to represent C.R. England.  Such counsel, in November 2011 filed its Answer to the Complaint in the matter denying infringement.  In an effort to resolve the matter, on or about January 9, 2012, counsel for C.R. England provided counsel for PJC Logistics with a written explanation of why the PAR reefer systems do not infringe the ‘844 Patent.  Based on such explanation, C.R. England’s counsel has informed the Company that upon C.R. England’s confirmation of such non-infringement position in a sworn declaration, PJC Logistics’ counsel has indicated C.R. England will be dismissed from the PJC Logistics Lawsuit.

Another Company customer, Con-way Inc. and two of its affiliates or subsidiaries, Con-way Freight Inc. and Con-way Truckload (collectively, “Con-way”), were named as defendants in the PJC Logistics Lawsuits, allegedly based on Con-way’s use of Company products and services.  In settlement discussions, the Company’s outside litigation counsel cited PJC Logistics counsel’s prior written statement, on April 28, 2011, whereby such counsel informed the Company that none of the Company’s then-current products or services were targets of the PJC Logistics Lawsuits or of any infringement allegations with respect to the ‘844 Patent.  On December 5, 2011, PJC Logistics dismissed all Con-way defendants without prejudice.

In 2010 there was a security breach of the Company’s technology network.  The Company believes this breach was part of an illegal enterprise which may have impacted a number of companies across the United States and which the Company understands is currently the subject of an ongoing FBI investigation.  Upon learning of the breach from the FBI, the Company promptly took reasonable remedial action to increase its network security and to remove or rectify any compromised components of its technology network.   After taking such remedial measures, the Company is not aware of any evidence that would suggest that crucial components of its technology network were compromised by such breach.  The Company is continuing to monitor this situation.

The Company is aware of recent situations where an unauthorized third party has fraudulently used the name of a Company employee to approach individuals seeking employment via the internet.  Under the guise that such individuals are being contacted about potential employment opportunities at the Company, the unauthorized third party has been able to obtain bank account and financial information from the victims and has made unauthorized withdrawals from certain of these accounts.  The Company has alerted the FBI of this criminal activity.

There was a recent incident whereby an unauthorized third party used the Company’s technology network to send “spam” and other junk electronic communications.  The Company promptly took reasonable remedial action and such unauthorized activity has ceased.

The Google Matter, as more fully described on Section 3(h) of the Disclosure Schedule.

16

Section 3(m)(ii) of the Disclosure Schedule
Intellectual Property Rights, Registrations and Agreements

Trademarks

See attached.

Patents

See attached.

Domain Names

See attached.

Copyrights

None.

17

Section 3(m)(ii)(A) of the Disclosure Schedule
Third Party Intellectual Property Rights

The security interest granted to ORIX under the ORIX Loan Agreement includes the Company’s Intellectual Property.

Pursuant to that certain Professional Services, Software Licensing and Maintenance Services, Hardware Purchase and Maintenance Agreement (the “PepsiCo Agreement”), effective as of April 15, 2011, by and between the Company and PepsiCo, Inc. (“PepsiCo”), the Company is required to deliver the source code to the Software (as defined in the PepsiCo Agreement) with a commercial escrow agent, and such source code may be released to PepsiCo upon the occurrence of certain defaults by the Company under the PepsiCo Agreement.

Licenses
The licenses granted to and by the Company pursuant to the Transcore Settlement, as more fully described on Section 3(m)(i) of the Disclosure Schedule.

The licenses granted to the Company pursuant to the ArrivalStar Settlement, as more fully described on Section 3(m)(i) of the Disclosure Schedule.

Pursuant to the ATI Agreement, ATI has granted the Company a perpetual license to use the Cargo and Volume Sensors (as defined in the ATI Agreement), the grant and scope of which may vary or be modified in accordance with the terms and conditions of the ATI Agreement.  In connection with such license, the Company agreed to pay a royalty to ATI of twelve dollars ($12.00) per year for each Cargo and Volume Sensor that is in use by the Company’s customers.  In the event that the Company produces order(s) from up to two customers of a total quantity equal to or greater than five thousand (5,000) Cargo and Volume Sensors, with payments due within one (1) year of such order(s), the royalty fees are reduced to six dollars ($6.00) per year for the Cargo and Volume Sensors that are subject to such order(s).

Pursuant to that certain Product Supply Agreement, dated as of April 4, 2007, by and between the Company and Hegemon Electronics ( the “Hegemon Agreement”), Hegemon has granted to the Company a worldwide, non-exclusive license with respect to the Products (as defined in the Hegemon Agreement) provided to the Company under the Hegemon Agreement.  With respect to any of the Products incorporated into a Company product or device, the Company agreed to pay to Hegemon a royalty fee of eight dollars and forty eight cents ($8.48) for each such product or device, provided that such royalty fee may be adjusted or modified pursuant to the terms and conditions of the Hegemon Agreement.

The license granted to the Company pursuant to the VAR Iridium Agreement is subject to certain limitations and restrictions, as set forth in the VAR Iridium Agreement, and may be terminated by Iridium in accordance with the terms and conditions therein.

18

The license granted to the Company pursuant to that certain Reseller Agreement for Simplex Data Services No. GINC-R-08-1075, dated as of May 2, 2008, by and between the Company and Globalstar, Inc. (“Globalstar”), and amended pursuant (a) that certain Addendum to Reseller Agreement for Simplex Data Services Agreement No. GINC-R-08-1075, dated as of May 2, 2008, (b) that certain Second Addendum to Reseller Agreement for Simplex Data Services Agreement No. GINC-R-08-1075, dated as of April 1, 2010, and (c) that certain Third Addendum to Reseller Agreement for Simplex Data Services Agreement No. GINC-R-08-1075, dated as of February 28, 2011 (collectively, the “Globalstar Agreement” and each of the foregoing amendments identified in subparts (a), (b), and (c), collectively, the “Globalstar Amendments”), is subject to certain limitations and restrictions, as set forth in the Globalstar Agreement, and may be terminated by Globalstar in accordance with the terms and conditions therein.

The license granted to the Company pursuant to that certain Tracking System Implementation Agreement and accompanying General Terms and Conditions, dated as of October 29, by and between the Company and PAR, and amended pursuant to that certain Addendum No. 1 to Tracking Systems Agreement, dated as of April 15, 2011 (collectively, the “PAR Agreement”), is subject to certain limitations and restrictions, as set forth in the PAR Agreement, and may be terminated by PAR in accordance with the terms and conditions therein.

The license granted to the Company pursuant to that certain Reseller Agreement, dated as of February 26, 2010 (the “QinetiQ Agreement”), by and between the Company and QinetiQ Limited (“QinetiQ”), is subject to certain limitations and restrictions, as set forth in the QinetiQ Agreement, and may be terminated by QinetiQ in accordance with the terms and conditions therein.

The license granted by the Company to Flextronics, pursuant to that certain Manufacturing Services Agreement, dated as of November 25, 2008, by and between the Company and Flextronics (the “Flextronics Agreement”).

The non-exclusive licenses granted to the Company’s service providers, pursuant to the agreements, as applicable, that are identified under the heading “Written Agreements with Service Providers” on Section 3(n)(i) of the Disclosure Schedule.
The non-exclusive licenses granted to the Company’s major customers, pursuant to the agreements, as applicable, that are identified under the heading “Agreements with Major Customers” on Section 3(n)(i) of the Disclosure Schedule.

Company Sublicenses

Pursuant to the ATRI Agreement, the Company has granted ATRI the right to sublicense certain of its Intellectual Property (as more fully described in the ATRI Agreement) to the Department of Transportation, Federal Highway Administration.

Pursuant to the Company’s agreements with its resellers, the Company has granted its resellers the right to sublicenses the Software to certain End Users (each of the foregoing capitalized terms are defined in the reseller agreements).

19

Company Software Licenses

The license to the Company’s Microsoft Office 2007, with license number W9326-2CCF-4TW4T-QGWRJ-GTYYJ is an open license.

The license to the Company’s Microsoft Project 2007, with license number RQR79-WJ6CT-TYJKT-YP9GB-7DGHY is an open license.

See attached.

20

Section 3(n)(i) of the Disclosure Schedule
Material Contracts

Written Agreements with Service Providers

The Lease Agreement

The ATI Agreement.

The VTech Agreement.

The VAR Iridium Agreement.

The SC Iridium Agreement.

The ORIX Loan Agreement

The Flextronics Agreement

The Transcore Settlement Agreement

The ArrivalStar Settlement Agreement

The I.D. Settlement Agreement

The Globalstar Agreement

The PAR Agreement

The QinetiQ Agreement

Service Agreement Description and Pricing Form, Service Level Commitment, and accompanying Service Agreement General Terms and Conditions, dated as of January 20, 2003 by and between the Company and Maptuit Corporation (“Maptuit”), as amended pursuant (a) that certain Amendment, dated as of March 22, 2005, (b) that certain Amendment, dated as of November 3, 2005, (c) that certain Amendment, dated as of February 7, 2006, (d) that certain Amendment No. 4 to Service Description and Pricing Form Agreement, Including Service Agreement General Terms and Conditions, As Amended on March 22, 2005, November 3, 2005, and February 7, 2006, dated as of March 13, 2007, (e) that certain Amendment No. 5 to Service Description and Pricing Form Agreement Dated January 20, 2003, Including Service Agreement General Terms and Conditions, As Amended by Statement of Work Dated August 30, 2006 and Amendment Dated March 13, 2007, dated as of August 1, 2007, (f) that certain Amendment to Service Description and Pricing Form Agreement Dated January 20, 2003, Including Service Agreement General Terms and Conditions, As Amended by Statement of Work Dated August 30, 2006 and Amendments Dated March 13, 2007 and August 1, 2007, dated as of December 21, 2007, (g) that certain Amendment to Service Description and Pricing Form Agreement Dated January 20, 2003, Including Service Agreement General Terms and Conditions, As Amended by Statement of Work Dated August 30, 2006 and Amendments Dated March 13, 2007, August 1, 2007 and December 21, 2007, dated as of December 29, 2008, (h) that certain Amendment No. 7 to Service Description and Pricing Form Agreement Dated January 20, 2003, Including Service Agreement General Terms and Conditions, As Amended by Statement of Work Dated August 30, 2006 and Amendments Dated March 13, 2007, August 1, 2007 December 21, 2007 and December 29, 2008, dated as of February 4, 2011, and (i) that certain Amendment No. 8 to Service Description and Pricing Form Agreement Dated January 20, 2003, Including Service Agreement General Terms and Conditions, As Amended by Statement of Work Dated August 30, 2006 and Amendments Dated March 13, 2007, August 1, 2007 December 21, 2007, December 29, 2008 and February 4, 2011, dated as of November 19, 2011 (collectively, the “Maptuit Agreement”).  The Company intends to terminate its relationship with Maptuit on or about July 19 2012. The Company is currently in discussions with Microsoft and Google to establish potential service agreements with these companies for using their mapping and related solutions.

21

Commercial Credit Card Account Agreement, effective on or about March 26, 2003, by and between the Company and Bank of America, N.A. (USA).

Business Services Agreement, dated as of June 26, 2004, by and between the Company and Verizon Business Services.

Value Added Reseller Agreement, dated as of June 2, 2008, by and between the Company and Axonn, L.L.C. and amended, as applicable, pursuant to the Globalstar Amendments.

Agreement, dated as of November 25, 2008, by and between the Company and Anthem Insurance Companies, Inc.

Master Telecommunications Supply Agreement, dated as of September 16, 2009, by and between the Company and KORE Telematics Inc.

Private Network Satellite Services Agreement, dated as of September 5, 2002, by and between the Company and LightSquared LP (f/k/a SkyTerra LP) (“LightSquared”), as amended pursuant to (a) that certain Addendum No. 1, dated as of August 25, 2003, (b) that certain Second Amendment, (c) that certain Third Amendment, dated as of August 31, 2005, (d) that certain Fourth Amendment, dated as of March 1, 2006, (e) that certain Fifth Amendment, dated as of November 1, 2006, (f) that certain Sixth Amendment, dated as of February 1, 2007, (g) that certain Seventh Amendment, dated as of June 1, 2007, (h) that certain Eighth Amendment, dated as of October 1, 2007, (i) that certain Ninth Amendment, dated as of September 16, 2008, (j) that certain Tenth Amendment, dated as of February 18, 2009, and (k) that certain Eleventh Amendment, dated as of July 31, 2009.

Emulation Services Agreement for Private Network Customers, dated as of February 18, 2009, by and between the Company and LightSquared, as amended pursuant to that certain Amendment No. 1, dated as of August 11, 2011 (the “LightSquared Agreement”).

Online user agreement between the Company and Savvis, Inc. for the Company’s use of network and hosting services.

22

Agreements with Major Customers

Various services to be performed by the Company pursuant to the PepsiCo Agreement.

Various customer order forms from Werner Enterprises (“Werner”) to the Company, with such customer order forms subject to the terms and conditions of that certain Evaluation Agreement, dated as of May 11, 2004, by and between the Company and Werner and, as applicable, to the Terms and Conditions for Sale of the Company’s Equipment, the Terms and Conditions for the Company’s GLS Services, that certain Contract Addendum dated as of December 29, 2004, and that certain Service Rated Reduction Letter Agreement, dated as of April 13, 2009, by and between Werner and the Company.

Various customer order forms from Premier Transportation, Inc. (“Premier”) to the Company, with such customer order forms subject to the terms and conditions of that certain Evaluation Agreement, dated as of June 30, 2005, by and between the Company and Premier and, as applicable, to the Terms and Conditions for Sale of the Company’s Equipment and the Terms and Conditions for the Company’s GLS Services.

Various customer order forms from UniGroup to the Company, with such customer order forms subject to the terms and conditions of that certain Evaluation Agreement, dated as of September 26, 2005, by and between the Company and UniGroup and, as applicable, to the Terms and Conditions for Sale of the Company’s Equipment and the Terms and Conditions for the Company’s GLS Services.

Various customer order forms from Contract Leasing Corporation (“Contract Leasing”) to the Company, with such customer order forms subject to the terms and conditions of that certain Customer Evaluation Agreement, dated as of January 16, 2006, by and between the Company and Contract Leasing and, as applicable, to the Terms and Conditions for Sale of the Company’s Equipment and the Terms and Conditions for the Company’s GLS Services.

Various customer order forms from Averitt Express, Inc. (“Averitt”) to the Company, with such customer order forms subject to the terms and conditions of that certain Evaluation Agreement, dated as of October 17, 2006, by and between the Company and Averitt and, as applicable, to the Terms and Conditions for Sale of the Company’s Equipment and the Terms and Conditions for the Company’s GLS Services.

Various customer order forms from Lions Gate Trailers, Ltd. (“Lions Gate”) and its affiliate Trailer Wizards, Ltd.  to the Company, with such customer order forms subject to, as applicable, the terms and conditions of that certain Customer Evaluation Agreement, dated as of January 25, 2007, by and between the Company and Lions Gate, that certain Customer Evaluation Agreement for Flat Bed Solution, dated as of May 14, 2008, by and between the Company and Lions Gate, the Terms and Conditions for Sale of the Company’s Equipment, and the Terms and Conditions for the Company’s GLS Services.

23

Various customer order forms from Airgas, Inc. (“Airgas”) to the Company, with such customer order forms subject to the terms and conditions of that certain Evaluation Agreement, dated as of August 6, 2008, by and between the Company and Airgas and, as applicable, to the Terms and Conditions for Sale of the Company’s Equipment and the Terms and Conditions for the Company’s GLS Services.

Various customer order forms from Wal-Mart Transportation, LLC (“Wal-Mart”) to the Company, with such customer order forms subject to, as applicable, the terms and conditions of that certain Evaluation Agreement, dated as of December 14, 2009, by and between the Company and Wal-Mart, that certain Evaluation Agreement, dated as of February 12, 2010, by and between the Company and Wal-Mart, that certain Evaluation Agreement, dated as of March 24, 2010, by and between the Company and Wal-Mart, that certain Evaluation Agreement, dated as of April 7, 2010, by and between the Company and Wal-Mart, that certain Evaluation Agreement, dated as of April 9, 2010, by and between the Company and Wal-Mart, that certain Evaluation Agreement, dated as of April 12, 2010, by and between the Company and Wal-Mart, the Terms and Conditions for Sale of the Company’s Equipment and the Terms and Conditions for the Company’s GLS Services.

Various customer order forms from Covenant to the Company, with such customer order forms subject to the terms and conditions of that certain Evaluation Agreement, dated as of April 23, 2010, by and between the Company and Covenant and, as applicable, to the Terms and Conditions for Sale of the Company’s Equipment and the Terms and Conditions for the Company’s GLS Services.

Various customer order forms from Universal Truckload Services, Inc., (“Universal”) to the Company, with such customer order forms subject to, as applicable, that certain Customer Evaluation Agreement, dated as of November 9, 2009, by and between the Company and Universal,  that certain Customer Evaluation Agreement, dated as of November 15, 2010, by and between the Company and Universal, the Terms and Conditions for Sale of the Company’s Equipment, the Terms and Conditions for the Company’s GLS Services, those certain Additional Terms and Disclosures dated on or about February 3, 2010, those certain Additional Terms and Disclosures dated on or about August 31, 2010, and those certain Additional Terms and Disclosures dated on or about October 11, 2010.

Various customer order forms from Quality Distribution, Inc. (“QDI”) to the Company, with such customer order forms subject to the terms and conditions of that certain Evaluation Agreement, dated as of January 28, 2011, by and between the Company and QDI and, as applicable, to the Terms and Conditions for Sale of the Company’s Equipment and the Terms and Conditions for the Company’s GLS Services.

Various customer order forms from J.B. Hunt to the Company, with such customer order forms subject to, as applicable, the Terms and Conditions for Sale of the Company’s Equipment, the Terms and Conditions for the Company’s GLS Services, that certain Addendum 1 to Terms and Conditions for Sale of the Company’s Equipment and the Company’s GLS Services, dated August 16, 2007, that certain Addendum 2 to Terms and Conditions for Sale of the Company’s Equipment and the Company’s GLS Services, dated August 16, 2007, and that certain Addendum 3 to Terms and Conditions for Sale of the Company’s Equipment and the Company’s GLS Services, dated March 14, 2008.

24

Various customer order forms from C.R. England to the Company, with such customer order forms subject to, as applicable, the Terms and Conditions for Sale of the Company’s Equipment, the Terms and Conditions for the Company’s GLS Services, dated as of October 8, 2008, and that certain Addendum No. 1 and Addendum No. 2 thereto, by and between the Company and C.R. England (collectively, the “C.R. England Agreement”).

Various customer order forms from Landstar System, Inc. to the Company, with such customer order forms subject to, as applicable, the Terms and Conditions for Sale of the Company’s Equipment, the Terms and Conditions for the Company’s GLS Services, and that certain Addendum dated August 11, 2008.

Various customer order forms from Carter Logistics, Inc. to the Company, with such customer order forms subject to, as applicable, the Terms and Conditions for Sale of the Company’s Equipment, the Terms and Conditions for the Company’s GLS Services, and that certain Addendum dated on or about May 12, 2010.

Various customer order forms from Southern Cal Transport, Inc. to the Company, with such customer order forms subject to, as applicable, the Terms and Conditions for Sale of the Company’s Equipment, the Terms and Conditions for the Company’s GLS Services, and those certain Additional Terms and Conditions to Terms and Conditions for Sale of the Company’s GXT Equipment and Global System for Mobile Communications/General Packet Radio Services dated on or about August 23, 2010.

Various customer order forms from British Army Training Unit Suffield to the Company, with such customer order forms subject to, as applicable, the Terms and Conditions for Sale of the Company’s Equipment, and the Terms and Conditions for the Company’s GLS Services.

Various customer order forms from Cal Ark Transportation to the Company, with such customer order forms subject to, as applicable, the Terms and Conditions for Sale of the Company’s Equipment, and the Terms and Conditions for the Company’s GLS Services.

Various customer order forms from Dalbo, Inc. to the Company, with such customer order forms subject to, as applicable, the Terms and Conditions for Sale of the Company’s Equipment, and the Terms and Conditions for the Company’s GLS Services.

Various customer order forms from Greatwide Dedicated Transport to the Company, with such customer order forms subject to, as applicable, the Terms and Conditions for Sale of the Company’s Equipment, and the Terms and Conditions for the Company’s GLS Services.

25

Various customer order forms from Elm Technologies, Inc. to the Company, with such customer order forms subject to, as applicable, the Terms and Conditions for Sale of the Company’s Equipment, and the Terms and Conditions for the Company’s GLS Services.

Various customer order forms from Grief, Inc. to the Company, with such customer order forms subject to, as applicable, the Terms and Conditions for Sale of the Company’s Equipment, and the Terms and Conditions for the Company’s GLS Services.

Various customer order forms from Mesilla Valley Transportation to the Company, with such customer order forms subject to, as applicable, the Terms and Conditions for Sale of the Company’s Equipment, and the Terms and Conditions for the Company’s GLS Services.

Various customer order forms from Superior Carriers, Inc. to the Company, with such customer order forms subject to, as applicable, the Terms and Conditions for Sale of the Company’s Equipment, and the Terms and Conditions for the Company’s GLS Services.

Various customer order forms from Rush Trucking Corporation to the Company, with such customer order forms subject to, as applicable, the Terms and Conditions for Sale of the Company’s Equipment, and the Terms and Conditions for the Company’s GLS Services.

All of the customer order forms identified above contain a restriction whereby the terms and pricing of such orders may not be disclosed without the Company’s and the customer’s prior written consent.

Other Payment Agreements or Arrangements

Various payments for phone service from the Company to AT&T Mobility.

Various purchase orders from the Company to Arrow Electronics, Inc.

Various payments for product shipments and other services from the Company to Federal Express.

Various purchase orders from the Company to iConn Systems.

Various purchase orders from the Company to JMK, Inc.

Various payments for services rendered from the Company to Meister Seelig & Fein LLP.

Various purchase orders from the Company to Nexergy, Inc.

Various purchase orders from the Company to Oracle USA, Inc.

Various payments for services rendered from the Company to Oppenheimer & Co., Inc.

26

Various purchase orders from the Company to Spectrum Control, Inc.

Various purchase orders from the Company to Spot, Inc.

Various purchase orders from the Company to State Industrial Supply.

Various purchase orders from the Company to Universal Precision Corp.

Various payments for services rendered from the Company to Woodcock Washburn LLP.

Various payments in connection with the resolution of certain disputes from the Company to Velociti Inc.

Various payments for services rendered from the Company to Goodwin Procter LLP.

Joint Venture Agreements

Shareholders’ Agreement, dated on or about October, 2008 by and between the Company and Corporativo W Com, S.A. De C.V., in connection with a joint venture between the parties thereto (the “Mexico Joint Venture Agreement”).

Other Agreements

The Employment Agreements and Director Letters, which are more fully described on Section 3(p)(i) of the Disclosure Schedule.

The product warranties, as more fully described on Section 3(h) of the Disclosure Schedule.

27

Section 3(n)(ii) of the Disclosure Schedule
Status of Material Contracts

Pursuant to a letter dated September 27, 2010, the Company requested that PAR cure certain alleged breaches under the PAR Agreement primarily related to certain actions on the part of PAR that have adversely affected the Company’s relationship with C.R. England.  Subsequently, the Company entered into separate discussions with PAR and C.R. England in order to resolve any issues with those companies and to move forward with continued relationships.  Those discussions resulted in the Company and PAR on or about April 15, 2011 entering into Addendum No. 1 to the PAR Agreement.  Likewise, on or about April 15, 2011, the Company and C.R. England entered into Addendum No. 2 to the C.R. England Agreement.  In general, those two addenda provide that PAR will provide the Company, and the Company will in turn provide to C.R. England, a modified reefer solution designed to allow C.R. England and its freight customers to access real-time information regarding refrigerated cargo hauled by C.R. England.

In November, 2010, counsel for the Company notified counsel for Maptuit that Maptuit miscalculated the Company’s Transactions (as defined in the Maptuit Agreement).  Maptuit substantially overcharged the Company for its services and had misguided the Company into contracting for unnecessary services.  The Company and Maptuit reached an agreement and resolution to this matter and entered into an amendment to the Maptuit Agreement, effective January 3, 2011.  Pursuant to such amendment, Maptuit granted the Company certain Transaction credits applied against 2011 usage.

The Mexico Joint Venture Agreement is still in full force and effect, but the Company is currently engaged in minimal to no business activity under such agreement as of the date hereof.

As described on Section 3(l)(ii) of the Disclosure Schedule, the Company is in the process of terminating the Lease Agreement in accordance with its terms.

The matters related to the PJC Logistics Lawsuits, which are more fully described on Section 3(m)(i) of the Disclosure Schedule.

28

Section 3(o) of the Disclosure Schedule
Litigation

Settled or Inactive Litigation

In September 2008, the Company received a notice of a demand for arbitration brought by a former employee in connection with a dispute concerning her severance.  The Company and the former employee settled the dispute without proceeding to arbitration and executed a Memorandum of Understanding, dated December 3, 2008 in connection therewith.

In July, 2010, the Company received a Non-Party Subpoena Duces Tecum issued by Conxall Corporation (“Conxall”) in connection with Conxall’s litigation against Icon Systems, LLC and certain other parties.  The Company subsequently filed motions to quash such subpoena and objections as to the production of certain requested items.  As of the date hereof, such litigation is currently active, but the Company has not been involved in the proceedings since January 2011.

In March, 2010, the Company received notice of a claim brought by a former employee which alleged that her COBRA coverage was improperly terminated.  After further inquiry, it was determined that the Company was not at fault for such termination.   Rather, the termination was a result of the employee not paying her premiums.  The Company subsequently confirmed that the former employee’s COBRA coverage was reinstated with no gap in coverage.  The Company has notified the employee of the reinstatement of her COBRA coverage and has not received any further communications with respect to this matter.

In May, 2011, the Company was notified of a demand for payments from Bliley Technologies Incorporated (“Bliley”) arising out of an alleged non-payment by the Company and Flextronics of a blanket purchase order.  In June, 2011 counsel for the Company responded to Bliley and disputed all facts and allegations set forth in Bliley’s May 2011 letter.  The Company has received a response from Bliley on October 20, 2011.  The Company sent a detailed response with accompanying exhibits to Bliley on December 29, 2012.  The Company has not received any response back yet from Bliley.

The settlements pertaining to the Company’s Intellectual Property, which are more fully described on Section 3(m)(i) of the Disclosure Schedule.

The matters related to the PJC Logistics Lawsuits, which are more fully described on the Section 3(m)(i) of the Disclosure Schedule.

The matter related to the Maptuit Agreement, which is more fully described on Section 3(n)(ii) of the Disclosure Schedule.

Pending or Actual Litigation

PJC Logistics v. C.R. England, as more fully described on Section 3(m)(i) of the Disclosure Schedule.

29

PJC Logistics v. Con-way, as more fully described on Section 3(m)(i) of the Disclosure Schedule.

On or about October 31, 2011, the Company commenced a federal lawsuit against Procon GPS, Inc. (“Procon”) in the United States District Court for the Eastern District of Virginia, Alexandria Division (the “Procon Litigation”).  In the Procon Litigation, the Company accuses Procon of violating a non-disclosure and non-solicitation agreement by, among other things, using the Company’s proprietary and confidential information in an unlawful and unauthorized manner to enter into the asset tracking and management market in competition with the Company, soliciting the Company’s customers, and soliciting and hiring a member of the Company’s sales team.  Procon has filed an Answer and Counterclaim in response to the Company’s Complaint in the Procon Litigation.  The Company is preparing a response to Procon’s counterclaim.  Additionally, the Company and Procon are in the process of producing documents to each other. The Company seeks injunctive relief in money damages in the Procon Litigation.

On or about August 19, 2011, a PAR reefer solution hardware unit resold to C.R. England by the Company which was affixed to a C.R. England tractor trailer exploded.  PAR has informed the Company that it conducted an investigation into the explosion, which is thought to have originated in a battery unit within the PAR refrigeration monitoring hardware, known as DataGate.  As “corrective actions”, PAR informed the Company that PAR was on battery ship hold until handling issues and communications are fully in place.  On or about September 11, 2011, the Company informed PAR in writing of a warranty claim with respect to the battery warranty provided in the PAR Agreement.  On or about December 14, 2011, PAR informed the Company that PAR had experienced a second battery explosion, at its facilities, on September 29, 2011, which resulted in injuries to PAR employees.  As a result, the Company on December 15, 2011 requested, but has not received, internal PAR report(s) concerning the second incident and regarding what safeguards have been put in place to ensure the safety of PAR’s battery units.  While it has not received such PAR report, the Company understands from ORBCOMM, Inc. (“ORBCOMM”), which the Company understands has agreed to acquire PAR or all or substantially all of PAR’s assets, that said report outlines PAR’s finding regarding both PAR explosions and the measures taken to correct all problems, and confirms that all PAR units and batteries are now safe to ship.  Accordingly, the Company has placed purchase order(s) to PAR for PAR reefer system units (with batteries) and batteries for shipment to Company customer C.R. England, who requested such units.  The Company is scheduled to meet with executives from ORBCOMM in order to continue to resolve any outstanding warranty claims of the Company.

30

On January 11, 2012, the Company issued the Service Bulletin – 1211-01 to selected number of its customers to inform them that some of the Company’s Gemini GLS400/GLS410 external mounting kits have been shipped with a VHB adhesive tape which requires a minimum application temperature of 50 degrees Fahrenheit.  When the brackets with such tape are installed at a temperature below 50°F, the bond may fail. The incorrect VHB tape that was used to manufacture the mounting brackets was provided erroneously by Advanced Fabrication Technology (“AFT”) to Flextronics.  About 26,000 brackets (or 13,000 Company’s mobile terminals) are estimated to have been affected by the incorrect VHB tape on the brackets, about half of which have been installed by Company customers.  AFT has been cooperating with the Company and its supplier Flextronics to rectify the situation by supplying and replacing the non-conforming brackets in inventory with units equipped with proper VHB tape. The Company has also sent a letter to AFT demanding that it indemnify, defend and hold harmless the Company and its affiliates and customers with respect to any claims that may arise in connection with the non-conforming brackets.

By letter dated December 12, 2011, the Company demanded that Ken Turner, a former employee of the Company who left in October 2011, comply with his contractual obligations not to solicit Company customers or utilize Company confidential information.  By letter dated January 6, 2012, counsel for Ken Turner demanded payment of $12,462.49 in sales commissions allegedly due to him.  Based on the Company’s standard policies with respect to such claims, the Company denies that any such payments are due.

Other Actions

The matters pertaining to breaches and intrusions of the Company’s technology network, which are more fully described on Section 3(m)(i) of the Disclosure Schedule.

Except for the matters identified on this Section 3(o) of the Disclosure Schedule and certain matters that have been settled or resolved as of the date hereof and which are not otherwise material to the business of the Company, the Company does not have any Knowledge of any actual, threatened or potential litigation, allegations, claims or other adverse action involving the Company or the business of the Company.

31

Section 3(p)(i) of the Disclosure Schedule
Collective Bargaining Agreements; Employment Agreements

Collective Bargaining Agreements

None.

Employment Agreements

The Akbari Employment Agreement.

Letter Agreement, dated as of June 16, 2009, by and between the Company and Craig Montgomery.

Letter Agreement, dated as of August 2, 2010, by and between the Company and George Mercuro.

The Company enters into offer letters with its employees from time to time in the ordinary course of business.

Termination of Employment Agreement, dated as of December 3, 2011, by and between the Company and Homaira Akbari.

Director Letters

Letter Agreement, dated as of March 28, 2011, by and between the Company and Chuck Teubner.

Letter Agreement, dated as of March 28, 2011, by and between the Company and Ray Kuntz.

Letter Agreement, dated as of September 26, 2011, by and between the Company and General John W. Handy.

32

Section 3(q)(i) of the Disclosure Schedule
Employee Benefit Plans

Health, Welfare and Savings Plans

Employee 401k plan administered by CBIZ.

Anthem Blue Cross and Blue Shield Group Medical insurance policy (policy number 20556-0000).

Delta Dental PPO plus Premier Dental Program (group number 000500146-00001111-000-1-0).

The Lincoln National Life Insurance Company accidental death and dismemberment insurance (policy number 000010110213-00000).

The Lincoln National Life Insurance Company long term disability insurance policy (policy number 000010110214-00000).

The Lincoln National Life Insurance Company weekly disability income insurance policy (policy number 000010110215-00000).

The Lincoln National Life Insurance Company voluntary Life insurance policy (policy number 0000400001000-09237).

Agreement with CONEXIS for the administration of COBRA benefits.

Employee and Management Incentive Plans

2000 Stock Incentive Plan of the Company, as amended pursuant to (a) that certain Amendment No. 1 to 2000 Stock Incentive Plan, (b) that certain Amendment No. 2 to 2000 Stock Incentive Plan, (c) that certain Amendment No. 3 to 2000 Stock Incentive Plan, and (d) that certain Amendment No. 4 to Stock Incentive Plan.

Management Carve Out Plan of the Company effective as of November 17, 2006, and amended and restated as of October 15, 2007.

Management Bonus Plan of the Company, dated May 5, 2009.

Management Minimum Bonus Plan of the Company, dated October 29, 2010.

33

Section 3(t) of the Disclosure Schedule
Insurance Policies

See attached insurance summary.  The Company has renewed all of its insurance policies for the calendar year 2012.

34

Section 3(v) of the Disclosure Schedule
Communications Licenses

United States Federal Communications Commission Radio Station Authorization, File Number SES-MFS-20081107-01453, with a grant date of January 26, 2009 and an expiration date of March 13, 2012.  The Company intends to submit a renewal application for aforementioned license to the United States Federal Communications Commission.

Certain rights in and to Mexican government permits for satellite telecommunications that are in the name of a third party have been granted to Pegaso SkyBitz.

35

Section 3(x) of the Disclosure Schedule
Customers and Suppliers

Top Customers & Dollar Amount Thereof

Calendar Year 2009
C.R. England Trucking - $3,268,253.16
Landstar Ranger - $1,380,672.17
JB Hunt - $750,811.78
Epes Transport System, Inc. - $730,800.00
Greif, Inc. - $618,181.72
MVT Mesilla Valley Transport - $443,507.67
Averitt Express, Inc. - $412,941.65
Covenant Transport - $410,560.84
Texas Star Express, Inc. - $391,802.00
Quality Distribution, Inc. - $383,508.11
Dalbo, Inc. - $377,038.50
Greatwide Transportation Equipment - $318,968.16
Flextronics - $287,517.71
Premier Transportation, Inc. - $283,912.50
Contract Leasing Corporation - $274,796.63
Basic Energy Services - $254,321.35
Premier Trailer Leasing - $251,126.05
UniGroup, Inc. - $248,612.74
Cal Ark International, Inc. - $227,300.85
Airgas, Inc. - $211,643.51
Superior Carriers, Inc. - $208,466.23

Calendar Year 2010
Landstar Systems, Inc. – $2,825,878.71
JB Hunt - $923,813.07
Greif, Inc. - $880,372.33
USA Truck, Inc. - $764,179.35
C.R. England Trucking - $729,056.46
MVT Mesilla Valley Transportation - $635,543.19
Brown Trucking Company - $566,241.93
Basic Energy Services - $551,405.88
Covenant Transport - $423,005.35
Averitt Express, Inc. - $390,347.55
Quality Distribution, Inc. - $357,957.67
Carter Logistics, LLC - $351,005.10
Werner Enterprises - $342,267.97
Greatwide Transportation Equipment - $340,354.92
UniGroup, Inc. - $338,475.01
Universal Truckload Services - $304,145.62
Great Dane MFG - $304,134.10

36

Lions Gate Trailer Ltd. - $294,983.53
BATUS - $293,307.77
Premier Transportation, Inc. - $274,261.25

Through September 2011
USA Truck, Inc. - $1,574,060.75
Frito-Lay North America - $1,438,647.33
C.R. England Trucking - $1,099,253.08
Landstar System, Inc. - $932,738.12
XATA Corporation - $689,335.36
Brown Trucking Company - $681,944.15
Basic Energy Services - $660,390.25
MVT Mesilla Valley Transportation - $551,175.60
CTG Leasing Co. - $466,258.13
UniGroup, Inc. - $418,996.42
Nabors Industries, Ltd. - $413,590.39
CTG Leasing – Star Trans. - $373,741.45
Paul Musselwhite Trucking Co. - $359,266.95
JB Hunt - $352,883.57
Tango Transport, Inc. - $351,560.15
Greif, Inc. - $328,582.43
Averitt Express, Inc. - $316,278.17
Universal Truckload Services - $286,212.38
Contract Leasing Corporation - $275,018.13
GP II Energy, Inc. - $273,485.38

Top Suppliers & Dollar Amount Thereof

Calendar Year 2009
Flextronics - $4,852,316.67
LightSquared - $3,000,580.85
PAR Logistics Management Systems - $2,280,816.50

Calendar Year 2010
Flextronics - $6,717,722.61
LightSquared - $3,148,945.34
Nexergy, Inc. - $659,205.00

Through September 2011
Flextronics - $7,920,120.03
LightSquared - $2,542,097.20
PAR Logistics Management Systems - $806,488.56

37

Section 3(y) of the Disclosure Schedule
Certain Business Relationships with the Company

Ray Kuntz (“Kuntz”), a former member of the Company’s board of directors, is also the Chairman and CEO of Watkins.  Watkins is a customer of the Company, a purchaser of the Company’s products.

38

Section 3(z) of the Disclosure Schedule
Product Warranties

The Company grants to its customers a standard one (1) year product warranty.  In addition, the Company has granted extended product warranties to certain customers identified on the attachment to Schedule 3(h).

39

Section 8(b)(i)(C) of the Disclosure Schedule

Non-Threshold Event

A “Non-Threshold Event” shall mean any Action of the FCC (including, but not limited to, its offices, bureaus, and other agents, acting on delegated authority) against Parent, the Company or the Surviving Corporation in which it is alleged that the Company violated or otherwise failed to comply with the terms of its Communications Licenses as it pertains to point of communication on or before the Closing Date due to the Company’s operation on satellites other than as specified in its Communications Licenses.  For purposes of this Non-Threshold Event only, indemnifiable Losses shall include, but not be limited to, all associated FCC fines, forfeitures, voluntary contributions under the terms of a consent decree, or other penalties; interest payments; reasonable attorneys and consultants fees; and out-of-pocket fees and expenses incurred by Parent, the Company or the Surviving Corporation in connection with the establishment and operation of any FCC-mandated compliance program.

Section 8(b)(i)(D) of the Disclosure Schedule

Threshold Event

A “Threshold Event” shall be defined as the occurrence of all of the following: (1) the Bankruptcy of LightSquared; (2) the  LightSquared Agreement is rescinded, rejected and/or amended (with court approval to the extent court approval may be required under applicable law) and  Company (or the Surviving Corporation) enters into an amendment to the LightSquared Agreement or a new agreement (with LightSquared or any other entity) providing substantially similar services that replaces the LightSquared Agreement (in either case, the “Replacement Agreement”); (3) the Replacement Agreement provides for  pricing that is more costly to the Company (or the Surviving Corporation) than under the LightSquared Agreement; and (4) the Company (or the Surviving Corporation) has used its commercially reasonable efforts to obtain the most favorable pricing reasonably available to the Company (or the Surviving Corporation).   For clarity, Parent shall not be permitted to make any claim for indemnity pursuant to the Agreement until such time as a Threshold Event has occurred (e.g., and not based on any expectation that LightSquared will file for bankruptcy or that, following a LightSquared Bankruptcy, the Company (or the Surviving Corporation) may or will enter into a Replacement Agreement).

For purposes of this Threshold Event only, indemnifiable Losses shall include  the  actual increase costs incurred by Parent, the Company or the Surviving Corporation pursuant to the Replacement Agreement  (i.e,. solely the incremental increase in cost measured against the Existing Agreement) in the first twelve (12) months of the term of the Replacement Agreement up to an aggregate of $750,000; provided, however, that if  a Threshold Event occurs during the Escrow Indemnity Period, Parent shall be permitted to make claims hereunder (and for no other purpose under the Agreement) for the first twelve month-period following such occurrence and, for clarity, such claims shall be subject, in the aggregate to the $750,000 cap.

As used herein, “Bankruptcy” means any of the following: (1) a petition under title 11 of the United States Code or any similar federal, state or local law, statute or regulation shall be filed by or against LightSquared; (2) LightSquared shall make an assignment for the benefit of creditors, or an application is made by LightSquared for the appointment of a receiver, trustee, custodian or conservator for LightSquared or any of its assets; or (3) an application is made against LightSquared for the appointment of a receiver, trustee, custodian or conservator for LightSquared or any of its assets.

Exhibit A
STATE OF DELAWARE
CERTIFICATE OF MERGER
OF
BLUEBIRD ACQUISITION CORP.
INTO
SKYBITZ, INC.

Pursuant to Title 8, Section 251 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name and state of incorporation of each constituent corporation party to the merger described herein (the “Merger”) is:

Name	State of Incorporation

Bluebird Acquisition Corp.	Delaware
SkyBitz, Inc.	Delaware

SECOND: The Agreement and Plan of Merger dated December ___, 2011, by and among SkyBitz, Inc., Bluebird Acquisition Corp., Telular Corporation and the Stockholder Representative referenced therein has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 251 of the General Corporation Law of the State of Delaware (“DGCL”).

THIRD: The name of the surviving corporation is SkyBitz, Inc., a Delaware corporation.

FOURTH: SkyBitz, Inc. shall continue its existence under the DGCL as the surviving corporation of the Merger, and the certificate of incorporation of SkyBitz, Inc. shall be amended and restated in it entirety in substantially the form attached hereto as Exhibit A.

FIFTH: The Merger is to become effective immediately upon filing with the Secretary of the State of Delaware.

SIXTH: A copy of the executed Agreement and Plan of Merger is on file at the business office of SkyBitz, Inc. located at 22455 Davis Drive, Suite 100, Sterling, Virginia 20164, and will be furnished by SkyBitz, Inc., upon request and without cost, to any stockholder of either constituent corporation of the Merger.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the _____ day of __________, 2012.

SkyBitz, Inc.

Name:
Title:

Exhibit A

Amended and Restated Certificate of Incorporation

3

EXHIBIT B
FINANCIAL STATEMENTS

SkyBitz, Inc.
Balance Sheet Analysis
For the Ten Months Ending October 31, 2011

ASSETS
Cash Roll-Up
Operating	10100	$4,264.42
Flex Spending Account	10110	9,309.27
Bank of America Operating AC	10200	129,352.02
Bridge Bank	10300	723,192.07
Restricted Cash	10302	1,050,000.00
Bridge Bank Treasury Sweep	10310	5,044,465.74
Bridge Bank - Money Market	10500	3,299.14
Sub Total		6,963,882.66

Accounts Receivable-net
Accounts Receivable	11000	5,029,937.78
Allowance for Doubtful Account	11900	(604,846.67)
Other Receivable/Sales Discount	11100	11,515.34
Accounts Reveivable - Sales Tax	11110	1,793.75
Sub Total		4,438,400.20

Inventory
Inventory	12000	2,291,221.27
Inventory-Offsite	12100	10,587.64
Reserve-Osolete Inventory	12107	(89,620.00)
Sub Total		2,212,188.91

Other
Prepaid Expenses	14010	522,256.05
Prepaid Insurance	14015	26,316.88
Other Current Assets	14090	4,824.00
Demos	14091	11,370.80
Other Assets-Current	14900	111,382.61
Sub Total		676,150.34
Total Current Assets		14,290,622.11

Deferred Cost of Goods Sold
Deferred Cost of Goods Sold	18000	3,377,986.99
Sub Total		3,377,986.99

Property and Equipment
Fixed Assets	15000	5,436,050.29
Accumulated Depreciation	16000	(4,023,673.77)
Sub Total		1,412,376.52

Intangible Assets -Patents
Patents	16100	363,372.19
Accumulated Amortization	16200	(39,715.62)
Sub Total		323,656.57

Other Assets
Investment in SkyBitz/Pegaso	17000	310,083.67
Contra-Investment Account	17010	(310,083.67)
Other Assets-Non Current	17900	50,007.25
Sub Total		50,007.25

Total Assets		19,454,649.44

4

SkyBitz, Inc.
Balance Sheet Analysis
For the Ten Months Ending October 31, 2011

LIABILITIES AND CAPITAL

Current Liabilities

Accounts Payable
AP-Trade	20000	1,497,062.12
Purchases Clearing	20001	10,999.79
AP Clearing	20002	0.00
Sub Total		1,508,061.91

Other Current Obligations
Current Portion of L/T-Debt	25500	0.00
Sub Total		0.00

Other Accrued Liabilities
Accrued Expenses	21000	342,724.82
Accrued Fringe	21005	171,416.47
Accrued Vacation	21007	74,581.70
Accrued Bonuses	21840	591,670.51
Accrued Commissions	21850	55,000.00
401 K Deductions Payable	22040	10,725.79
Section 125 Payable	22050	5,279.00
Sales Taxes Payable	23000	49,232.82
Sales Tax Payable -VDA	23100	213,638.89
General Reserve - Warranty	24000	311,862.84
Sub Total		1,826,132.84

Total Current Liabilities		3,334,194.75

Deferred Revenue
Deferred Rev-MTU's	25100	4,928,788.87
Deferred Rev-GLS	25200	406,596.63
Deferred - Residual Method	25209	(163,736.02)
Deferred - FMV GLS	25210	(264,692.40)
Deferred Rev - Activation	25211	722,188.90
Sub Total		5,629,145.98

Notes Payable, Net
Sr. Debt Financing	28105	1,666,672.67
Series C - Debt Discount	28110	(60,686.19)
Sub Total		1,605,986.48

Capital Leases and Other Liabilities
Deferred Rent	26005	33,405.96
Unearned Income - Bridgestone	28101	7,276.98
Sub Total		40,682.94

CAPITAL

APIC
Common Stock	32000	579.14
CS APIC	32010	6,328,436.53
CS Issue Costs	32090	(60,600.00)
APIC-Series A	33000	(30,000.00)
APIC-Warrants	33010	420,200.00
APIC-Warrants Series C	33011	300,000.00
APIC-Warrants Series D	33012	405,000.00
APIC-Warrants Series B-1	33013	(22,300.97)
APIC-Beneficial Conversion Feature	33020	1,135,200.00
APIC-Interest on Note Conversions	33030	354,387.36
Acc-Series A Issue Costs	33110	(48,760.84)
Acc-Series B/BB Issue Costs	33120	(849,833.59)
Acc-Series B-1 Issue Costs	33130	(58,917.58)
Acc-Series A Dividends	33200	(3,333,333.33)
Acc-Series B/BB Dividends	33210	(11,072,934.49)
Acc-Series B-1 Dividends	33220	(603,138.00)
Acc. Series-C Issue Costs	33230	(473,675.45)
Acc. Series C Dividends	33325	(18,864,083.58)
Acc. Series D - Issue Costs	33327	(297,366.08)
Acc. Series D - Dividends	33328	(3,935,152.70)
Treasury Shares at Cost	37000	(19,121.00)
Deferred Stock Compensation	38000	7,199,612.42
Sub Total		(23,525,802.16)

Preferred Stock
Series A Preferred Stock	31100	4,000,000.00
Series A Dividends	31120	3,333,333.33
Series A Issue Costs	31190	(1,239.16)
Series B/BB Preferred Stock	31200	17,153,922.00
Series B/BB Dividends	31220	11,072,934.49
Series B/BB Issue Costs	31290	(54,669.20)
Series B-1 Preferred Stock	31300	1,023,740.00
Series B-1 Dividends	31320	603,138.00
Series B-1 Issue Costs	31390	(2,785.54)
Series C Preferred Stock	31400	21,190,019.95
Series C - APIC	31401	18,864,083.58
Series C Issue Costs	31410	(40,219.34)
Series C-1 Preferred Stock	31415	171,903.00
Series D Preferred Stock	31500	9,999,928.70
Series D - APIC	31501	3,935,152.70
Series D Issue Costs	31510	(86,202.27)
Sub Total		91,163,040.24
Retained Earnings

Retained Earnings	39000	(61,659,098.86)
Net Income	(40100 TO...	2,866,500.07
Sub Total		(58,792,598.79)

Total Capital		8,844,639.29
Total Liabilities & Capital		19,454,649.44

Skybitz, Inc. Confidential & Proprietary

5

SkyBitz, Inc.

For the Month Ending January 31, 2011

		01/31/11	02/28/11	03/31/11	04/30/11	05/31/11	06/30/11	07/31/11	8/31/11	9/30/2011	10/31/2011	Total

Revenue
Mobile Terminals	40100-0000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
MTU's - Balance Sheet Deferral	40150-0000	0	0	0	0	0	0	0	0	0	0	$0
MTU - Revenue	40200-0000	1,303,284	1,142,795	1,061,186	1,126,097	1,335,543	1,513,784	1,449,312	1,544,279	1,679,982	1,284,980	$13,441,242
Deferred MTU Revenue	40201-0000	(90,345)	(18,525)	(31,585)	(80,330)	(63,985)	(56,195)	210,815	(474,160)	(557,130)	(324,620)	$(1,486,060)
MTU -BridgeStone Revenue	40202-0000	1,290	428	428	428	428	428	428	428	428	428	$5,142
Residual Discount - Hardware	40203-0000	0	0	0	0	0	0	0	0	0	0	$0
Amortization - Residual Hardware	40204-0000	(2,759)	(2,602)	(2,602)	(2,602)	(2,602)	(2,602)	(2,602)	(2,600)	(2,600)	(2,600)	$(26,171)
EITF-0021 MTU Revenue	40210-0000	35,068	31,778	(41,561)	5,379	43,584	54,031	2,168	(38,500)	(13,491)	2,279	$80,735
Amortization - Deferred MTU Revenue	40211-0000	97,083	98,632	135,378	111,825	112,589	113,994	97,277	110,851	111,199	111,950	$1,100,778
Sales Discounts	40250-0000	(126)	(94)	(77)	(111)	(946)	(164)	245	342	(142)	(95)	$(1,168)
Shipping - Revenue	40251-0000	23,884	32,695	30,825	17,328	37,411	32,571	31,400	39,112	46,090	30,519	$321,835
MTU's - Operating Leases	40300-0000	0	12,000	12,000	12,000	12,000	12,000	12,000	12,000	0	0	$84,000
Accessories Revenue	40900-0000	152,685	157,371	282,404	149,486	313,298	172,322	117,105	139,629	173,509	102,213	$1,760,022
Deferred Accessories Revenue	40901-0000	(300)	0	0	0	(503)	218	0	0	0	0	$(585)
Amortization - Deferred Accessories	40902-0000	57,482	57,490	57,490	57,490	57,490	57,496	57,496	57,496	57,496	57,496	$574,922
MTU - Installation	40910-0000	0	0	0	0	434	0	0	0	0	0	$434
GLS - Monthly Base	45100-0000	1,225,057	1,232,975	1,251,405	1,272,927	1,230,797	1,288,622	1,247,159	1,272,168	1,250,516	1,300,651	$12,572,277
Simplex Revenue	45101-0000	21,070	20,719	21,469	20,929	21,214	25,079	25,906	26,230	29,179	32,872	$244,667
Reefer Revenue	45102-0000	45,337	45,311	46,374	44,223	50,581	50,819	51,675	76,316	55,891	55,968	$522,495
Amortization - EITF-0021 to GLS Rev	45110-0000	(11,197)	(11,708)	(13,695)	(12,138)	(10,905)	(12,648)	(15,119)	(12,469)	(9,316)	(8,901)	$(118,096)
GLS Paging	45200-0000	2,578	362	447	7,249	2,480	1,214	2,787	2,150	6,449	4,033	$29,749
GLS Sensor Events	45210-0000	929	309	1,424	1,265	1,582	1,545	1,490	1,630	5,969	(138)	$16,005
GLS Panic Transmissions	45220-0000	8,026	9,297	10,139	6,941	659	463	952	51	701	(17,211)	$20,018
GLS Other	45300-0000	0	0	0	0	0	0	354	180	0	2,500	$3,034
GLS Activation Fees	45500-0000	39,670	30,235	37,935	42,628	40,828	76,906	44,958	66,305	67,740	41,770	$488,975
Deferred Activation Fees	45501-0000	(39,670)	(30,235)	(37,935)	(42,628)	(40,828)	(76,906)	(44,958)	(66,305)	(67,740)	(41,770)	$(488,975)
Amortization - GLS Activation Fees	45502-0000	20,581	20,673	20,668	20,558	20,610	20,723	21,275	21,891	22,016	22,973	$211,968
Content Services	45503-0000	6,333	6,333	6,973	6,333	6,473	6,333	3,000	17,199	1,999	170	$61,146
Total Revenue		2,895,960	2,836,239	2,849,090	2,765,277	3,168,232	3,280,033	3,315,123	2,794,223	2,858,745	2,655,467	29,418,389

Cost of Sales

MTU - COGS	50200-0000	805,685	733,739	681,611	703,649	844,561	1,019,714	944,891	981,581	1,065,996	809,708	$8,591,135
Deferred MTU - COGS	50201-0000	(92,565)	(14,847)	(32,082)	(57,318)	(50,716)	(41,506)	196,667	(307,781)	(363,279)	(216,040)	$(979,467)
Accessories - COGS	50210-0000	94,391	117,133	177,724	84,772	266,590	136,831	73,263	85,044	119,805	62,199	$1,217,752
Amortization - Deferred MTU COGS	50211-0000	79,954	81,529	103,197	89,423	90,218	91,387	75,572	88,377	88,651	89,240	$877,548
Deferred Accessories - COGS	50212-0000	(70)	0	0	0	(278)	104	0	0	0	0	$(244)
Amortization - Deferred Acces. COGS	50213-0000	26,897	26,899	26,899	26,899	26,899	26,902	26,902	26,902	26,902	26,902	$269,003
MTU- Inventory Obsolescence	50217-0000	0	0	0	0	0	0	(37,929)	12,789	44,961	13,281	$33,102
Cargo Sensor Royalties	50218-0000	3,128	4,970	1,793	44	27,091	2,676	3,375	1,206	4,423	176	$48,882
MTU- PO Pricing Variance	50219-0000	32,635	(12,646)	(975)	28,724	30,900	2,382	39,988	15,880	38,445	(1,010)	$174,323
Shipping - COGS	50220-0000	23,884	25,079	30,322	38,368	13,915	22,729	14,367	13,678	13,496	10,997	$206,835
Product Warranty Expense	50300-0000	50,000	50,000	50,000	50,000	50,000	50,000	50,000	50,000	50,000	50,000	$500,000
Satellite Services	55100-0000	260,434	260,434	275,309	262,809	262,809	262,261	517,621	104,181	295,577	287,016	$2,788,451
Simplex COGS	55101-0000	10,464	10,564	12,226	13,853	12,840	12,529	14,719	14,623	15,809	16,052	$133,679
Reefer COGS	55102-0000	33,398	33,398	33,398	33,434	41,928	41,606	43,314	47,240	47,700	47,822	$403,238
Hosting Center	55200-0000	29,018	37,722	30,532	18,220	23,381	30,056	30,799	30,821	30,829	30,965	$292,343
Depreciation	55510-0000	15,000	15,000	15,000	15,000	15,000	15,000	15,000	15,000	15,000	15,000	$150,000
Mapping Services	55520-0000	8,045	4,023	6,034	6,034	6,034	6,034	6,034	6,034	6,034	6,034	$60,340
GLS - Cargo Sensor Royalties	55900-0000	10,427	10,564	11,351	10,860	10,862	11,193	11,584	11,751	12,001	9,235	$109,828
Total Cost of Sales		1,390,725	1,383,561	1,422,339	1,324,771	1,672,034	1,689,898	2,026,167	1,197,326	1,512,350	1,257,577	14,876,748

Gross Profit		1,505,235	1,452,678	1,426,751	1,440,506	1,496,198	1,590,135	1,288,956	1,596,897	1,346,395	1,397,890	14,541,641

6

SkyBitz, Inc.

For the Month Ending January 31, 2011

		01/31/11	02/28/11	03/31/11	04/30/11	05/31/11	06/30/11	07/31/11	8/31/11	9/30/2011	10/31/2011	Total

Accounting Fees	60100-4300	17,500	17,500	24,294	17,500	10,000	10,000	15,000	15,000	15,000	0	$141,794
Fringe Expense	60200-1100	19,385	19,789	21,067	21,742	21,152	21,244	21,681	25,086	26,336	24,829	$222,311
Fringe Expense	60200-1300	8,608	8,608	8,608	8,608	8,608	8,608	12,281	12,281	12,281	8,545	$97,036
Fringe Expense	60200-1700	9,235	9,235	9,235	9,235	9,235	9,235	9,235	9,235	9,235	9,235	$92,350
Fringe Expense	60200-2000	37,309	37,309	37,309	37,309	37,309	37,309	33,636	33,636	33,636	33,636	$358,398
Fringe Expense	60200-2600	0	0	0	0	0	0	0	0	0	1,862	$1,862
Fringe Expense	60200-4000	6,920	6,920	6,920	6,920	6,920	6,920	6,920	6,920	6,920	6,920	$69,200
Fringe Expense	60200-4300	7,949	7,949	7,949	7,949	7,949	7,949	7,949	7,949	7,949	7,949	$79,490
Fringe Expense	60200-6000	4,608	4,608	4,608	4,608	4,608	4,608	4,608	4,608	4,608	4,608	$46,080
Bad Debt Expense	60310-4000	20,000	20,000	20,000	20,000	20,000	20,000	20,000	20,000	26,628	20,000	$206,628
Bank Charges	60400-4700	11,626	8,531	8,549	19,787	16,712	14,442	12,750	28,749	14,168	18,172	$153,486
Bonuses	60500-1100	5,775	5,775	5,775	5,775	5,775	5,775	5,775	5,775	5,775	5,775	$57,750
Bonuses	60500-1300	12,286	12,286	12,286	12,286	12,286	12,286	18,427	12,286	12,286	12,286	$129,001
Bonuses	60500-1700	5,156	5,156	5,156	5,156	5,156	5,156	5,156	5,156	5,156	5,156	$51,560
Bonuses	60500-2000	27,395	27,395	27,395	27,395	27,395	27,395	21,254	27,395	(25,437)	21,525	$209,107
Bonuses	60500-4000	15,378	15,378	15,378	15,378	15,378	15,378	15,378	15,378	15,378	15,378	$153,780
Bonuses	60500-4300	7,141	7,141	7,141	7,141	7,141	7,141	7,141	7,141	7,141	7,141	$71,410
Bonuses	60500-6000	3,444	3,444	3,444	3,444	3,444	3,444	3,444	3,444	3,444	3,444	$34,440
Commissions	60600-1100	55,346	45,286	38,775	40,853	47,254	31,754	35,137	33,853	60,790	47,925	$436,973
Consulting	60700-1100	1,166	(70)	39	0	0	0	0	0	0	0	$1,135
Consulting	60700-2300	0	0	16,200	11,760	0	0	0	0	0	0	$27,960
Consulting	60700-2600	12,672	8,176	5,647	20,063	14,556	11,579	10,985	19,242	11,949	16,622	$131,491
Consulting	60700-4000	0	0	45,000	90,000	90,000	2,250	(750)	0	0	12,500	$239,000
Consulting	60700-4300	5,600	4,200	5,600	8,956	4,200	4,208	7,858	7,775	5,550	5,884	$59,831
Consulting	60700-4700	0	0	0	7,386	0	0	0	0	0	0	$7,386
Comp Supplies & SW	60800-1100	0	134	70	0	0	14	14	57	0	0	$289
Comp Supplies & SW	60800-2300	263	0	0	0	0	398	(263)	0	0	315	$713
Comp Supplies & SW	60800-2400	0	0	0	89	0	0	0	0	0	0	$89
Comp Supplies & SW	60800-2700	0	0	0	0	0	0	124	0	0	0	$124
Comp Supplies & SW	60800-4700	0	0	97	353	258	0	0	522	225	0	$1,455
Comp Supplies & SW	60800-6000	0	0	0	0	0	0	0	60	0	0	$60
Dues, Subs & Pubs	60900-1100	0	0	0	125	0	0	35	0	0	0	$160
Dues, Subs & Pubs	60900-1300	1,110	1,282	1,254	1,283	1,522	2,528	1,375	1,875	1,375	1,375	$14,979
Dues, Subs & Pubs	60900-2100	98	98	98	98	98	98	98	98	98	98	$980
Dues, Subs & Pubs	60900-4000	0	19	0	1,000	0	0	0	0	0	0	$1,019
Dues, Subs & Pubs	60900-4300	1,440	1,440	1,440	1,440	1,824	1,440	1,440	1,440	1,440	1,488	$14,832
Dues, Subs & Pubs	60900-6500	290	0	0	0	0	0	0	0	0	0	$290
Freight-out - Sales	60950-6100	846	3,358	1,902	461	63	1,278	217	48	337	870	$9,380
Freight-SGA	60950-6500	2,845	2,201	4,309	1,836	8,786	1,735	826	571	1,620	70	$24,799
Gifts	61000-1100	0	0	0	0	0	0	73	0	0	732	$805
Gifts	61000-1300	0	0	0	0	0	0	0	5,000	0	0	$5,000
Gifts	61000-2000	91	0	0	0	0	0	0	0	0	0	$91
Gifts	61000-2400	0	0	0	0	0	0	0	0	0	214	$214
Employee Goodwill	61000-4000	0	0	0	1,790	0	0	0	0	0	0	$1,790
Gifts	61000-4300	97	0	0	0	0	0	0	0	0	0	$97
Gifts	61000-4700	0	0	0	0	245	0	0	0	0	0	$245
Insurance - Business	61100-4700	16,475	16,475	16,475	17,481	16,263	16,263	16,263	22,690	16,799	16,799	$171,983
Leasing Expense	61400-2500	300	570	570	270	270	270	270	270	270	270	$3,330
Leasing Expense	61400-4700	1,520	1,366	1,391	1,545	1,699	1,391	1,545	1,522	1,391	1,800	$15,170
Legal	61500-4700	30,000	30,000	86,180	30,000	30,000	30,000	30,000	(20,621)	30,000	30,000	$305,559
Licenses	61600-1300	415	420	420	420	420	420	420	420	420	420	$4,195
Licenses	61600-2400	0	0	0	0	0	0	0	0	0	133	$133
Licenses	61600-2600	269	244	430	502	502	502	502	502	502	577	$4,532
Licenses	61600-4300	333	333	363	333	333	333	333	333	333	333	$3,360

7

SkyBitz, Inc.

For the Month Ending January 31, 2011

		01/31/11	02/28/11	03/31/11	04/30/11	05/31/11	06/30/11	07/31/11	8/31/11	9/30/2011	10/31/2011	Total

Maintenace & Repairs	61700-1000	225	119	119	119	119	119	119	119	119	119	$1,296
Maintenace & Repairs	61700-1100	1,756	1,187	1,187	1,187	1,187	1,187	1,187	1,187	1,187	1,187	$12,439
Maintenace & Repairs	61700-1300	351	356	356	356	356	356	356	356	356	356	$3,555
Maintenace & Repairs	61700-1700	703	712	712	712	712	712	712	712	712	712	$7,111
Maintenace & Repairs	61700-2000	729	378	378	378	378	378	378	363	363	363	$4,086
Maintenace & Repairs	61700-2400	142	142	723	723	723	723	723	1,007	723	723	$6,352
Maintenace & Repairs	61700-2600	5,446	6,040	5,570	5,570	3,208	3,219	3,219	3,219	3,219	1,838	$40,548
Maintenace & Repairs	61700-4300	666	1,021	1,021	1,021	997	997	997	997	997	997	$9,711
Maintenace & Repairs	61700-4700	17,848	20,872	26,945	19,899	21,723	23,774	67	22,965	22,963	24,241	$201,297
Maintenace & Repairs	61700-6000	0	118	118	118	118	118	118	118	118	118	$1,062
Maintenace & Repairs	61700-6500	351	118	118	118	118	118	118	118	118	118	$1,413
Meals & Entertainment	61800-1000	19	0	0	0	170	104	100	0	68	150	$611
Meals & Entertainment	61800-1100	791	1,178	1,607	1,967	682	1,599	1,265	774	1,384	1,245	$12,492
Meals & Entertainment	61800-1300	(341)	0	645	85	0	0	0	35	219	368	$1,011
Meals & Entertainment	61800-1700	0	0	66	113	0	0	72	0	0	0	$251
Meals & Entertainment	61800-2000	16	0	95	0	254	0	0	54	157	0	$576
Meals & Entertainment	61800-2300	0	0	0	0	0	138	0	72	0	0	$210
Meals & Entertainment	61800-2400	0	185	0	0	0	0	0	114	137	131	$567
Meals & Entertainment	61800-2600	10	434	174	256	119	698	217	51	0	0	$1,959
Meals & Entertainment	61800-2700	0	0	0	0	0	85	0	71	0	63	$219
Meals & Entertainment	61800-4000	1,803	378	412	197	436	468	352	791	395	865	$6,097
Meals & Entertainment	61800-4300	0	100	73	0	0	0	0	0	0	16	$189
Meals & Entertainment	61800-4700	4,369	707	1,636	1,368	540	2,105	577	1,069	740	1,781	$14,892
Meals & Entertainment	61800-6000	0	97	0	0	0	73	36	594	48	92	$940
Office Rent	62000-4700	31,025	31,025	31,025	31,025	31,025	31,025	31,025	31,025	31,025	31,025	$310,250
Office Supplies & Printing	62100-1000	0	0	0	0	0	0	0	0	39	0	$39
Office Supplies & Printing	62100-1100	403	292	0	19	0	961	114	139	327	0	$2,255
Office Supplies & Printing	62100-1300	0	0	0	0	0	57	0	0	31	4	$92
Office Supplies & Printing	62100-1700	0	0	0	0	395	0	0	0	0	0	$395
Office Supplies & Printing	62100-2600	0	0	73	0	0	0	26	0	0	0	$99
Office Supplies & Printing	62100-4000	0	0	0	73	0	0	0	0	0	0	$73
Office Supplies & Printing	62100-4300	380	0	186	0	0	0	249	147	0	0	$962
Office Supplies & Printing	62100-4700	2,342	2,642	3,098	2,258	2,220	2,769	2,792	821	3,838	1,692	$24,472
Office Supplies & Printing	62100-6000	0	30	0	0	72	0	0	0	0	0	$102
Office Supplies & Printing	62100-6500	0	0	0	0	0	35	0	0	0	0	$35
Prompt Pay Discounts Earned	62190-4300	(159)	(354)	(105)	(89)	(234)	(298)	(241)	(123)	(124)	(195)	$(1,922)
Postage & Delivery	62500-1100	0	0	0	0	0	4	0	0	0	0	$4
Postage & Delivery	62500-2000	0	0	0	0	0	0	0	0	6	0	$6
Postage & Delivery	62500-4700	1,035	0	1,313	520	790	0	310	790	520	520	$5,798
Recruiting	62600-1000	0	0	0	0	851	0	0	0	0	0	$851
Recruiting	62600-1700	0	0	13,000	0	0	0	0	0	0	0	$13,000
Recruiting	62600-2600	0	2,325	0	0	0	0	0	0	0	0	$2,325
Relocation & Temp Living	62700-1100	0	0	3,000	0	0	0	0	0	0	0	$3,000
Relocation & Temp Living	62700-2600	1,139	1,139	1,139	1,139	3,417	0	200	0	0	0	$8,173
Salaries	62800-1000	13,333	13,333	13,333	13,333	13,333	13,333	13,333	13,333	13,333	13,333	$133,330
Salaries	62800-1100	83,087	79,698	80,781	80,781	84,115	87,448	87,448	87,448	84,615	90,060	$845,481
Salaries	62800-1300	29,875	29,875	31,164	31,164	31,164	31,164	67,861	67,861	67,861	42,951	$430,940
Salaries	62800-1700	38,389	38,389	46,771	46,771	46,771	46,771	46,771	46,771	46,771	46,771	$450,946
Salaries	62800-2100	15,833	15,833	16,229	16,229	16,229	16,229	16,229	16,229	16,229	3,745	$149,014
Salaries	62800-2300	22,316	22,316	22,563	22,563	22,563	22,563	22,563	22,563	22,563	22,563	$225,136
Salaries	62800-2400	45,536	45,536	46,625	46,625	46,625	46,625	46,310	45,897	46,625	46,625	$463,029
Salaries	62800-2500	10,213	10,213	10,387	10,387	10,387	10,387	10,387	10,387	10,387	10,387	$103,522
Salaries	62800-2600	95,542	95,542	100,668	105,053	105,053	105,053	68,355	62,853	61,203	66,352	$865,674
Salaries	62800-2700	7,039	7,039	7,180	7,180	7,180	7,180	7,180	7,180	7,180	7,180	$71,518
Salaries	62800-4000	31,352	31,352	31,352	31,352	31,352	31,352	31,352	31,352	31,352	32,920	$315,088
Salaries	62800-4300	42,459	42,223	45,131	42,201	42,381	41,735	42,281	42,751	41,931	42,076	$425,169
Salaries	62800-6000	17,333	17,333	17,888	17,888	17,888	17,888	17,888	17,888	17,888	17,888	$177,770
Salaries	62800-6500	10,372	9,940	10,519	9,976	11,658	11,020	10,152	10,797	10,268	9,976	$104,678
Sales Promo & PR	62900-1300	25,722	26,991	29,529	27,736	24,478	24,087	25,127	24,160	22,029	17,966	$247,825
Seminars & Meetings	63000-1000	0	40	0	0	0	0	0	0	0	75	$115
Seminars & Meetings	63000-1100	0	75	0	0	0	0	50	0	0	0	$125
Seminars & Meetings	63000-1300	0	0	0	0	0	0	0	0	0	75	$75
Seminars & Meetings	63000-2000	0	0	0	0	0	0	0	125	0	0	$125
Seminars & Meetings	63000-2600	0	40	200	0	699	0	0	0	0	0	$939
Seminars & Meetings	63000-4000	0	0	289	0	0	0	1,750	0	25	0	$2,064
Small Parts & Tools	63100-2400	132	137	0	0	0	0	0	0	0	0	$269
Small Parts & Tools	63100-2500	0	0	0	0	0	0	0	0	0	54	$54
Small Parts & Tools	63100-6000	91	0	0	48	0	0	0	0	0	0	$139
Small Parts & Tools	63100-6500	0	0	30	772	0	0	0	583	0	325	$1,710
Taxes - Property & Other Local	63200-4700	15,000	15,000	15,000	15,000	15,000	15,000	15,000	15,000	15,000	15,000	$150,000
Telephone	63300-1000	0	0	0	0	147	0	122	0	159	142	$570
Telephone	63300-1100	1,216	1,780	2,837	1,775	1,287	1,339	1,885	2,294	3,109	1,361	$18,883
Telephone	63300-1300	340	78	834	1,045	539	605	513	807	868	873	$6,502
Telephone	63300-1700	478	188	364	443	427	265	275	311	528	315	$3,594
Telephone	63300-2000	159	36	152	149	149	0	301	151	220	148	$1,465
Telephone	63300-2300	94	254	91	91	91	0	300	172	147	90	$1,330
Telephone	63300-2400	163	257	158	159	159	120	87	117	116	135	$1,471
Telephone	63300-2500	0	0	0	60	60	120	0	60	60	60	$420
Telephone	63300-2600	1,369	114	936	921	869	527	1,994	1,233	1,143	437	$9,543
Telephone	63300-2700	691	201	721	691	690	0	2,174	(1,501)	574	851	$5,092
Telephone	63300-4000	233	169	278	197	189	380	0	502	246	388	$2,582
Telephone	63300-4300	378	444	414	36	483	259	263	263	265	465	$3,270
Telephone	63300-4700	6,314	6,533	6,546	6,534	8,999	7,387	6,161	7,286	6,276	7,970	$70,006
Telephone	63300-6000	226	66	227	225	224	0	643	427	335	318	$2,691
Trade Shows	63500-1300	4,988	1,787	55,205	15,244	3,401	1,965	2,013	0	24,404	19,024	$128,031
Travel	63600-1000	707	0	110	1,935	1,529	290	89	2,313	1,163	1,658	$9,794
Travel	63600-1100	7,698	16,433	8,079	12,138	10,412	12,475	12,991	13,028	15,728	15,579	$124,561
Travel	63600-1300	1,678	1,220	3,473	791	0	0	1,687	1,403	6,129	2,995	$19,376
Travel	63600-1700	0	748	2,575	768	0	1,108	493	0	0	522	$6,214
Travel	63600-2000	1,763	66	850	0	1,291	0	829	17	1,253	0	$6,069
Travel	63600-2300	0	0	0	0	0	1,637	0	1,873	0	0	$3,510
Travel	63600-2400	687	1,412	0	0	0	0	0	5,888	5,994	3,835	$17,816
Travel	63600-2500	2,036	0	438	0	0	687	937	0	0	0	$4,098
Travel	63600-2600	3,957	3,763	5,803	6,344	2,701	3,281	2,475	1,251	0	0	$29,575
Travel	63600-2700	0	0	0	0	0	1,799	0	2,050	0	2,569	$6,418
Travel	63600-4000	950	2,560	3,045	2,247	3,865	3,815	5,465	(96)	3,811	3,053	$28,715
Travel	63600-4300	3,297	373	2,409	101	710	660	0	0	0	1,141	$8,691
Travel	63600-4700	(1,319)	(318)	(138)	0	0	0	0	0	0	0	$(1,775)
Travel	63600-6000	250	1,163	2,866	172	1,175	426	2,475	3,051	1,199	1,537	$14,314

8

SkyBitz, Inc.

For the Month Ending January 31, 2011

		01/31/11	02/28/11	03/31/11	04/30/11	05/31/11	06/30/11	07/31/11	8/31/11	9/30/2011	10/31/2011	Total

Installation training expense	63625-1100	1,432	444	189	653	284	466	590	0	0	0	$4,058
Trial & Demo Expenses	63650-1100	5,000	5,000	16,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	$61,000
Utilities	63700-4700	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	$50,000
Interest Income	80000-0000	(1,011)	(989)	(788)	(798)	(793)	(717)	(706)	(683)	(583)	(554)	$(7,622)
NRE & Development Costs	80200-0000	53,687	14,965	18,450	43,790	35,240	115,280	52,651	163,242	(79,380)	35,561	$453,486
Interest Expense	81000-0000	27,970	37,024	28,028	27,628	30,589	37,501	23,283	25,685	21,539	20,081	$279,328
Transaction Expense & One time charges	81010-0000	11,381	0	98,961	106,089	380	380	78,582	24,484	326	0	$320,583
Non-operating (Misc) Income	82000-0000	0	0	0	(1)	0	0	0	0	0	0	$(1)
Europe & Satellite Diversity	82105-0000	438	438	420	420	420	420	420	420	420	420	$4,236
MSV & Satellite Migration	82106-0000	25,000	25,000	25,000	0	0	0	(46,589)	0	0	0	$28,411
Depreciation	85000-4700	44,497	45,546	45,635	45,399	41,779	35,280	35,541	36,964	38,216	38,927	$407,784
Amortization Expense	86000-0000	1,747	1,799	1,805	(1,449)	1,248	1,274	1,538	1,404	1,424	1,513	$12,303
												$0
Total Expenses		1,139,058	1,078,256	1,408,670	1,346,265	1,193,157	1,161,739	1,101,744	1,210,875	964,237	1,071,151	11,675,152

Net Income After Taxes		366,177	374,422	18,081	94,241	303,041	428,396	187,212	386,022	382,158	326,739	2,866,489

EBTIDA
Provision for Income Taxes		0	0	0	0	0	0	0	0	0	0	0
Depreciation & Amortization		61,244	62,345	62,440	58,950	58,027	51,554	52,079	53,368	54,640	55,440	570,087
Interest Exp		27,970	37,024	28,028	27,628	30,589	37,501	23,283	25,685	21,539	20,081	279,328
Interest Income		(1,011)	(989)	(788)	(799)	(793)	(717)	(706)	(683)	(583)	(554)	(7,623)
EBITDA		454,380	472,802	107,761	180,020	390,864	516,734	261,868	464,392	457,754	401,706	3,708,281

9

SkyBitz, Inc.
Operating Statement

	01/31/11	02/28/11	03/31/11	4/30/2011	5/31/2011	6/30/2011	7/31/2011	8/31/2011	9/30/2011	10/31/2011	Total

Units	3,529	3,563	3,202	3,471	4,081	4,434	4,617	5,056	5,224	4,022	41,199
Revenues
MTU-Hardware	$1,577,248	$1,511,968	$1,503,887	$1,396,990	$1,844,742	$1,897,884	$1,975,645	$1,388,876	$1,495,341	$1,262,549	$15,855,130
GLS Services	1,312,381	1,317,939	1,338,231	1,361,954	1,317,016	1,375,816	1,336,480	1,388,147	1,361,405	1,392,748	$13,502,117
Content Services	6,333	6,333	6,973	6,333	6,473	6,333	3,000	17,199	1,999	170	$61,146
Government Contracts	0	0	0	0	0	0	0	0	0	0	$0
Total Revenues	2,895,962	2,836,240	2,849,091	2,765,277	3,168,231	3,280,033	3,315,125	2,794,222	2,858,745	2,655,467	$29,418,393

Cost of Sales
MTU-Hardware	1,023,940	1,011,854	1,038,489	964,560	1,299,180	1,311,220	1,387,096	967,676	1,089,400	845,453	$10,938,868
GLS -Services	366,786	371,704	383,850	360,210	372,853	378,678	639,071	229,649	422,950	412,124	$3,937,875
Total Cost of Sales	1,390,726	1,383,558	1,422,339	1,324,770	1,672,033	1,689,898	2,026,167	1,197,325	1,512,350	1,257,577	14,876,743

Gross Margin
MTU-Hardware	553,308	500,114	465,398	432,430	545,562	586,664	588,549	421,200	405,941	417,096	$4,916,262
GLS Services	951,928	952,568	961,354	1,008,077	950,636	1,003,471	700,409	1,175,697	940,454	980,794	$9,625,388
Total Gross Margin	1,505,236	1,452,682	1,426,752	1,440,507	1,496,198	1,590,135	1,288,958	1,596,897	1,346,395	1,397,890	14,541,650

	52.0%	51.2%	50.1%	52.1%	47.2%	48.5%	38.9%	57.1%	47.1%	52.6%	49.4%
SG&A Operating Expenses
Sales and Marketing	282,372	273,395	336,742	286,419	276,068	265,187	317,068	316,891	367,391	316,407	$3,037,940
General and Administrative	354,042	346,526	473,454	459,686	446,212	342,432	323,130	314,276	354,442	353,831	$3,768,031
Operations	91,774	94,703	119,599	101,028	102,066	102,257	102,414	103,921	100,767	102,006	$1,020,535
Research & Development	293,409	287,195	308,803	322,004	302,974	299,002	251,492	262,638	199,315	243,398	$2,770,230
Europe & Satellite Diversity	438	438	420	420	420	420	420	420	420	420	$4,236
MSV Satellite Migration	25,000	25,000	25,000	0	0	0	(46,589)	0	0	0	$28,411
Total SG&A Expenses	1,047,035	1,027,257	1,264,018	1,169,557	1,127,740	1,009,298	947,935	998,146	1,022,335	1,016,062	10,629,383

Other Operating Expenses
Battery Drain & Annodization	0	0	0	0	0	0	0	0	0	0	$0
NRE & Development Costs	53,687	14,965	18,450	43,790	35,240	115,280	52,651	163,242	(79,380)	35,561	$453,486
Total Other Expenses	53,687	14,965	18,450	43,790	35,240	115,280	52,651	163,242	(79,380)	35,561	$453,486

Net Operating Profit (Loss)	404,514	410,460	144,284	227,160	333,218	465,557	288,372	435,509	403,440	346,267	3,458,781

Interest Income	(1,011)	(989)	(788)	(798)	(793)	(717)	(706)	(683)	(583)	(554)	$(7,622)
Other Expense	0	0	0	(1)	0	0	0	0	0	0	$(1)
Interest Expense & Transaction Expense	39,351	37,024	126,990	133,717	30,969	37,881	101,865	50,169	21,865	20,081	$599,912
Net Profit (Loss)	366,174	374,425	18,082	94,242	303,042	428,393	187,213	386,023	382,158	326,740	2,866,492

Depreciation & Amortization	61,244	62,345	62,440	58,950	58,027	51,554	52,079	53,369	54,640	55,440	$570,088
Provisions For Income Tax	0	0	0	0	0	0	0	0	0	0	$0
Interest Expense	27,970	37,024	28,028	27,628	30,589	37,501	23,283	25,685	21,539	20,081	$279,328
Interest Income	(1,011)	(989)	(788)	(799)	(793)	(717)	(706)	(683)	(583)	(554)	$(7,623)
EBITDA	454,377	472,805	107,762	180,021	390,865	516,731	261,869	464,394	457,754	401,707	3,708,285
	15.7%	16.7%	3.8%	6.5%	12.3%	15.8%	7.9%	16.6%	16.0%	15.1%	12.6%

Comp Expense & Board Comp	0	0	45,000	90,000	90,000	0	0	0	0		$225,000
Transaction - Data Site	0	0	1,020	1,164	380	380	0	2,591	325		$5,860
Transaction-Legal Meister	11,381	0	20,942	13,004	0	0	7,582	0	0		$52,909
Transaction-Legal Goodwin	0	0	77,000	66,850	0	0	71,000	16,768	0		$231,617
Opco Expenses	0	0	0	25,071	0	0	0	0	0		$25,071
Grant Thorton Workpaper review	0	0	0	0	0	0	0	5,125	0		$5,125
Irridium Development	25,000	25,000	25,000	0	0	0	(46,589)	0	0		$28,411
Adjusted EBITDA	490,758	497,805	276,723	376,110	481,245	517,111	293,862	488,878	458,079	401,707	4,282,279
	16.9%	17.6%	9.7%	13.6%	15.2%	15.8%	8.9%	17.5%	16.0%	15.1%	14.6%

10

SkyBitz, Inc.
Operating Statement
For the Ten Months Ending October 31, 2011

	October	Original Budget	Variance	YTD-Actual	Original Budget-YTD	Variance

Revenues
MTU-Hardware	$1,262,549	$1,713,255	$(450,706)	$15,855,131	$14,278,322	$1,576,809
GLS Services	1,392,748	1,529,107	(136,359)	13,502,117	14,248,748	(746,631)
Content Services	170	8,333	(8,163)	61,146	83,330	(22,184)
Total Revenues	2,655,467	3,250,695	(595,228)	29,418,394	28,610,400	807,994

Cost of Sales
MTU-Hardware	845,453	1,212,322	(366,869)	10,938,866	10,109,878	828,988
GLS -Services	412,124	420,590	(8,466)	3,937,874	3,916,960	20,914
Total Cost of Sales	1,257,577	1,632,912	(375,335)	14,876,740	14,026,838	849,902

Gross Margin
MTU-Hardware	417,096	500,933	(83,837)	4,916,265	4,168,444	747,821
GLS Services	980,794	1,116,850	(136,056)	9,625,389	10,415,118	(789,729)
Total Gross Margin	1,397,890	1,617,783	(219,893)	14,541,654	14,583,562	(41,908)

SG&A Operating Expenses
Sales and Marketing	316,407	354,288	(37,881)	3,037,940	3,288,532	(250,592)
General and Administrative	353,831	342,506	11,325	3,768,031	3,618,523	149,508
Operations	102,006	110,031	(8,025)	1,020,534	1,118,310	(97,776)
Research & Development	243,398	317,511	(74,113)	2,770,228	3,265,110	(494,882)
Europe & Satellite Diversity	420	10,000	(9,580)	4,235	100,000	(95,765)
MSV Satellite Migration	0	0	0	28,411	75,000	(46,589)
Total SG&A Expenses	1,016,062	1,134,336	(118,274)	10,629,379	11,465,475	(836,096)

Other Operating Expenses
NRE & Development Costs	35,561	25,000	10,561	453,485	250,000	203,485
Total Other Expenses	35,561	25,000	10,561	453,485	250,000	203,485

Net Operating Profit (Loss)	346,267	458,447	(112,180)	3,458,790	2,868,087	590,703

Interest Income	(554)	(2,202)	1,648	(7,622)	(20,044)	12,422
Other Expense	0	0	0	(1)	0	(1)
Interest Expense & Transaction Expense	20,081	10,694	9,387	599,912	185,694	414,218

Net Profit (Loss)	326,740	449,955	(123,215)	2,866,501	2,702,437	164,064

Depreciation & Amortization	55,440	42,970	12,470	570,088	488,163	81,925
Interest Expense	20,081	10,694	9,387	279,328	150,694	128,634
Interest Income	(554)	(2,202)	1,648	(7,622)	(20,044)	12,422
EBITDA	401,707	501,417	(99,710)	3,708,295	3,321,250	387,045

11

SkyBitz, Inc.
SG&A Expense
For the Ten Months Ending October 31, 2011

	October	Original Budget	Variance	YTD-Actual	Original Budget-YTD	Variance

Expenses:

Salaries and Wages	$452,828	$521,374	$(68,546)	$4,761,302	$5,213,740	$(452,438)
Bonuses	70,705	76,575	(5,870)	707,048	765,750	(58,702)
Commissions	47,925	54,601	(6,676)	436,970	485,320	(48,350)
	571,458	652,550	(81,092)	5,905,320	6,464,810	(559,490)

Fringe Expenses (Payroll Tax & Ins)	97,583	97,583	0	966,726	966,726	0
Office Rent	31,025	31,025	0	310,250	310,250	0
Legal Corporate	30,000	30,000	0	305,558	300,000	5,558
Audit & Tax			0	141,794	135,000	6,794
Bad Debt Expense	20,000	20,000	0	206,628	200,000	6,628
Office & Computer Supplies	2,011	6,750	(4,739)	31,255	67,500	(36,245)
Dues and Memberships	1,586	2,000	(414)	17,280	20,000	(2,720)
Telephone & Utilities	18,552	19,278	(726)	177,418	191,880	(14,462)
Travel & Entertainment	37,601	41,500	(3,899)	317,391	433,000	(115,609)
Marketing	38,863	72,862	(33,999)	403,450	532,466	(129,016)
Freight/Postage	1,460	6,000	(4,540)	39,986	60,000	(20,014)
Consulting	35,006	30,000	5,006	465,667	300,000	165,667
Consulting			0	1,135	12,500	(11,365)
Software & Hardware	54	1,000	(946)	462	10,000	(9,538)
Depreciation	40,440	27,970	12,470	420,088	338,163	81,925
Taxes & Licenses	16,042	15,000	1,042	158,024	150,000	8,024
Recruiting		2,000	(2,000)	16,176	110,000	(93,824)
Temporary Living & Relocation		1,500	(1,500)	11,173	15,000	(3,827)
Business Insurance	16,799	18,818	(2,019)	171,982	188,180	(16,198)
Equipment Rentals	2,070	2,500	(430)	18,501	25,000	(6,499)
Maintenance Agreements	30,773	35,000	(4,227)	292,930	350,000	(57,070)
Volvo Action Services			0			0
Trial/Demo & RMA Costs	5,000	5,000	0	61,000	50,000	11,000
Expense Hedges			0			0
Misc Bank, PR Service, Admin	18,923	6,000	12,923	154,807	60,000	94,807
Total SG&A	1,015,246	1,124,336	(109,090)	10,595,001	11,290,475	(695,474)
International	420	10,000	(9,580)	4,235	100,000	(95,765)
Irridium			0	28,411	75,000	(46,589)
	420	10,000	(9,580)	32,646	175,000	(142,354)

12

Financial Statements and Report of

Independent Certified Public Accountants

SkyBitz, Inc.

December 31, 2010, 2009 and 2008

13

SkyBitz, Inc.

Contents

Report of Independent Certified Public Accountants	3

Financial Statements

Balance Sheets	4-5

Statements of Operations	6

Statements of Stockholders’ Equity	7-8

Statements of Cash Flows	9

Notes to Financial Statements	10-35

Report of Independent Certified Public Accountants

Board of Directors
SkyBitz, Inc.

We have audited the accompanying balance sheets of SkyBitz, Inc. (the Company), as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity, and cash flows for the three years ended December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Skybitz, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the three years ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, beginning in December 18, 2011, all Series of the Company’s Preferred Stock are redeemable at the option of the Preferred Shareholders.  If this redemption feature were exercised, management does not believe that the Company could fund the redemption with available cash or borrowings under current lending arrangements which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note B to the Notes to these financial statements, the Company adopted FASB Accounting Standards Update (ASU) 2009-13, Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force, effective January 1, 2010.

McLean, Virginia
April 15, 2011

3

SkyBitz, Inc.

Balance Sheets

December 31,	2010	2009

Assets

Current Assets
Cash and cash equivalents	$4,866,178	$4,962,259
Restricted cash	250,000	250,000
Short-term investment	800,000	800,000
Accounts receivable (net of allowance of $510,288 and $313,512 at December 31, 2010 and 2009, respectively)	3,756,483	3,738,930
Inventories	1,751,536	1,143,285
Deferred cost of sales	1,378,034	1,307,398
Prepaid expenses and other current assets	952,854	1,167,157

Total current assets	13,755,085	13,369,029

Property and Equipment, net	1,568,327	1,562,172

Intangible Assets, net	235,525	304,366

Other Assets
Deferred cost of sales, non-current	2,146,126	2,973,617
Deferred financing costs, non-current, net	16,135	40,339
Lease receivables–non-current	153,496	265,846

Other Assets	2,315,757	3,279,802

Total Assets	$17,874,694	$18,515,369

4

SkyBitz, Inc.

Balance Sheets—Continued

December 31,	2010	2009

Liabilities and Stockholders’ Equity

Current Liabilities
Current portion of long-term senior debt	$1,924,992	$1,666,667
Accounts payable	1,311,011	897,809
Accrued compensation and payroll taxes	819,202	472,141
Other accrued expenses and current liabilities	935,335	1,151,680
Accrued warranty	255,460	310,287
Deferred revenue	2,117,900	2,077,436
Income tax payable	59,300	11,601

Total Current Liabilities	7,423,200	6,587,621

Long-term senior debt	1,285,162	3,135,147
Deferred revenue, non-current	3,171,490	4,674,658
Deferred rent	16,703	136,214

Total Liabilities	11,896,555	14,533,640

Commitments and Contingecies (Note P)

Stockholders’ Equity
Series A redeemable convertible preferred stock, $.001 par value, 1,720 shares authorized at December 31, 2010 and 2009; 1,704 shares issued and outstanding at December 31, 2010 and 2009 (liquidation preference of $3,333,333)	7,332,094	7,010,801
Series B-1 redeemable convertible preferred stock, $.001 par value, 2,835 shares authorized at December 31, 2010 and 2009; 2,835 shares issued and outstanding at December 31, 2010 and 2009 (liquidation preference of $603,138)	1,624,093	1,539,287
Series BB redeemable convertible preferred stock, $.001 par value, 47,629 shares authorized at December 31, 2010 and 2009; 47,269 shares issued and outstanding at December 31, 2010 and 2009 (liquidation preference of $19,250,597)	28,172,188	26,742,828
Series C redeemable convertible preferred stock, $.001 par value, 14,736,364 shares authorized at December 31, 2010 and 2009; 14,414,935 shares issued and outstanding at December 31, 2010 and 2009 (liquidation preference of $61,244,123)	40,013,884	36,664,697
Series C-1 redeemable convertible preferred stock, $.001 par value, 797,191 shares authorized, issued and outstanding at December 31, 2010 and 2009 (liquidation preference of $171,903)	171,903	171,903
Series D redeemable convertible preferred stock, $.001 par value, 4,373,913 shares authorized at December 31, 2010 and 2009; 4,347,795 shares issued and outstanding at December 31, 2010 and 2009 (liquidation preference of $13,935,081)	13,848,879	12,621,562
Common stock, $.0001 par value; 50,000,000 shares authorized at December 31, 2010 and 2009; 1,792,974 and 1,417,195 shares issued and outstanding at December 31, 2010 and 2009	655	617
Treasury Stock, 1,080 shares of common stock at cost at December 31, 2010 and 2009	(19,121)	(19,121)
Additional paid-in capital	—	—
Accumulated deficit	(85,166,436)	(80,750,845)

Total Stockholders’ Equity	5,978,139	3,981,729

Total Liabilities and Stockholders’ Equity	$17,874,694	$18,515,369

5

SkyBitz, Inc.

Statements of Operations

Year ended December 31,	2010	2009	2008

Revenue
Product	$15,251,782	$13,033,695	$12,800,411
Services	15,284,887	14,768,494	13,206,448

	30,536,669	27,802,189	26,006,859
Cost of Revenue
Product	10,347,755	10,451,316	10,414,368
Services	4,342,214	3,951,919	3,294,365

	14,689,969	14,403,235	13,708,733

Gross Profit	15,846,700	13,398,954	12,298,126

Operating Expenses
Sales and marketing	3,629,829	3,473,027	4,869,643
General and administrative	4,872,169	4,789,183	5,743,568
Research and development	4,780,985	3,513,363	3,837,021

Total Operating Expenses	13,282,983	11,775,573	14,450,232

Operating Profit (Loss)	2,563,717	1,623,381	(2,152,106)

Other Income (Expense)
Interest income	572	29,416	66,390
Interest expense	(436,588)	(527,785)	(681,621)
Loss from investment in joint venture	—	—	(130,000)
Other expense	(75,584)	(108,174)	(33,613)

	(511,600)	(606,543)	(778,844)

Net Income (Loss) before Income Tax	2,052,117	1,016,838	(2,930,950)

Income tax expense	59,300	11,601	—

Net Income (Loss)	$1,992,817	$1,005,237	$(2,930,950)

6

SkyBitz, Inc.

Statements of Stockholders’ Equity

Years ended December 31, 2010, 2009 and 2008

	Redeemable Convertible Preferred Stock
	Series A		Series B-1		Series BB		Series C		Series C-1
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance, January 1, 2008	1,704	$6,368,215	2,835	$1,369,675	47,629	$23,884,108	14,414,935	$30,762,994	797,191	$171,903

Issuance of common stock through the vesting of restricted stock	—	—	—	—	—	—	—	—	—	—
Exercise of stock options	—	—	—	—	—	—	—	—	—	—
Equity Compensation	—	—	—	—	—	—	—	—	—	—
Issuance of preferred stock	—	—	—	—	—	—	—	—	—	—
Accretion of preferred stock	—	1,293	—	2,907	—	57,046	—	41,968	—	—
Accretion of preferred stock dividends	—	320,000	—	81,899	—	1,372,314	—	2,783,620	—	—
Issuance of warrants - Series D	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—

Balance, December 31, 2008	1,704	6,689,508	2,835	1,454,481	47,629	25,313,468	14,414,935	33,588,582	797,191	171,903

Issuance of common stock through the vesting of restricted stock	—	—	—	—	—	—	—	—	—	—
Exercise of stock options	—	—	—	—	—	—	—	—	—	—
Equity compensation	—	—	—	—	—	—	—	—	—	—
Accretion of preferred stock	—	1,293	—	2,907	—	57,046	—	41,968	—	—
Accretion of preferred stock dividends	—	320,000	—	81,899	—	1,372,314	—	3,034,147	—	—
Net Income	—	—	—	—	—	—	—	—	—	—

Balance, December 31, 2009	1,704	7,010,801	2,835	1,539,287	47,629	26,742,828	14,414,935	36,664,697	797,191	171,903

Issuance of common stock through the vesting of restricted stock	—	—	—	—	—	—	—	—	—	—
Equity compensation	—	—	—	—	—	—	—	—	—	—
Accretion of preferred stock	—	1,293	—	2,907	—	57,046	—	41,968	—	—
Accretion of preferred stock dividends	—	320,000	—	81,899	—	1,372,314	—	3,307,219	—	—
Net Income	—	—	—	—	—	—	—	—	—	—

Balance, December 31, 2010	1,704	$7,332,094	2,835	$1,624,093	47,629	$28,172,188	14,414,935	$40,013,884	797,191	$171,903

7

SkyBitz, Inc.

Statements of Stockholders’ Equity  - Continued

Years ended December 31, 2010, 2009 and 2008

						Additional
	Series D		Common Stock		Treasury	Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Stock	Capital	Deficit	Total

Balance, January 1, 2008	3,702,450	$9,020,039	317,084	$507	$19,121)	$—	$(67,477,794)	$4,080,526

Issuance of common stock through the vesting of restricted stock	—	—	469,724	47	—	(47)	—	—
Exercise of stock options	—	—	203,608	20	—	31,011	—	31,031
Equity Compensation	—	—	—	—	—	29,564	—	29,564
Issuance of preferred stock	645,345	1,446,866	—	—	—	—	—	1,446,866
Accretion of preferred stock	—	74,330	—	—	—	(177,544)	—	—
Accretion of preferred stock dividends	—	948,014	—	—	—	—	(5,505,847)	—
Issuance of warrants - Series D	—	—	—	—	—	300,000	—	300,000
Net loss	—	—	—	—	—	—	(2,930,950)	(2,930,950)

Balance, December 31, 2008	4,347,795	11,489,249	990,416	574	(19,121)	182,984	(75,914,591)	2,957,037

Issuance of common stock through the vesting of restricted stock	—	—	375,779	38	—	(38)	—	—
Exercise of stock options	—	—	51,000	5	—	7,645	—	7,650
Equity compensation	—	—	—	—	—	11,805	—	11,805
Accretion of preferred stock	—	76,714	—	—	—	(202,396)	22,468	—
Accretion of preferred stock dividends	—	1,055,599	—	—	—	—	(5,863,959)	—
Net Income	—	—	—	—	—	—	1,005,237	1,005,237

Balance, December 31, 2009	4,347,795	12,621,562	1,417,195	617	(19,121)	—	(80,750,845)	3,981,729

Issuance of common stock through the vesting of restricted stock	—	—	375,779	38	—	(38)	—	—
Equity compensation	—	—	—	—	—	3,593	—	3,593
Accretion of preferred stock	—	76,714	—	—	—	(3,555)	(176,373)	—
Accretion of preferred stock dividends	—	1,150,603	—	—	—	—	(6,232,035)	—
Net Income	—	—	—	—	—	—	1,992,817	1,992,817

Balance, December 31, 2010	4,347,795	$13,848,879	1,792,974	$655	$(19,121)	$—	$(85,166,436)	$5,978,139

8

SkyBitz, Inc.

Statements of Cash Flows

Year ended December 31,	2010	2009	2008

Changes in Cash and Cash Equivalents

Cash Flows from Operating Activities
Net Income (loss)	$1,992,817	$1,005,237	$(2,930,950)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	798,143	852,384	881,731
Write off of intangible asset	131,463	—	—
Loss on investment in joint venture	—	—	130,000
Amortization of debt discount	75,000	91,088	204,448
Bad debt expense	248,742	210,000	542,649
Equity compensation expense	3,593	11,805	29,564
Loss on disposal of assets	—	—	3,575
Changes in net assets and liabilities:
Accounts receivable	(266,296)	93,952	(1,072,393)
Inventory	(608,251)	(215,671)	976,079
Deferred cost of sales	756,854	1,389,446	(4,529,824)
Prepaid expenses and other current assets	350,858	(873,039)	(29,377)
Accounts payable	413,204	(1,162,430)	(804,289)
Other accrued expenses and current liabilities	(274,533)	(198,646)	(511,189)
Accrued compensation and payroll taxes	346,362	(192,345)	62,207
Deferred revenue	(1,475,627)	(2,175,807)	7,209,736
Accrued warranty liability	(54,827)	3,575	140,370
Restricted cash	—	800,000	(1,050,000)

Net CashProvided by (Used in) Operating Activities	2,437,502	(360,451)	(747,663)

Cash Flows from Investing Activities

Purchases of property and equipment	(785,806)	(403,393)	(518,605)
Investment in intangible assets	(81,117)	(114,449)	(53,166)
Short-term investment	—	(800,000)	—
Investment in Pegaso SkyBitz Joint Venture	—	—	(130,000)

Net Cash Used in Investing Activities	(866,923)	(1,317,842)	(701,771)

Cash Flows from Financing Activities
Proceeds from issuance of preferred stock, net of issuance cost	—	—	1,446,866
Payments on capital leases	—	(67,255)	(162,006)
Payments on revolving line of credit	—	—	(1,202,230)
Proceeds from issuance of common stock	—	7,650	31,031
Proceeds from issuance of senior debt notes payable	—	—	5,000,000
Payments on senior debt notes payable	(1,666,660)	—	(1,611,175)

Net Cash (Used in) Provided by Financing Activities	(1,666,660)	(59,605)	3,502,486

Net (Decrease) Increase in Cash and Cash Equivalents	(96,081)	(1,737,898)	2,053,052

Cash and Cash Equivalents, beginning of year	4,962,259	6,700,157	4,647,105

Cash and Cash Equivalents, end of year	$4,866,178	$4,962,259	$6,700,157

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Issuance of warrants in connection with debt	$—	$—	$300,000

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	314,412	466,697	681,621
Cash paid for income taxes	4,900	—	—

9

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

NOTE A—ORGANIZATION AND OPERATIONS
SkyBitz, Inc. (the Company) was incorporated on August 12, 1992 under the laws of the State of Delaware and the Company’s headquarters are in Sterling, VA.  The Company sells mobile wireless devices and related applications and provides asset tracking services using satellite technology to customers throughout the United States. The Company’s current business model is primarily based on the sale of mobile terminals and related accessory products, with recurring revenues for monthly asset tracking services.  The Company is focusing its marketing and sales efforts on the transportation trucking sector and plans to focus on an additional two to three market sectors in the future. Early in 2010, the Company entered into a strategic partnership with a leading provider of global satellite services. Management intends to exploit this new relationship to expand the Company’s service offerings internationally giving SkyBitz a global satellite footprint.
The Company also has a minority interest in a joint venture in Mexico which is accounted for on the equity method. The carrying value of this investment has been written down to zero and the activity in this venture has not been material.  SkyBitz de Mexico ceased operations in 2009 and there have been no plans by management to continue doing business under the Joint Venture.
NOTE B—GOING CONCERN – REDEEMABLE PREFERRED STOCK
The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

As described in Note M, Redeemable Convertible Preferred Stock, all series of Preferred Stock is subject to redemption any time following the fifth anniversary of the Series D Preferred Stock issuance date or December 18, 2011.   On the redemption date, holders of all series of Preferred Stock may require the Company, to the extent it may lawfully do so, to redeem all or a portion of the then outstanding shares.  The maximum redemption value at the first redemption date is $105 million if all such holders exercised their redemption right.  If this redemption feature were exercised, management does not believe that the Company could fund the redemption with available cash or borrowings under current lending arrangements which raise substantial doubt about the Company’s ability to continue as a going concern.
In view of the significance of the amount of the Company’s redemption obligations relative to its cash flow and assets, the Company does not believe that it would be able to raise sufficient debt or equity capital to fund any substantial portion nor does it expect that it will be able to finance its redemption obligations through its operational cash flows.  Absent an agreement by the holders of the shares of the Company’s Preferred Stock to forgo or delay the exercise of their right to trigger the Company’s redemption obligations or to recapitalize the Company so as to eliminate or defer the redemption feature of the Preferred Stock, the Company believes that a sale of the Company as a going concern represents the remaining alternative for satisfying any material portion of such redemption obligations although it does not expect such a sale to generate a sufficient proceeds to satisfy all of such obligations.  The Company’s Board of Directors has commenced a process and engaged an investment banking firm to consider and explore strategic alternatives, including a possible sale or recapitalization of the Company.  As of April 15, 2011, no binding agreements have been entered into by the Company.
NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) applied on a basis consistent with that of the preceding years. Outlined below are those policies considered particularly significant.
Use of Estimates

10

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

The preparation of the Company’s financial statements in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the balance sheet date, as well as the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.  Estimates are used in accounting for, among other things, allowance for bad debts and inventory obsolescence, determination of selling price in revenue recognition, accrual of warranty obligations, income taxes, state tax liabilities and share-based transactions.

Revenue Recognition

Revenue is derived from sale of the Company’s equipment (mobile terminals), accessories, and related satellite-based tracking services.  Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, prices are fixed and determinable, and collection is reasonably assured.

The Company enters into multiple element arrangements and accounts for them in accordance with Accounting Standards Codification (ASC) Topic 605, Revenue Recognition, subtopic 25, Multiple-Element Arrangements. The codification requires that revenue arrangements with multiple deliverables be divided into separate units of accounting if the deliverables in the arrangements meet specific criteria.  In addition, arrangement consideration must be allocated among the separate units of accounting based on their relative selling prices.  The sale of mobile terminals along with accessories and related asset tracking services constitutes a revenue arrangement with multiple deliverables. The Company recognizes revenue from activation fees over the estimated useful life of its customer contractual relationship.

The Company has determined selling prices of the mobile terminals, service and accessories through separate sales.  When these items are sold together, the equipment and accessories revenues are recognized based on the allocated selling price upon shipment.  Service revenue is billed and recognized monthly in the period in which the services are delivered.  Customer billings in advance of revenue are recorded as deferred revenue.

In the event the Company enters into a multiple element arrangement including items with no determined selling price, revenue is deferred and recognized over the term of the related service contract of three to five years, which approximates the estimated customer relationship period.  The cost of equipment is deferred up to the amount of the related deferred revenue, and recognized over the term of the service contract.

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2009-13, Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force, to amend the existing revenue recognition guidance.
ASU 2009-13 amends FASB’s ASC 605, Revenue Recognition, subtopic 25, as follows:
•	Modifies criteria used to separate elements in a multiple-element arrangement
•	Introduces the concept of “best estimate of selling price” for determining the selling price of a deliverable
•	Establishes a hierarchy of evidence for determining the selling price of a deliverable
•	Requires use of the relative selling price method and prohibits use of the residual method to allocate arrangement consideration among units of accounting
•	Expands the disclosure requirements for all multiple-element arrangements within the scope of ASC 605-25

The following criteria must be met to separate elements in a multiple-element arrangement under the amended guidance in ASC 605-25:
•	The delivered item(s) has stand-alone value to the customer.
•	If a general right of return exists, delivery or performance of the undelivered item(s) is substantially in the control of the vendor and is considered probable.

11

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

Stand-alone value

A deliverable is considered to have standalone value if a customer could resell the element on a standalone basis or if the Company sells it separately. From time to time, the Company sells the hardware to trailer manufacturers for sale to trucking fleets and leasing companies for installation on trailers without a service agreement.  In effect, these trailer manufacturers and leasing companies then sell their product which includes the hardware to a third party.  Accordingly, there is stand-alone value to the delivered items.  There is also no general right of return on sales of the Company products.  Consequently, the Company has met both criterion and must separate transactions into multiple deliverables.

Measurement
In establishing selling price of each element, the Company must first establish Vendor-Specific Objective Evidence (VSOE).  If the Company is unable to support VSOE for a delivered item (or third party evidence), it must then estimate the selling price (ESP) of the delivered item. The Company’s ESP considered multiple factors, such as discrete historical pricing for a given element in the fee arrangement, pricing trends, volume discounts, overall economic conditions, impact of competition for the deliverable(s), profit margins realized by the Company in the industry, and certain entity-specific factors.

The Company enters into sales transactions where it resells tracking equipment manufactured by other companies that either sell this equipment either directly to end user customers or offer it to other distributors for resale. In these transactions, the Company also offers tracking services that it purchases either directly from a satellite provider or from the equipment manufacturer. The Company looks to evidence of selling price for the equipment and services based upon sales transactions by other resellers or the manufacturer. Until the selling price is established and these transactions can be recognized under the relative selling price method of accounting, the Company defers equipment revenue recognition (and associated cost of goods sold) over the service contract term.

Allocation
The total arrangement fee is allocated to the individual elements in a multiple element transaction based on each element’s relative selling price.  Prior to the Company’s adoption of ASU 2009-13, if the Company was able to support selling price of the undelivered element in a transaction but not the delivered element, the Company recognized revenue for these transactions based upon the residual method of accounting.

Transition and effectivity
The amended guidance is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.   Early adoption is permitted.  Effective January 1, 2010, the Company adopted ASU 2009-13.   Transactions occurring before January 1, 2010 were not be restated and there was no impact on the allocation of consideration or revenue recognition related to those transactions.  Furthermore, transactions entered into prior to 2010 continue to be accounted for under the residual model if applicable, as described above.
Upon adoption of ASU 2009-13, the Company has evaluated the impact of the change of this accounting principle and concluded that there have been no significant changes in the units of accounting of its multiple element arrangements, the pattern and timing of revenue recognition is very similar to the pre-existing guidance as set forth in ASC 605-25, there has been no material impact on revenue recognition for 2010 and is not expected to materially affect future periods.
When the Company acts as a reseller, the Company monitors the terms of each new transaction to assess whether ACS 605, Revenue Recognition, subtopic 45, Principal Agent Considerations, applies to its financial reporting for such transaction.  In accordance with this standard, the Company has recognized revenue associated with the resale of mobile terminals and related asset tracking services equipment on a gross basis.

12

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

The Company occasionally enters into sales-type lease transactions and applies ASC 840, Leases. Under sales-type leases, the minimum lease payments (net of amounts, if any, included therein with respect to executory costs such as maintenance, taxes, and insurance to be paid by the lessor, together with any profit thereon) plus the unguaranteed residual value accruing to the benefit of the lessor shall be recorded as the gross receivables.  The present value of the minimum lease payments is recorded as lease revenue. The difference between the gross receivables in the lease and the lease revenue is recorded as unearned income. The discount rate to be used in determining the present values shall be the interest rate implicit in the lease. The unearned income is amortized to income over the lease term.

Concentrations of Risk

Financial instruments which subject the Company to concentrations of credit risk consist of cash, cash equivalents, short-term investment and accounts receivable.  The Company places its cash and cash equivalents with high-quality financial institutions.  In addition, the Company invests excess cash balances in non-FDIC insured money market funds.  Management believes the risk in these situations to be minimal.

As of December 31, 2010, the Company had one customer that individually accounted for 20 percent of total accounts receivable.  As of December 31, 2009, the Company had two customers that individually accounted for 18 percent and 11 percent of total accounts receivable, respectively.  No customer accounted for more than 10 percent of revenue in 2010.  One customer accounted for more than 13 percent of revenue in 2009 and no customer accounted for more than 10 percent of the Company’s total revenue in 2008.

The Company uses only one vendor to manufacturer its mobile terminal units and as of December 31, 2010 and 2009, the amount owed to this vendor represented 38 percent and 43 percent of total trade payables, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments having an original maturity, at the time of purchase, of three months or less to be cash or cash equivalents for purposes of the statements of cash flows. Certain cash equivalents which fund the Company’s treasury sweep account are not insured by the FDIC.

Restricted Cash

At December 31, 2010 and 2009, the Company had $300,000 deposited in certificates of deposit to collateralize letters of credit issued to cover its office lease standby letter of credit and a letter of credit related to a corporate credit card.  Of these certificates of deposit, one has an original maturity date greater than thirty days and is therefore included in short-term investments in the accompanying balance sheet.

Investments

Investments held by the Company as for December 31, 2010 and 2009 consist of a $800,000 certificate of deposit and is recorded at fair value.  $750,000 of this investment is used to collateralize letters of credit issued to a supplier and $50,000 of this investment is used to secure the line issued by bank related to a corporate credit card.

Accounts Receivable

The Company has accounts receivable from its customers from revenue transactions generated in the ordinary course of business which are recorded at the invoiced amount and do not bear interest.  Accounts receivable related to equipment sales are generally secured by the underlying equipment.  All other accounts receivable are generally unsecured.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The allowance for doubtful accounts was $510,288 and $313,512 at December 31, 2010 and 2009, respectively.  The Company utilizes the specific identification method for establishing the adequacy of its allowance for doubtful accounts.

13

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

Accounts receivable are reviewed by management for collectibility with any necessary adjustments to the allowance being made when management deems collection uncertain.

Inventories

Inventories consist of mobile terminal units, accessories, and related parts.  Inventories are recorded at the lower of cost or market and cost is determined on a first-in, first-out basis.  The Company recorded a write off of certain inventories to market in 2010 in the amount of $89,620.

Deferred Cost of Sales

When hardware revenue is deferred, the associated cost is also deferred.  The deferred costs are charged to cost of sales over a period of three to five years to match revenues recognized.

Accrued Warranty Liability

The Company records a liability for an estimate of costs that it may incur under its standard warranty when product revenue is recognized.  Factors affecting the Company’s warranty liability include the number of units sold and historical and anticipated rates of claims and costs per claim.  The Company periodically assesses the adequacy of its warranty liability based on changes in these factors. The Company’s standard policy is to warrant hardware for a one year period.

Extended warranties on the Company’s product offerings are evaluated by management to determine if there is sufficient warranty experience to determine potential future product returns and record an estimated warranty expense at the time of sale, otherwise, actual warranty claims are recorded as incurred.  In sales transactions where the extended warranty period offered extends beyond the Company’s historical warranty experience, the equipment revenue and associated cost of goods sold are deferred and recognized over the life of the extended warranty or as warranty costs are incurred.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents, short-term investments, receivables, accrued expenses, and accounts payable, approximated fair value as of December 31, 2010 and 2009 because of the relatively short duration of these instruments.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to seven years.  Leasehold improvements and assets held under capital leases are depreciated over the estimated useful life of the asset or the term of the lease, whichever is shorter.  Significant additions or improvements extending the useful life of an asset are capitalized; maintenance and repair costs are expensed as incurred.  At the time property and equipment are sold or retired, the cost of the asset and the related accumulated depreciation are removed from their respective accounts and any gains or losses are included in the statements of operations.

Intangible Assets

The Company accounts for intangible assets, primarily patents, in accordance with ASC 350, Intangibles-Goodwill and Other, which requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives and reviewed for impairment.

14

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

Impairment of Long-lived Assets

The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.  An impairment loss is indicated when the undiscounted cash flows expected to be generated by an asset (or group of assets) are less than its carrying amount.  Any required impairment loss is measured as the amount by which the asset’s carrying value exceeds its fair value, and is recorded as a reduction in the carrying value of the related asset and a charge to operating results.  There were no impairment losses recognized during the three years ended December 31, 2010, 2009, and 2008, respectively.

Research and Development Costs

Costs resulting from the research and development of the Company’s products are expensed as incurred.

Income Taxes

The Company follows ASC 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future consequences of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized.  Income tax expense represents the current tax provision for the period and the change during the period in deferred tax assets and liabilities.
Effective 2009, the Company adopted new guidance that creates a single model to address uncertainty in tax positions and clarified the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in its financial statements.  Under the requirements of this guidance, organizations could now be required to record an obligation as the result of tax positions they have historically taken on various tax exposure items. The Company does not believe that any uncertain tax positions exist at December 31, 2010.

Accounting for Stock-based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation. Under ASC 718, the Company recognizes compensation expense in the statement of operations using the fair value method for all new share-based awards. Under ASC 718, the grant date fair value of awards is recognized as expense on a straight-line basis over the requisite service period (usually the vesting period). The fair value for stock options is determined using the Black-Scholes option pricing model. Due to the lack of a public market for the equity securities of the Company, the estimate of fair value of the common stock, the estimates of certain variables used in option-pricing models, and the ultimate estimates of fair value determined using the Black-Scholes option pricing model, both before and after the adoption of ASC 718, requires significant judgment.   The measurement of compensation for restricted stock awards is based on the market value of the shares issued.

Leases

The Company recognizes rent expense on a straight-line basis over the term of each lease. Lease incentives or abatements, received at or near the inception of leases, are recorded as a deferred credit and recognized as a reduction to rent expense over the life of the lease. As of December 31, 2010 and 2009, the Company has a deferent rent of $108,309 and $214,136, respectively, the noncurrent balance of $16,703 and $136,214, respectively, is shown under non-current liabilities in the balance sheets while $91,606 and $77,922, respectively, is shown under Other accrued expenses and current liabilities in the balance sheets.

Deferred Financing Costs

Costs incurred related to the revolving line of credit are deferred and amortized as interest expense over the term of the related debt using the straight-line method. These deferred costs are reflected as a component of other long-term assets, while the current portion of the deferred financing costs is reflected as a component of prepaid expenses and other current assets in the accompanying balance sheets.

15

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

Advertising Expenses

The Company expenses advertising costs in the period incurred. Advertising expenses were approximately $107,730, $61,816 and $106,272 for the years ended December 31, 2010, 2009 and 2008, respectively.

Sales Tax

Sales taxes imposed on the customers are excluded from revenue where the Company is required by law or regulation to act as collection agent for the taxing jurisdiction.

Shipping and Handling Costs

Shipping and handling costs are expensed as incurred and are classified as part of cost of sales.

Reclassifications

Certain prior-year amounts in the accompanying 2010 and 2009 financial statements have been reclassified to conform to the current-year presentation.

NOTE D—PREPAID EXPENSES AND OTHER CURRENT AND NON-CURRENT ASSETS
Prepaid expenses and other current assets consist of the following at December 31:

	2010	2009

Prepaid satellite airtime and hosting	$533,221	$521,874
Other prepaid expenses	227,039	195,661
Sales-type lease receivables, current portion	136,905	317,743
Deferred financing costs	24,204	43,566
Demonstration units	18,368	63,551
Prepaid license fees	13,017	15,514
Employee related receivables	100	9,248
	$952,854	$1,167,157

Non-current other assets of $153,496 and $265,846 represent the long-term portion of sales-type lease receivables due at December 31, 2010 and 2009, respectively.

16

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

NOTE E—PROPERTY AND EQUIPMENT
Property and equipment consist of the following at December 31:

	Depreciable Lives	2010	2009

Computer components	3-5 years	$1,353,220	$1,260,569
Other equipment	3-5 years	3,219,501	2,527,616
Furniture and fixtures	7 years	200,444	199,174
Leasehold improvements	life of lease (1)	261,050	261,050

		5,034,215	4,248,409
Less: accumulated depreciation		(3,465,888)	(2,686,237)

		$1,568,327	$1,562,172

(1) Or the life of the asset, whichever is shorter.

Depreciation expense was $779,650, $838,205, and $872,472 for the years ended December 31, 2010, 2009, and 2008, respectively.

NOTE F—INTANGIBLE ASSETS
Intangible assets include costs for registration and annual maintenance costs of the Company’s intellectual property with the US Patent office and are being amortized on a straight-line basis over a period of 20 years.  During 2010, 2009 and 2008, amortization expense related to intangible assets was $18,493, $14,179 and $9,259, respectively. During the year, patent costs previously capitalized of $131,463, net of accumulated amortization costs were written off based on an evaluation of each patent’s status and future value.  The weighted average estimated lives for the patents are approximately 20 years.  The future annual amortization expense for the intangible assets, based upon the Company’s existing intangible assets and the current useful lives, is estimated to be the following as of December 31, 2010:

Year ending December 31,

2011	$13,109
2012	13,109
2013	13,109
2014	13,109
2015	13,109
Thereafter	169,980

$235,525

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

NOTE G—ACCRUED WARRANTY, ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES
The following table shows activities within the accrued warranty accounts for the standard one-year warranty as well as the warranty for battery replacements for shipments under the extended warranty arrangements:

	2010	2009

Beginning balance	$310,287	$306,712
Warranty costs incurred	(174,399)	(29,659)
Additions to accrued warranty (1)	119,572	33,234
Ending balance	$255,460	$310,287

(1)	Recorded as a reduction of cost of revenues in each period.

When the Company enters into product sales with extended warranties and the Company’s warranty obligation cannot be estimated, a warranty liability is not recorded and the sale is deferred.  In 2010, the Company recorded warranty expense of $192,459 related to sales under the extended warranty arrangements, for actual warranty costs incurred.

Accrued expenses and other current liabilities consist of the following at December 31:

	2010	2009

Sales tax	$244,043	$369,368
Other accrued cost	266,847	413,657
Professional fees	103,490	90,315
Deferred rent	91,606	77,922
Accrued construction-in-progress	78,816	—
Accrued research and development cost	35,528	47,100
Accrued others	115,005	153,318
	$935,335	1,151,680

2

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

NOTE H—SENIOR DEBT AGREEMENT
2008 Senior Debt Agreement

During 2008, the Company entered into a $5 million senior debt financing with a financial institution which matures in August 2012. The Company drew down the entire $5 million during 2008 at closing and used a portion of the proceeds to retire the amount due on a prior senior debt facility. The senior debt is collateralized with all right, title and interest of the Company in and to the following: all accounts receivable, inventory, equipment, general intangibles (including without limitation all Intellectual Property and deposit accounts), investment property and other property.  The senior debt line has a single financial covenant measuring operating Earnings Before Interest, Taxes, Depreciation and Amortization (defined as GAAP EBITDA adjusted for changes in deferred revenue, deferred cost of sales and capital expenditures). The interest rate for 2009 is variable based on the prime rate plus 2.25 percent, with a minimum interest rate of 7 percent.  The effective rate of interest at December 31, 2009 was 7.23%.
The term of the loan is 48 months with the first 18 months of payments interest only.    Warrants equal to 6 percent of the total senior debt borrowing were issued at the Series D fair value stock price. The portion of the proceeds allocated to the warrants was reflected as additional paid-in capital and a discount was recorded against the face amount of the underlying debt amounting to $300,000.  This debt discount is being amortized over the term of the debt using the interest method and is included in interest expense.  The interest rate for in 2010 is base plus 3%, but not less 7.5% per annum. The effective rate of interest at December 31, 2010 was 7.41%.  As of December 31, 2010, the Company had outstanding borrowings of $3,333,339 against this senior debt line.
The Company is in compliance with the financial covenants as of December 31, 2010.
Future Debt Payments-Senior Debt Financing
Year ending December 31,

2011	$1,999,992
2012	1,333,347

3,333,339
Less: Debt discount	(123,185)

Senior Debt obligations	$3,210,154

The future debt repayments above for 2011 aggregating to $1,924,992, net of the unamortized debt discount, is shown as current portion of long-term senior debt in the December 31, 2010 balance sheet. The future debt repayments above for 2012 aggregating to $1,285,162, net of the unamortized debt discount, is shown as long-term senior debt in the December 31, 2010 balance sheet.
The Company’s long-term borrowing is recorded at historical values. Based on the borrowing rates currently available to the Company for bank loans with similar terms, the fair value of the Company’s long-term borrowing is $3.1 million at December 31, 2010.

3

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

NOTE I—REVOLVING LINE OF CREDIT
Revolving Line of Credit
During 2008, the Company entered into a $3 million revolving line of credit with a financial institution.  As part of the closing of this transaction, the Company repaid and canceled its then existing $3 million revolving line-of-credit and a $1.5 million borrowing line to fund purchases of equipment. The $3 million revolving line of credit facility is collateralized with all right, title and interest of the Company in and to the following: all accounts receivable, inventory, equipment, general intangibles (including without limitation all Intellectual Property and deposit accounts), investment property and other property.  The revolving line of credit has a 24 month term and expired in August 2010. The interest rate was based on the prime rate plus 1 percent.  The re-negotiated extension on the revolving line of credit discussed below calls for interest to be calculated on the prime rate plus 3 percent, with a minimum interest rate of 7.5 percent. The revolving line of credit has a single financial covenant measuring operating EBITDA (defined as GAAP EBITDA adjusted for changes in deferred revenue, deferred cost of sales and capital expenditures). As of December 31, 2010 and 2009, there were no outstanding borrowings against this line of credit.
In 2010, the Company re-negotiated its $3 million 2008 revolving line of credit with its existing financial institution to extend the maturity of its 2008 revolving line of credit to be coterminous with the $5 million senior debt financing. The revolver was set to mature in August of 2010 and the extension would allow the Company to draw on the line of credit up to August 26, 2012. The negotiations resulted in a new interest rate on the senior debt based on the prime rate plus 3 percent, with a minimum interest rate of 7.5 percent.
In December 2010, a $500,000 letter of credit was issued to a key manufacture of the Company and has accordingly reduced the amount available for borrowing under the revolving line of credit. This letter of credit will expire on December 31, 2011.  As of December 31, 2010, the Company had $2.5 million available on this line of credit. The Company is in compliance with the financial covenants as of December 31, 2010.

NOTE J—DEFERRED FINANCING COST
The deferred financing costs consist of the following as of December 31:

	2010	2009

Deferred financing costs	$154,903	$154,903
Accumulated amortization	(114,563)	(70,998)

Deferred financing costs, net	$40,340	$83,905

Amortization of deferred financing costs was $ 43,566, $53,248, and $98,624 for the years ended December 31, 2010, 2009 and 2008, respectively.

Deferred financing cost is included as part of prepaid expenses and other current assets for the current portion.

4

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

NOTE K—COMMON STOCK
At December 31, 2010, a total of 29,391,193 shares of the Company’s common stock have been reserved for the potential conversion of the Company’s Convertible Preferred Stock, including warrants issued for preferred stock, into common stock:

Series A	295,859
Series B-1	158,960
Series BB	8,930,438
Series C-1	797,191
Series C	14,684,832
Series D	4,523,913
NOTE L—WARRANTS
The Company has issued the following warrants:
•
In relation to the Company’s senior debt financing in 2006, the Company issued 204,082 warrants which were issued at the Series C fair value stock price. The Company recorded a $300,000 debt discount related to this debt during 2006 which was being amortized using the interest method over the term of the debt which has been fully amortized as of December 31, 2010.  These warrants will expire on April 28, 2016 and has an exercise price of $1.47.

•
In relation to the revolving line-of credit entered into by the Company with a certain bank in 2006, 26,086 warrants were issued at the Series D fair value stock price.  The portion of the proceeds allocated to the warrants was reflected as additional paid-in capital and a discount was recorded against the face amount of the underlying debt amounting to $60,000.  This debt discount has been amortized over the term of the debt using the interest method and has been fully amortized as of December 31, 2010. These warrants will expire on August 3, 2011 and has an exercise price of $2.30.

•
In relation to the Company’s $5 million senior debt financing in 2008 (as discussed in Note H), 130,435 warrants equal to 6 percent of the total senior debt borrowing were issued at the Series D fair value stock price. The portion of the proceeds allocated to the warrants was reflected as additional paid-in capital and a discount was recorded against the face amount of the underlying debt amounting to $300,000.  This debt discount is being amortized over the term of the debt using the interest method and has been fully amortized as of December 31 2010.  These warrants will expire on August 26, 2018 and has an exercise price of $2.30.

•
In 2003 and 2004, the Company issued warrants to a certain customer aggregating to 67,000 shares which were issued at the common share stock price.  These warrants will expire on June 11, 2011 and has exercise prices of between $0.50 and $1.00.

NOTE M—REDEEMABLE CONVERTIBLE PREFERRED STOCK
On July 27, 2000, the Company authorized the issuance of 10,000 shares of Series A Convertible Preferred Stock (the Series A Preferred Stock).  On July 29, 2000, 1,720 shares of the Series A Preferred Stock were issued at a price per share of $2,325.  Total gross proceeds from this issuance were $4 million and issuance costs totaled $50,000 to reduce the preferred stock.

5

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

On October 31, 2002, the Company authorized the issuance of 13,889 shares of Series B Convertible Preferred Stock (the Series B Preferred Stock) at a price per share of $360.  Total gross proceeds from this issuance were $5 million; related issuance costs were $662,407.  During 2003, the Company issued 22,223 additional shares of Series B Preferred Stock for gross proceeds of $8 million; related issuance costs were $195,071.
On November 12, 2003, the Company authorized the issuance of Series C Convertible Preferred Stock (the Series C Preferred Stock).  On December 23, 2003, 10,884,354 shares of the Series C Preferred Stock were issued at a price per share of $1.47 per share.  Total gross cash proceeds from this issuance were $12 million.  The holders of the bridge notes issued during 2003 converted the outstanding principal on their notes into Series C Preferred Stock.  Total issuance costs of $513,894 reduced the preferred stock.  Series B Preferred Stockholders participating in the Series C Round had the ability to convert their shares to a new designation of preferred stock, Series BB Preferred.  On December 23, 2003, all of the outstanding shares of Series B Preferred Stock were converted to Series BB Preferred Stock for those who participated in the Series C round, or Series B-1 Preferred Stock for those who did not participate.  The Series BB Preferred Stock holds substantially the same terms as the Series B Preferred Stock.  The Company also issued 797,213 shares of Series C-1 Preferred Stock on December 23, 2003 in exchange for the accrued interest of $171,903 from the bridge notes.
On March 15, 2004, the Company issued 1,047,611 additional shares of Series C Preferred Stock for total consideration of $1,540,020.  During 2005, 2,448,979 additional shares of Series C Preferred Stock for total consideration of $3 million was issued.
On December 15, 2006, the Company authorized the issuance of 4,373,913 shares of Series D Convertible Preferred Stock (the Series D Preferred Stock). On December 18, 2006, 3,296,644 shares of the Series D Preferred Stock were issued at a price of $2.30 per share. Total gross proceeds from the issuance were $7,582,281. Total issuance costs of $309,333 reduced the preferred stock. During February and March 2007, 405,806 shares of the Series D Preferred Stock were issued at a price of $2.30 per share. Total gross proceeds from the issuance were $933,354. Total issuance costs of $36,808 reduced the preferred stock. During March 2008, 645,345 shares of the Series D Preferred Stock were issued at a price of $2.30 per share. Total gross proceeds from the issuance were $1,484,294. Total issuance costs of $37,428 reduced the preferred stock. The issuance costs are being accreted against additional paid-in capital on a straight-line basis through the Series D redemption date of December 18, 2011, which approximates the effective interest method.

NOTE M—REDEEMABLE CONVERTIBLE PREFERRED STOCK—Continued
Voting Rights
The holders of Series A, Series B-1, Series BB, Series C and Series D Preferred Stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote.  Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each share of Series A, Series B-1, Series BB, Series C and Series D Preferred Stock is convertible at the time of such vote.  Series C-1 has no voting rights.
A separate vote of Series C and Series D Preferred Stockholders is required, either (1) a majority of each class of Series C and Series D Preferred Stock or (2) holders of at least 60 percent of the outstanding shares of Series C and Series D Preferred Stock voting together, must be obtained, in order to amend the Certificate of Incorporation or effectuate a liquidation, bankruptcy filing, merger, sale, initial public offering, change in the number of authorized shares of any preferred series, issuance of preferred shares, redemption or purchase of preferred or common stock or designation of a new class of stock, among other matters.
Dividend Rights
The holders of all classes of preferred stock, other than the Series C-1 non-voting Preferred Stock, are entitled to receive, out of funds and assets legally available, if and when declared by the Board of Directors, cumulative annual dividends equal to 8 percent for the Series A, Series B-1 and Series BB Preferred Stock (collectively, the Junior Preferred Stock).

6

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

The holders of Series C Preferred Stock are entitled to receive, out of funds and assets legally available, if and when declared by the Board of Directors, cumulative compounding annual dividends equal to 11 percent through the period ended December 17, 2006 and 9 percent thereafter. Provisions of the Series D Preferred Stock offering reduced the dividend rate applicable to the Series C Preferred Stock offering from 11 to 9 percent concurrent with the first issuance of Series D Preferred Stock. The holders of Series D Preferred Stock (the Senior Preferred Stock) are entitled to receive, out of funds and assets legally available, if and when declared by the Board of Directors, cumulative compounding annual dividends equal to 9 percent. Through December 31, 2010, no dividends have been declared or paid by the Company.
NOTE M—REDEEMABLE CONVERTIBLE PREFERRED STOCK—Continued
Liquidation Preference
Series D stockholders were granted a one time (1X) liquidation preference, including any accrued but unpaid dividends, prior to any sharing of liquidation proceeds with any of the other shareholders. The provisions of the Series D Preferred Stock offering also guaranteed Series D stockholders a minimum return of one and one half times (1.5X) return on their original investment as downside protection. In the event liquidation proceeds are not sufficient to satisfy the 1.5X minimum provision, the proceeds will be allocated on a pro-rata basis amongst only the Series D holders.  After full satisfaction of the Series D liquidation preferences, when and if available, remaining proceeds will be paid in order of liquidation preference until the full liquidation preference is satisfied, or on a pro-rata basis:  Series C (up to two times original issue price plus accrued but unpaid dividends, Series C-1 (up to original issue price), Series BB ($8,177,661 plus accrued but unpaid dividends), Series B-1 (accrued but unpaid dividends), and Series A (accrued but unpaid dividends) and thereafter all common and preferred stockholders, distributed on an as-converted-to-common basis. The provisions of the Series D Preferred Stock offering eliminated the original purchase price liquidation preferences for Series A ($4 million issue price)  and Series B-1 ($1,023,740 issue price) Preferred Stock and reduced the liquidation preference on the Series BB liquidation price from one time original issue price ($17,153,921) to $8,177,661.
On November 17, 2006, the Company adopted a Management Carve Out Plan (“Carve Out Plan”), which will have an impact on liquidation payments made to all Series A, Series B-1, Series BB, Series C-1 and Series C Preferred Stock holders in the event of a liquidation event. This plan is available to employees of the company who meet the following criteria: (1) hold one or more unexercised common stock options (“options”) or restricted stock immediately before a liquidation event, (2) surrender his or her unexercised option(s) or restricted stock at the time of a liquidation event, and either (3)(a) is an employee of the Company at the time of a liquidation event or (3)(b) is terminated from employment by action of the Company fewer than six  (6) months before a liquidation event for a reason other than cause. The Carve Out Plan is also subject to certain provisions of an existing employment agreement in the event of a conflict of terms. The pool for the Carve Out plan is the lesser of (1) $5 million or (2) 5 percent of the proceeds of a liquidation event. The 1.5X liquidation preference and accrued but unpaid dividends due to Series D Preferred Stock holders at the time of a liquidation event will be paid first and then the Carve Out Plan of 5 percent up to $100 million of liquidation proceeds becomes effective. The calculation of amounts due to each employee is based upon that employees vested stock options at the time of a liquidation event as the numerator and total vested options for all employees as the denominator.
On January 23, 2007, the Company’s Board of Directors approved a resolution to include all existing employees as of that date as participants in the Carve Out Plan.
On May 5, 2009, the Company’s Board of Directors approved a resolution to include all existing employees as of that date as participants in the Carve Out Plan.
As discussed on Note R, Subsequent Events, on March 24, 2011, the Company’s Board of Directors approved a resolution to include only certain employees as of that date as participants in the Management Carve Out Plan.

7

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

NOTE M—REDEEMABLE CONVERTIBLE PREFERRED STOCK—Continued
Conversion
Shares of all classes of preferred stock are convertible into shares of common stock on a one-for-one basis, at any time and at the option of the holder.  The initial conversion price is subject to adjustment in accordance with anti-dilution provisions contained in the Company’s Certificate of Incorporation.
No fractional shares shall be issued upon conversion of shares of preferred stock into common stock.
Conversion is effected immediately upon the consummation of a firm-commitment underwritten public offering which yields a price per share of at least $9.20 and gross proceeds of at least $40 million.
Upon closing of the Series D Preferred Stock round of financing, the conversion price, by stock class designation, is as follows:

Designation	Conversion Price

Series A	$13.39
Series B-1	6.44
Series BB	1.92
Series C	1.47
Series C-1	1.47
Series D	2.30

Redemption
The provisions of the Series D Preferred Stock offering changed the redemption anniversary date to any time following the fifth anniversary of the Series D Preferred Stock issuance date.  On the redemption date, any holder of Series D Preferred Stock may require the Company to redeem all or a portion of its shares, subject to the written consent of the holders of a majority of the then-outstanding Series D Preferred stockholders.  The Series C Preferred Stock shares are redeemable, subject to written consent of a majority of the holders at the date, after Series D redemption date and payment.  Series A, Series BB, Series B-1, and Series C-1 Preferred Stock shares are redeemable, at the request of any holder, on or after the redemption and payment of Series D and C Preferred Stock.
The redemption price per share for all stock class designations shall be equal to the greater of the issued price per share, plus accrued and unpaid dividends, or the then-fair market value per share.
If the Company does not have sufficient funds legally available to redeem all shares of preferred stock at any redemption date, the Company will redeem such shares pro rata to the extent possible and shall redeem the remaining shares as soon as sufficient funds are legally available.

8

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

NOTE M—REDEEMABLE CONVERTIBLE PREFERRED STOCK—Continued
Covenants
The Company has certain restrictive covenants related to the Series C and Series D Preferred Stock.  The Company may not, without approval of holders of at least 60 percent of the outstanding shares of Series C and Series D Preferred Stock voting together, change the location of its business, incur indebtedness or make capital expenditures, acquisitions or investments in excess of specified limits or enter into customer or supplier contracts with an aggregate value in excess of specified limits.
Registration Rights
Pursuant to a contract entered into by the Company and certain preferred stockholders: (i) the Series D, Series C and Series BB stockholders have demand registration rights exercisable at any time after the earlier of six months after an initial public offering or five years from Series D issuance date; (ii) the Series D and Series C stockholders have Form S-3 registration rights, and (iii) all preferred stockholders have “piggyback” registration rights (related to a potential future offering of other securities).
NOTE N—DEFINED CONTRIBUTION BENEFIT PLAN
The Company has a 401(k) Profit Sharing Plan (defined contribution plan) under Section 401(k) of the Internal Revenue Code (IRC).  This plan covers substantially all full-time employees.  The Company does not currently provide any match for employee contributions.

9

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

NOTE O—INCOME TAXES
Significant components of the Company’s deferred taxes as of December 31 are as follows:

	2010	2009

Deferred tax assets:
Net operating loss and AMT credit carry forwards	$13,847,087	$14,201,861
Stock-based compensation	26,978	26,978
Accrued expenses	220,456	228,324
Deferred revenue	896,142	1,186,834
Allowance for doubtful accounts	76,262	1,305

Gross deferred tax assets	15,066,925	15,645,302

Deferred tax liabilities:
Depreciation	(431,719)	(306,904)

Net deferred tax asset	14,635,206	15,338,398
Valuation allowance	(14,635,206)	(15,338,398)

Total	$-	$-

A reconciliation between the provision for income taxes from operations computed using the federal statutory income tax rate and the Company’s effective tax rate is as follows:

	2010	2009	2008

Income tax benefit at federal rate	34.00%	34.00%	34.00%
State income taxes	4.09%	4.09%	7.60%
Permanent items and other	0.50%	1.17%	(2.40%)
Change in valuation allowance	(36.72%)	(38.12%)	(39.20%)
Impairment of net operating losses	—	—	0.00%

	1.87%	1.14%	0.00%

10

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

No provision for income taxes was recorded for the year ended December 31, 2008 due to the Company’s full valuation allowance against net operating loss and tax credit carry forwards.  For the year ended December 31, 2009, a provision was recorded for state income taxes in the amount of $11,601.  For the year ended December 31, 2010, a provision was recorded for state income taxes and alternative minimum taxes aggregating to $59,300.  The Company has provided a valuation allowance for the full amount of its deferred tax assets, since realization of any future benefit from net operating loss and tax credit carry forwards cannot be sufficiently assured.
The Company has conducted an analysis of its net operating loss and tax credit carry forwards under Sections 382 and 383 of the Internal Revenue Service Code (Section 382).  Under Section 382, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change in its equity ownership over a three-year period), the corporation’s ability to use its pre-change of control net operating loss carry forward and other pre-change tax attributes against its post-change income may be limited. The Section 382 limitation is applied annually so as to limit the use of pre-change net operating loss and tax credit carry forwards.  Certain net operating loss carry forwards will only be available as time passes at a rate of $228,804 each year between 2010 and 2022.  Thus, $3.2 million of net operating loss carry forward will not be available currently and will amortize and be made available between 2010 and 2022.
NOTE O—INCOME TAXES—Continued
As a result of this analysis, the Company determined that approximately $11.9 million of net operating loss carry forwards and $31,000 of tax credits would expire unused and were permanently impaired.  As such, the deferred tax asset disclosed above represents the portion of the net operating losses that could be used to offset taxable income in the future.  As of December 31, 2010, the Company had net operating losses (net of the impairment) of $36.3 million which expire between 2010 and 2027.
NOTE P—ACCOUNTING FOR STOCK-BASED COMPENSATION
Stock Incentive Plan
In July 2000, the Company adopted the 2000 Stock Incentive Plan (the 2000 Plan) for eligible employees, officers, directors and any other individuals providing bona fide services to or for the Company or its affiliates.  A total of 4,783,444 shares of common stock were reserved for issuance of incentive awards as of December 31, 2005.
During 2006, the Company amended its 2000 Plan such that an additional 519,553 shares were reserved for issuance of incentive awards.
In January and September 2007, the Company’s Board of Directors voted to increase the stock option pool by 1,084,586 and 500,000 additional shares, respectively.  As of December, 31, 2010 a total of 6,887,583 shares have been reserved for issuance under the Company’s Equity Incentive Plan.
Stock Options
Stock options granted are subject to individual Stock Option Agreements, which include various vesting schedules and terms.  The exercise period for stock options granted does not exceed ten years.  Options granted under the Plan generally vest annually over a two to four year period from the date of grant.  Options are exercisable only to the extent that they are vested per the terms of the individual stock option agreements.  The Company expenses the value of these option grants over the vesting period.  The Company recorded insignificant amounts of compensation expense related to stock options issued to employees prior to 2010. In 2010, the Company obtained a third party common stock valuation which concluded that common stock does not contain value.  The Common Stock valuation was largely driven by the fact that estimates of enterprise value using indications of value derived from expressions of interest from third party suitors are greatly exceeded by Preferred Stock preferences.  Accordingly, the Company did not record compensation expense for 2010 option grants. As of December 31, 2010 and 2009, the Company’s total unrecognized compensation cost related to nonvested awards granted under the 2000 Plan that are expected to be recognized over a weighted-average period of .5 years, are insignificant.  All options granted under the Company’s stock-based compensation plan during the

11

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

years ended December 31, 2010 and 2009 had an exercise price greater than or equal to the estimated fair value of the underlying common stock on the date of grant.

The fair value of the options are estimated on the date of grant using the Black-Scholes Merton pricing model that uses the assumptions in the following table for options granted during the year ended December 31:

	2010	2009	2008

Dividend yield	0.0%	0.0%	0.0%
Volatility	40.0%	40.0%	40.0%
Risk-free interest rate	2.82% - 3.21%	2.82% - 3.21%	2.82% – 2.98%
Expected life of options (in years)	6.25	6.25	6.25

Dividend Yield. The Black-Scholes-Merton valuation model calls for a single expected dividend yield as an input.  The Company has not paid dividends on its common shares in the past several years, nor does it expect to pay dividends in the future.  As such, the Company used a dividend yield percentage of zero.
Expected Volatility. The expected volatility of the Company’s shares was estimated based upon an average of volatility rates for publicly-traded technology and asset tracking companies along with review of the Company’s indices.
Risk-free Interest Rate. The Company based the risk-free interest rate used in the Black-Scholes-Merton valuation model on the implied yield available on a U.S. Treasury note with a term that approximates the expected term of the underlying grants.
Expected Term. The expected term of options was determined by using the simplified method, which is calculated as the weighted-average of the vesting period and the original contractual term.

12

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

The following table summarizes the activity of the Company’s stock option plans:

Weighted
	Options Available to Grant	Number of Options Outstanding	Average Exercise Price

January 1, 2008	1,441,431	5,225,219	$0.16

Granted	(1,050,962)	1,050,962	0.20
Exercised	—	(203,607)	0.15
Forfeited/cancelled	888,515	(888,515)	0.17
December 31, 2008	1,278,984	5,184,059	0.17

Granted	(1,146,500)	1,146,500	0.20
Exercised	—	(51,000)	0.15
Forfeited/cancelled	2,572,315	(2,572,315)	0.17
December 31, 2009	2,704,799	3,707,244	0.18

Granted	(1,085,000)	1,085,000	0.20
Exercised	—	-	—
Forfeited/cancelled	592,250	(592,250)	0.17
December 31, 2010	2,212,049	4,199,994	$0.18

The weighted-average grant date fair value for 2010 stock option grants was $0 per share.
The Company received cash from options exercised during the year ended 2010 and 2009 of $0 and $7,650, respectively.  The impact of these cash receipts is included in financing activities in the accompanying statements of cash flows.

13

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

Exercise prices for options outstanding as of December 31, 2010, are as follows:

Options Outstanding			Options Exercisable
		Weighted
		Average
		Remaining		Weighted
Exercise	Total	Contractual	Total	Average
Price	Outstanding	Life	Exercisable	Exercise Price

$ .15	1,386,172	4.33	1,386,172	$ .15
.20	2,812,896	8.36	1,176,119.20
1.00	926	2.01	926	1.0

	4,199,994	7.02	2,563,217	$ .18

In 2007, 40,000 stock options were issued to non-employees for advisory services to be performed during 2007 and 2008.  The same assumptions as stock options issued to employees were used to determine the fair value, except for the expected term which is based on the contractual life for grants to non-employees.  The weighted-average grant date fair value for these stock options was $0.15 per share.   Total expense recognized in the statements of operations for stock options issued to non-employees were insignificant for the years ended December 31, 2010, 2009, and 2008, and total unrecognized expense for unvested stock options issued to non-employees were also insignificant.  The unrecognized expense as of December 31, 2010 for unvested stock options issued to non-employees will be recognized over a weighted-average period of .09 years.

Restricted Stock Awards
The Company issued 1,477,302 shares of restricted stock to an executive during 2007.  The award includes cliff vesting of 25% of the award one year from the commencement date and the balance shall vest ratably for three years.  The restricted stock was valued based on the grant date fair value of a share of common stock and are expensed on a straight-line basis over the vesting period of the award.  The weighted-average grant date fair value of the restricted stock award granted during 2007 was $0.01.
The Company issued 25,814 shares of restricted stock to an executive during 2008.  The award includes cliff vesting of 25% of the award one year from the commencement date and the balance shall vest ratably for three years.  The restricted stock was valued based on the grant date fair value of a share of common stock and is being expensed on a

14

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

straight-line basis over the vesting period of the award.  The weighted-average grant date fair value of the restricted stock award granted during 2008 was $0.01.
Compensation expense computed for the years ended December 31, 2010, 2009 and 2008 under the fair value method were insignificant. At December 31, 2010 and 2009, unrecognized expense related to the restricted stock awards is insignificant.  As of December 31, 2010 and 2009, vested and unvested restricted awards are 375,779 shares and 288,288 shares and 375,779 shares and 664,067 shares, respectively.
NOTE Q—COMMITMENTS AND CONTINGENCIES
Leases
The Company leases office space under a five year non-cancelable operating lease expiring on February 28, 2012.
Future minimum annual lease payments are as follows:

Year ending December 31,

2011	$463,905
2012	78,753
$542,658

Rent expense amounts to $372,299 for each of the three years ending December 31, 2010, 2009 and 2008.
Litigation
From time to time, the Company is involved in litigation or disputes incident to the conduct of its business.  Management does not believe that any such matters currently ongoing will have a material impact on the Company’s financial position, or results of operations, given the facts of the situation.
Employment Agreements
a)
The Company entered into an employment agreement with a key employee during 2007. The employment contract covers a period of three years and provide for payment of base salaries and other incentives.  This agreement includes a provision whereby if the Company elects to terminate the employment of the key employee during the term other than for cause, then the respective employee shall be entitled to receive existing salary and benefits, including incentives, for up to two years after the termination.

b)	On May 5, 2009, the Company’s Board of Directors approved a resolution to extend the term of the employment of the key employee to October 15, 2012.

c)
On October 29, 2010, the Company executed a Management Minimum Bonus Plan (“Bonus Plan”) wherein in the event of an Acquisition or Asset Transfer (as defined in the plan) resulting in equity values of between $47.5 million and $102.5 million, there shall be a bonus pool for the payment of incentive bonuses to certain covered employees (“Minimum Bonus Pool”). The value of the Minimum Bonus Pool is set such that each covered employee shall be entitled to receive the amount indicated in the Bonus Plan taking into account the amounts, if any, to be received by

15

SkyBitz, Inc.
Notes to the Financial Statements – Continued
December 31, 2010, 2009, 2008

d)
such covered employee under the Carve-Out Plan (discussed earlier in Note M) and the Bonus Plan. For equity values at or below $82.5 million, the payments shall be first fulfilled by the Carve-Out Plan and subsequently, if necessary, by an additional bonus, such that the amount to be received by each covered employee is equal to the amounts specified in the Bonus Plan. For Equity Values more than $82.5 million, each covered employee shall receive the Carve-Out and Bonus Plan.

e)
On August 2, 2010, the Board of Directors approved an agreement with a certain management personnel which will provide (a) severance benefits for termination without cause, specifically and (b) severance benefits and stock option vesting acceleration in the event of change of control, as defined in the agreement.

Other Commitments
In 2010, the Company entered into a multi-year Value Added Reseller agreement with a certain satellite service provider to resell products and services and to use commercially reasonable efforts to sell to subscribers a certain minimum number of units annually on a “best efforts” basis.

NOTE R—SUBSEQUENT EVENTS
The Company evaluated its December 31, 2010 financial statements for subsequent events through April 15, 2011, the date the financial statements were available to be issued.
On March 24, 2011, the Company’s Board of Directors approved a resolution to include only certain employees as of that date as participants in the Management Carve Out Plan.
The Company's Board of Directors has commenced a process and engaged an investment banking firm to consider and explore strategic alternatives, including a possible sale or recapitalization of the Company. As of April 15, 2011, no binding agreements have been entered into by the Company.
The Company is not aware of any other subsequent events which would require recognition or disclosure in the accompanying financial statements.

16

EXHIBIT C

FORM OF ESCROW AGREEMENT1

THIS ESCROW AGREEMENT, dated as of [_______________], 2012 (this “Agreement”), is by and among Telular Corporation, a Delaware corporation (“Parent”), Shareholder Representative Services LLC, a Colorado limited liability company, (the “Stockholder Representative”), solely in its capacity as the representatives of the former securityholders of the Company (as defined below), and [U.S. Bank National Association], a national banking association, as escrow agent hereunder (the “Escrow Agent”).

BACKGROUND

A.           On the date hereof, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 3, 2011, by and among SkyBitz, Inc., a Delaware corporation (the “Company”), Parent, Bluebird Acquisition Corp., a wholly-owned Subsidiary of Parent (“Merger Sub”) and the Stockholder Representative, Parent has acquired all of the Company’s outstanding capital stock in exchange for cash and shares of common stock of Parent.

B.           Section 2(c) of the Merger Agreement requires that [_____] shares of Parent Common Stock (the “Initial Escrowed Shares”) and $[_____] in cash (the “Initial Escrowed Cash” and together with the Initial Escrowed Shares, the “Initial Escrowed Funds”) be delivered by Parent to Escrow Agent on the date hereof.

C.           The Escrow Agent has agreed to accept and hold the Escrow Fund (as defined below), and to disburse the Escrow Fund and any earnings thereon, in accordance with the terms of this Agreement.

D.           In order to establish the escrow as contemplated by the Merger Agreement, the parties hereto have entered into this Agreement.

STATEMENT OF AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.           Definitions.                      Unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them in the Merger Agreement.  The following terms shall have the following meanings when used herein:

“Claim” shall mean a claim by Parent pursuant to the Merger Agreement.

“Claim Notice” shall mean a written notification, signed by Parent, which shall specify the obligation, representation or agreement in the Merger Agreement with respect to which a Claim is being made, a reasonable description of the basis for such Claim, the Estimated Claim Amount of such Claim and the date of such Claim Notice.

1           Subject to further changes based on Escrow Agent’s review and additional clarifications on distribution mechanics as mutually agreed by Parent, the Company and the Stockholder Representative prior to the Closing.

“Claim Response” shall mean a written notification, signed by the Stockholder Representative, which shall set forth whether or not the Stockholder Representative disputes any matter with respect to a Claim Notice or the Claim described therein.

“Escrow Fund” shall mean (i) the Escrowed Shares plus any cash dividends accrued on the Escrowed Shares that remain in the escrow account at any time in accordance with this Agreement, together with any cash deposited into the escrow account pursuant to Section 4.d below or any other provision of this Agreement or the Merger Agreement any income earned on the foregoing funds held in the escrow account and (ii) the Escrowed Cash.

“Escrowed Cash” shall mean that portion of the Initial Escrowed Cash that remains in the escrow account at any time in accordance with this Agreement.

“Escrowed Shares” shall mean that portion of the Initial Escrowed Shares that remain in the escrow account at any time in accordance with this Agreement.  Escrowed Shares shall be valued at the Parent Per Share Value for all purposes under this Agreement, except as otherwise agreed upon by Parent and the Stockholder Representative or with respect to any adjustment to the per share price of the Escrowed Shares as contemplated by Section 4.f(ii) below.

“Estimated Claim Amount” shall mean the amount designated by Parent to be its good faith estimate of the amount of any Claim for which a Claim Notice has been delivered.

“Initial Stock Certificate” shall mean the stock certificate representing the Initial Escrowed Shares in the name of [the Escrow Agent] to be held for the benefit of the Company Securityholders and participants in the Management Plans.

“Joint Written Direction” shall mean a written direction executed by Parent and the Stockholder Representative and directing Escrow Agent to disburse all or a portion of the Escrow Fund or to take or refrain from taking an action pursuant to this Agreement.

“Parent Per Share Value” shall mean $[_____], as proportionately adjusted for any Stock Events following the date of this Agreement.

“Stock Events” has the meaning set forth in Section 4.f(ii).

2.           Appointment of and Acceptance by Escrow Agent.  Parent and the Stockholder Representative hereby appoint the Escrow Agent to serve as escrow agent hereunder.  The Escrow Agent hereby accepts such appointment and, upon receipt of the Initial Escrowed Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Fund in accordance with this Agreement.

3.           Deposit of Escrowed Funds.  Simultaneously with the execution and delivery of this Agreement, Parent will deliver or cause to be delivered the Initial Stock Certificate and the Initial Escrowed Cash into the possession of the Escrow Agent.

4.           Disbursements of Escrow Fund.

a.           Joint Written Direction.  The Escrow Agent shall disburse all or a portion of the Escrow Fund at any time and from time to time, upon receipt of, and in accordance with, a Joint Written Direction.  Such Joint Written Direction shall contain a statement of the portion of the Escrow Fund to be distributed and instructions or an address to which the distribution shall be sent.

b.           Release Date.  Not later than three (3) Business Days after [__________], 2013 (the “Release Date”), the remaining balance of the Escrow Fund, less any amounts subject to indemnity claims as of such date, plus any interest on the amount distributed shall be distributed by the Escrow Agent to the Exchange Agent (or its designee(s)) for payment to the Company Stockholders, the holders of Company Warrants and participants in the Management Plans, pursuant to a written instruction delivered by the Stockholder Representative to the Escrow Agent.

c.           Payments from the Escrow Fund.  Any release of or payments from the Escrow Fund shall be made in the same combination of Escrowed Shares and Escrowed Cash as the ratio of the Initial Escrowed Shares and the Initial Escrowed Cash in the Initial Escrowed Funds; provided, however, that if the Escrowed Shares are substituted with cash in accordance with Section 4.d below, the combination of Escrowed Shares and Escrowed Cash shall be determined by the Stockholder Representative in its sole and absolute discretion.  Any payment from the Escrow Fund to the Company Securityholders and participants in the Management Plans shall be in accordance with the applicable percentages set forth opposite such recipients’ respective names on Schedule C.

d.           Substitution of Cash for Escrowed Shares.  Except with respect to any claim made by Parent (and then to the extent of such Estimated Claim Amount (valuing each Escrowed Share at the Parent Per Share Value)), the Stockholder Representative, on behalf of the Company Securityholders, shall have the right, at its sole election, at any time (including following delivery of a Claim Notice) [to direct the Escrow Agent] to sell Escrowed Shares from the Escrow Fund and substitute cash into the Escrow Fund (valuing each Escrowed Share at the Parent Per Share Value for such substitution purposes).  The Stockholder Representative shall provide written notice to Parent and the Escrow Agent prior to any such substitution and Schedule A hereto shall be updated to reflect any such substitution.

e.           Stock Certificates.

(i)             The distribution of any Escrowed Shares pursuant to this Agreement shall be accomplished by delivery of the Initial Stock Certificate or any Replacement Stock Certificates (as defined below) and executed stock powers and/or assignments associated therewith.  Such stock powers and/or assignments shall be blank with respect to the name of the assignee but shall be executed by [the Escrow Agent] at the Closing.  Parent and the Stockholder Representative further agree to promptly execute and deliver to the Escrow Agent any additional stock powers and/or assignments of stock separate from such certificates, or similar documentation as is required to effect the transfer of ownership of the applicable distribution of Escrowed Shares.  Promptly following its receipt of the Initial Stock Certificate or any Replacement Stock Certificates, as applicable, and the executed stock powers and/or assignments associated therewith (to be completed by the Escrow Agent in accordance with a Joint Written Direction or a Claim Notice), Parent shall cause to be prepared, executed and delivered (A) to the Escrow Agent to be held in the Escrow Fund pursuant to the terms of this Agreement replacement stock certificates (“Replacement Stock Certificates”) in the name of [the Escrow Agent] representing the number of Escrowed Shares in the Escrow Fund immediately prior to the applicable distribution of Escrowed Shares pursuant to the terms of this Agreement, less the amount of Escrowed Shares distributed pursuant to such applicable distribution and (B) to each Company Securityholder or participant in the Management Plan stock certificates in the name of such applicable person representing the number of Escrow Shares in the Escrow Funds to be distributed to such applicable person, as directed by the Stockholder Representative.  Parent agrees to cooperate regarding the cancellation and re-issuance of the Initial Stock Certificate or any Replacement Stock Certificates upon distributions of Escrowed Shares.  In connection with any Replacement Stock Certificates, Parent and the Stockholder Representative further agree to promptly execute and deliver to the Escrow Agent any additional stock powers and/or assignments of stock separate from such certificates, or similar documentation as is required to effect the transfer of ownership of any future applicable distribution of Escrowed Shares.

(ii)             Parent shall cause the Initial Stock Certificate and each Replacement Stock Certificate to include the following legend:  “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN ESCROW AGREEMENT, DATED [____________], 2012, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE OFFICE OF TELULAR CORPORATION.”  This legend shall be in addition to any other legends which are required by federal or state laws (including, but not limited to, any legend required by the Securities Act or state “blue sky” laws, or any rule or regulation thereunder), or as otherwise may be reasonably required by the Escrow Agent; provided, however, that this legend shall be removed prior to any distribution in accordance with this Agreement.

f.           Rights with Respect to Escrowed Shares.

(i)           The Company Securityholders and participants in the Management Plans shall remain the beneficial owners of the Escrowed Shares until such time, if any, that such Escrowed Shares are transferred to Parent pursuant to this Agreement and, until such time, the Company Securityholders and participants in the Management Plans shall retain all rights and benefits of a holder of such Escrowed Shares, subject to the terms of this Agreement; provided, however, that, except pursuant to Section 4.f(ii) below, the Company Securityholders and participants in the Management Plans will not be permitted, during the period that the Escrowed Shares are held in escrow hereunder, to transfer, assign or encumber the Escrowed Shares to any Person.

(ii)           If at any time while the Escrowed Shares are held in escrow, there is any stock dividend, combination, subdivision, split or the like with respect to the Escrowed Shares (any such event, a “Stock Event”), then the Escrowed Shares shall be increased, decreased or adjusted, as applicable, to take into account the effect of the Stock Event, and the per share price of the Escrowed Shares shall be equitably adjusted to take into account the effect of the Stock Event, all as determined by Parent in its reasonable discretion.  Parent shall deliver to Escrow Agent, with a copy to the Stockholder Representative, (A) a written notice setting forth the changes to the Escrowed Shares in connection with a Stock Event and (B) Replacement Stock Certificates.  The Escrow Agent shall return Initial Stock Certificate or Replacement Stock Certificates, as applicable, in accordance with the written notice from Parent.

g.           Dividends and/or Interest.  Dividends and/or interest earned from investing the Escrow Fund while the Escrow Fund remains outstanding, if any, shall be paid to or at the direction of Parent or the Stockholder Representative, as applicable, with respect to any portion of the Escrow Fund distributed to either such party in accordance with the provisions of Section 2(k) of the Merger Agreement and this Agreement.  Parent and the Stockholder Representative agree for all tax purposes that: (i) if and to the extent any portion of the Escrow Fund is actually distributed to the Company Securityholders, interest may be imputed on such amount, as required by Section 483 or 1274 of the Code and (ii) the Parent shall be treated as the owner of the Escrow Fund, and any interest and earnings earned from the investment and reinvestment of the Escrow Fund, or any portion thereof, shall be allocable to the Parent pursuant to Section 468B(g) of the Code.

h.           Release Date.  If upon the Release Date, the Escrow Agent has retained any of the Escrow Fund with respect to Estimated Claim Amounts pursuant to this Section 4 or Section 5 below, then Escrow Agent may, in its sole discretion, either (i) retain such remaining Escrow Fund, to be held and invested in accordance with the provisions of this Agreement, until receipt by the Escrow Agent of a Joint Written Direction with respect to the disposition of such amounts, or (ii) pay over such remaining Escrow Fund to a court of competent jurisdiction in the manner described in Section 6 below.

All disbursements of the Escrow Fund shall be subject to the claims and fees of the Escrow Agent and the Indemnified Parties (as defined below) pursuant to Sections 10 and 11 below.

5.           Indemnification Claims.

a.           Delivery of Claim Notice.  In the event of any Claim, Parent shall deliver each Claim Notice to the Stockholder Representative and the Escrow Agent, such delivery to be in accordance with the notice provisions of this Agreement.

b.           Receipt of Claim Notice by Escrow Agent.  Upon receipt of any Claim Notice, the Escrow Agent shall promptly make entries or notations in the account records relating to the Escrow Fund, indicating that Escrowed Shares and/or Escrowed Cash, in the aggregate amount of the Estimated Claim Amount are reserved to satisfy such Claim, and identifying the date and number of such Claim Notice.

c.           Receipt of Claim Notice by the Stockholder Representative.  Within thirty (30) days of receipt by the Stockholder Representative of any Claim Notice, the Stockholder Representative shall deliver a Claim Response to Parent and the Escrow Agent, such delivery to be in accordance with the notice provisions of this Agreement.

d.           Failure to Submit Claim Response.  In the event that the Stockholder Representative fails to deliver a Claim Response in the required thirty (30) day period or submits a Claim Response which does not dispute the Claim or Claim Notice, then the Escrow Agent shall deliver, first out of the Escrowed Shares and, then, if no Escrowed Shares are remaining, out of the cash, the Estimated Claim Amount (as specified in the Claim Notice) to (or at the direction of) Parent as promptly as practicable but in no event more than ten (10) Business Days after the end of such thirty (30) day period.

e.           Responsibility of Escrow Agent.  The Escrow Agent shall have no responsibility to provide any Claim Notice or Claim Response to the Stockholder Representative or Parent, respectively.

6.           Suspension of Performance; Disbursement Into Court.  If, at any time, (i) there shall exist any dispute between Parent and the Stockholder Representative with respect to the holding or disposition of any portion of the Escrow Fund or any other obligations of Escrow Agent hereunder, (ii) the Escrow Agent is unable to determine, to the Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Fund or the Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) Parent and the Stockholder Representative have not within thirty (30) days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 8 hereof, appointed a successor escrow agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions:

a.           suspend the performance of any of its obligations under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor escrow agent shall have been appointed (as the case may be); and/or

b.           petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to the Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, the Escrow Fund, after deduction and payment to the Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

The Escrow Agent shall have no liability to the Company Securityholders, participants in the Management Plans, Parent, the Stockholder Representative, their respective shareholders or any other Person with respect to any suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Fund or any delay in or with respect to any other action required or requested of the Escrow Agent.

7.           Investment of Funds.  The Escrow Agent is herein directed and instructed to hold the Escrowed Cash deposited into the Escrow Fund in a non-interest bearing account and otherwise in accordance with this Section 7.  With the execution of this document, the parties hereto acknowledge receipt of prospectuses and/or disclosure materials associated with the investment vehicle, either through means of hardcopy or via access to the website associated with the investment, selected by the parties to this Agreement.  The parties hereto acknowledge that they have discussed the investment and are in agreement as to the selected investment.  The Stockholder Representative and Parent may jointly provide written instructions changing the investment of the cash (subject to applicable minimum investment requirements) by the furnishing of a Joint Written Direction to Escrow Agent; provided, however, that no investment or reinvestment may be made except in the following:

a.           direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

b.           certificates of deposit issued by any bank, bank and trust company, or national banking association (including the Escrow Agent and its affiliates), which certificates of deposit are insured by the Federal Deposit Insurance Corporation or a similar governmental agency;

c.           repurchase agreements with any bank, trust company, or national banking association (including Escrow Agent and its affiliates); or

d.           any institutional money market fund or interest bearing deposit account offered by the Escrow Agent, including any institutional money market fund managed by the Escrow Agent or any of its affiliates.

If the Escrow Agent has not received a Joint Written Direction at any time that an investment decision must be made, the Escrow Agent shall invest any cash, or such portion thereof as to which no Joint Written Direction has been received, in investments described in Section 7.d above.  Each of the foregoing investments shall be made in the name of the Escrow Agent.  No investment shall be made in any instrument or security that has a maturity of greater than six (6) months.  Notwithstanding anything to the contrary contained herein, the Escrow Agent may, without notice to Parent and the Stockholder Representative, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any disbursement of the Escrow Fund permitted or required hereunder.  All investment earnings shall become part of the Escrow Fund and investment losses shall be charged against the Escrow Fund.  The Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of any cash.  With respect to any cash which is to be part of the Escrow Fund received by the Escrow Agent after 10:00 a.m., Charlotte, North Carolina time, the Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which banks in Charlotte, North Carolina are open for business.

8.           Resignation of Escrow Agent.  The Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving thirty (30) days prior written notice to Parent and the Stockholder Representative specifying a date when such resignation shall take effect.  Upon any such notice of resignation, Parent and the Stockholder Representative jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation.  The retiring escrow agent shall transmit all records pertaining to the Escrow Fund and shall pay the Escrow Fund to the successor escrow agent, after making copies of such records as the retiring escrow agent deems advisable and after deduction and payment to the retiring escrow agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring escrow agent in connection with the performance of its duties and the exercise of its rights hereunder.  After any retiring escrow agent’s resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Escrow Agent under this Agreement.  Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Agreement without further act.

9.           Liability of Escrow Agent.  The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied.  The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to Parent, the Stockholder Representative, the Company Securityholders or participants in the Management Plans.  The Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Fund in accordance with the terms of this Agreement.  The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein.  The Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall believe to be genuine and to have been signed or presented by the Person or parties purporting to sign the same.  In no event shall the Escrow Agent be liable for incidental, indirect, special, and consequential or punitive damages (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Fund, any account in which the Escrow Fund is deposited, this Agreement or the Merger Agreement, or to appear in, prosecute or defend any such legal action or proceeding.  The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel.  The reasonable expenses of such counsel shall be paid fifty percent (50%) by Parent and fifty percent (50%) by the Stockholder Representative (solely on behalf of the Company Securityholders and in its capacity as the Stockholder Representative, not in its individual capacity) (whose portion may be paid from the Reserve Fund).  The Escrow Agent shall have no liability or responsibility to question or determine the accuracy or reasonableness of any Estimated Claim Amount.

The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Fund, without determination by the Escrow Agent of such court’s jurisdiction in the matter.  If any portion of the Escrow Fund is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other Person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

10.           Indemnification of Escrow Agent.  From and at all times after the date of this Agreement, Parent and the Stockholder Representative (solely on behalf of the Company Securityholders and in its capacity as the Stockholder Representative, not in its individual capacity), jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any Person, including without limitation Parent or the Stockholder Representative, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability resulted from the gross negligence or willful misconduct of such Indemnified Party.  Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid by Parent, but their responsibility to promptly pay, upon demand, the reasonable fees and expenses of any such counsel shall be the joint and several obligation of such parties.  The obligations of Parent and the Stockholder Representative (solely in its capacity as the Stockholder Representative) under this Section 10 shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

The parties agree that the payment by Parent or the Stockholder Representative of any claim by the Escrow Agent for indemnification hereunder shall not impair, limit, modify, or affect, as between Parent and the Stockholder Representative or the Company Securityholders and participants in the Management Plans, the respective rights and obligations of Parent, on the one hand, and the Stockholder Representative, the Company Securityholders and participants in the Management Plans, on the other hand, under the Merger Agreement.

11.           Fees and Expenses of Escrow Agent.  Parent and the Stockholder Representative (solely on behalf of the Company Securityholders and in its capacity as the Stockholder Representative, not in its individual capacity) shall compensate the Escrow Agent for its services hereunder in accordance with Schedule A hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like.  The additional provisions and information set forth on Schedule A are hereby incorporated by this reference, and form a part of this Agreement.  All of the compensation and reimbursement obligations set forth in this Section 11 shall be payable fifty percent (50%) by Parent and fifty percent (50%) by the Stockholder Representative (whose portion may be paid from the Reserve Fund) upon demand by the Escrow Agent.  The obligations of Parent and the Stockholder Representative under this Section 11 shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

           12.           Representations and Warranties.  Each of Parent, solely as to itself, and the Stockholder Representative, solely as to itself, makes the following representations and warranties, respectively, to the Escrow Agent:

(i)             Parent is duly organized, validly existing, and in good standing under the laws of the state of Delaware.

(ii)            Parent and the Stockholder Representative have full corporate power and authority to execute and deliver this Agreement and to perform its or his obligations hereunder.

(iii)           This Agreement has been duly approved by all necessary action, including any necessary shareholder or board of directors approval and has been validly executed.

(iv)           This Agreement constitutes the valid and binding agreement of Parent and the Stockholder Representative, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors, and to general equity principles, and to laws of agency.

(v)            The execution, delivery, and performance of this Agreement is in accordance with the Merger Agreement and will not violate, conflict with, or cause a default under Parent’s certificate of incorporation or bylaws.

(vi)           The execution, delivery, and performance of this Agreement does not violate, conflict with, or cause a default under any applicable law or regulation, any court order or administrative ruling or decree to which Parent or the Stockholder Representative, as applicable, is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation the Merger Agreement, to which it or he is a party or any of its or his property is subject.

(vii)           The applicable persons designated on Schedule A hereto have been duly appointed to act as Parent’s representative and the Stockholder Representative hereunder and have full power and authority to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Agreement and to take any and all other actions as the representatives under this Agreement, all without further consent or direction from, or notice to, it or any other party.

(viii)           All of Parent’s or the Stockholder Representative’s representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of the Escrow Fund.

13.           Identifying Information.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity.  The Escrow Agent may also ask to see financial statements, licenses, identification, and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

14.           Consent to Jurisdiction and Venue.  In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the federal courts of the State of Delaware shall have the sole and exclusive jurisdiction.  If such court lacks federal subject matter jurisdiction, the parties agree that the state courts of the state of Delaware have sole and exclusive jurisdiction.  Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue.  The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

15.           Notice.  All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt) to the address or facsimile number set forth on Schedule A hereto, or to such other address as each party may designate for itself by like notice, and shall be deemed to have been given on the date deposited in the mail, if mailed, by first-class, registered or certified mail, postage prepaid, addressed as set forth on Schedule A hereto, or to such other address as each party may designate for itself by like notice.

16.           Amendment or Waiver.  This Agreement may be changed, waived, discharged or terminated only by a writing signed by Parent, the Stockholder Representative and the Escrow Agent.  No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver.  A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

17.           Severability.  To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18.           Governing Law.  This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

19.           Entire Agreement.  This Agreement and the Merger Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Fund and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Fund.

20.           Binding Effect.  All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Parent, the Stockholder Representative and the Escrow Agent.

21.           Execution in Counterparts; Fax/Electronic Signatures.  This Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.  Any such counterpart executed by a party may be sent to the other parties by facsimile, “PDF” or other electronic means, and when so executed and delivered shall be deemed an original, and such counterpart(s) together shall constitute only one original.

22.           Termination.  Upon the first to occur of (i) the Release Date (provided there is no outstanding Claim Notice on such date), (ii) the disbursement of all of the Escrow Fund pursuant to Joint Written Directions or (iii) the disbursement of all of the Escrow Fund into court pursuant to Section 6 or Section 9 hereof, this Agreement shall terminate, the Escrow Agent shall be released from its obligations hereunder and the Escrow Agent shall have no further liability with respect to the Escrow Fund, this Agreement, or any action or refusal to take action hereunder, to Parent, the Company Securityholders, participants in the Management Plans, the Stockholder Representative, their respective shareholders or any other Person.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first above written.

TELULAR CORPORATION

By:
Name:
Title:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Stockholder Representative

By:
Name:
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:
Title:

SCHEDULE A

1.	Escrow Fund.

	Cash Escrow Funds amount:	$02

	Parent Common Stock:	[________] shares

	Escrow Fund wiring instructions:	U.S. Bank National Association
ABA# ___________________
Account # ________________
ATTN: ___________________
________________________
Re: ______________________

2.	Escrow Agent Fees.

Acceptance Fee:
Annual Escrow Fee:
Out-of-Pocket Expenses:
Transactional Costs:

The Acceptance Fee and the Annual Escrow Fee are payable upon execution of the escrow documents.  In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys’ fees, remain due and payable, and if paid, will not be refunded.  Annual fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination.

The fees quoted in this schedule apply to services ordinarily rendered in the administration of an Escrow Account and are subject to reasonable adjustment based on final review of documents, or when Escrow Agent is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand.  Services in addition to and not contemplated in this Agreement, including, but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary expenses.

Unless otherwise indicated, the above fees relate to the establishment of one escrow account.  Additional sub-accounts governed by the same Escrow Agreement may incur an additional charge.  Transaction costs include charges for wire transfers, checks, internal transfers, and securities transactions.

3.	Taxpayer Identification Numbers.

Parent:

Stockholder Representative:

2 Subject to increase by operation of Section 4.e, which permits the Stockholder Representative to substitute cash for Parent Common Stock at any time prior to termination of this Agreement.

4.	Investment Instructions.

See Schedule B.

5.	Representatives.

The following person is hereby designated and appointed as representative for Parent under the Escrow Agreement:

Joseph Beatty
Specimen signature
Jonathan Charak
Specimen signature

The following persons are hereby designated and appointed as representative for the Stockholder Representative under the Escrow Agreement:

Paul Koenig
Specimen signature
Mark Vogel
Specimen signature

6.	Representative Information. The following information should be provided to Escrow Agent separately by each representative of Parent, the Stockholder Representative and any future representative.

1. Date of Birth
2. Address
3. Mailing Address, if different
4. Social Security Number

7.	Notice Addresses.

If to the Stockholder Representative to:

Shareholder Representative Services LLC
601 Montgomery Street, Suite 2020
San Francisco, CA 94111
Attention: Managing Director
Facsimile: (415) 962-4147
Telephone: (415) 367-9400
E-mail: deals@shareholderrep.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
901 New York Avenue, N.W.
Washington, DC 20001
Attention: Joshua Klatzkin and Seung Baik
Facsimile: (202) 346-4444
E-mail: jklatzkin@goodwinprocter.com and sbaik@goodwinprocter.com

(r)	If to Parent to:

Telular Corporation
311 South Wacker Drive, Suite 4300
Chicago, Illinois 60606
Attention: Jonathan Charak
Facsimile: (312) 379-8364
E-mail: jcharak@Telular.com

with a copy (which shall not constitute notice) to:

Kelley Drye & Warren LLP
333 W. Wacker, Suite 2600
Chicago, Illinois 60606
Attention: Thomas Ferguson and Timothy R. Lavender
Facsimile: (312) 857-7095
E-mail: tferguson@kelleydrye.com and tlavender@kelleydrye.com

If to Escrow Agent at:
U.S. Bank National Association, as Escrow Agent
Corporate Trust Services
1021 East Cary Street, Suite 1850
Richmond, VA 23219
Attention: _________________
Facsimile: _________________
E-mail: ___________________

SCHEDULE B

U.S. BANK NATIONAL ASSOCIATION

MONEY MARKET ACCOUNT AUTHORIZATION FORM

DESCRIPTION AND TERMS

The U.S. Bank Money Market account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank.   Selection of this investment includes authorization to place funds on deposit and invest with U.S. Bank.

U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366).  This method applies a daily periodic rate to the principal balance in the account each day.  Interest is accrued daily and credited monthly to the account.  Interest rates are determined at U.S. Bank’s discretion, and may be tiered by customer deposit amount.

(v) The owner of the account is U.S. Bank as Agent for its trust customers.  U.S. Bank’s trust department performs all account deposits and withdrawals. Deposit accounts are FDIC Insured per depositor, as determined under FDIC Regulations, up to applicable FDIC limits.

Automatic Authorization

(vi) In the absence of specific written direction to the contrary, U.S. Bank is hereby directed to invest and reinvest proceeds and other available moneys in the U.S. Bank Money Market Account 5 (ticker DDAFC5, cusip 9AMMF05B2) with a current return of 0.100.  The U.S. Bank Money Market Account is a permitted investment under the operative documents and this authorization is the permanent direction for investment of the moneys until notified in writing of alternate instructions.

EXHIBIT D
SKYBITZ, INC.
MANAGEMENT  MINIMUM BONUS PLAN

ARTICLE X PURPOSE.  THE PRIMARY OBJECTIVE OF THIS SKYBITZ, INC. MANAGEMENT MINIMUM BONUS PLAN IS TO ENSURE THAT, IN CONNECTION WITH THEIR RESPECTIVE EMPLOYMENTS WITH THE COMPANY, THE INTEREST OF THE COMPANY'S MANAGEMENT TEAM IS ALIGNED WITH THE COMPANY'S SHAREHOLDERS' DESIRE TO ENHANCE SHAREHOLDER VALUE.

ARTICLE XI DEFINITIONS.  AS USED IN THE PLAN, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS:

( "Acquisition" means any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the capital stock of the Company immediately prior to such consolidation, merger or reorganization, represents less than 50% of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which excess of fifty percent (50%) of the Company's voting power is transferred.  However, an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.

"Asset Transfer" means a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

"Board" means the Board of Directors of the Company.

 "Code" means the Internal Revenue Code of 1986, as amended.  "Committee" means the Compensation Committee of the Board.  "Company" means SkyBitz, Inc.

 "Covered Employees" means the President and CEO of the Company and any other employee of the Company recommended for participation in the Plan by the President and CEO and whose participation in the Plan is approved by the Committee in writing.  The initial list of Covered Employees are set forth in Exhibit A.

"Effective Date" means the date on which the Acquisition or Asset Sale closes and initial value is received by the Company.

"Equity Value" is defined as the value that would accrue to equity shareholders of the Company after payment of all liabilities, and in addition to any remaining cash as of the Effective Date.

 "Incentive Bonus" means any bonus payment due and payable under the Plan.

 “Management Carve-Out” means the SkyBitz, Inc. Management Carve Out Plan effective November 17, 2006 (as may be amended from time to time).

 “Management Bonus Plan” means the SkyBitz, Inc. Management Bonus Plan effective May 5, 2009 (as may be amended from time to time).

"Plan" means this SkyBitz, Inc. Management Minimum Bonus Plan.

ARTICLE XII ADMINISTRATION.

 The administration and operation of the Plan shall be supervised by the Board and/or the Committee with respect to all matters.  Except as specifically prohibited under this Plan, the Board and/or the Committee shall have the sole discretion to amend or terminate the Plan from time to time, including, without limitation, to add or remove individuals designated as Covered Employees.  The Committee may delegate responsibility for the day-to-day administration and operation of the Plan to such employees of the Company as it shall designate from time to time.  The Committee shall interpret and construe any and all provisions of the Plan and any determination made by the Committee under the Plan shall be final and conclusive.  The President and CEO shall have the right to exercise the powers conveyed to him or her pursuant to the Plan.  Neither the Board nor the Committee, nor any member of the Board, nor any employee of the Company, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan (other than acts of willful misconduct) and the members of the Board and the Committee and the employees of the Company shall be entitled to indemnification and reimbursement by the Company to the maximum extent permitted by law in respect of any claim, loss, damage or expense (including counsel's fees) arising from their acts, omissions and conduct in their official capacity with respect to the Plan.

ARTICLE XIII ELIGIBILITY AND PARTICIPATION.

Only Covered Employees participate in the Plan.  Employees of the Company who are approved for participation in the Plan by the Committee will participate in the Plan effective immediately upon such approval.

ARTICLE XIV INCENTIVE BONUS.

Section 14 Minimum Bonus Pool.  In the event of an Acquisition or Asset Transfer resulting in Equity Values of between $47.5 million and $102.5 million, there shall be a bonus pool for the payment of Incentive Bonuses to Covered Employees (“Minimum Bonus Pool”).  The value of the Minimum Bonus Pool is set such that each Covered Employee shall be entitled to receive the amount shown in Exhibit B under “Total,” taking into account the amounts, if any, to be received by such Covered Employee under the Management Carve-Out and the Management Bonus Plan.  For Equity Values at or below $82.5 million, the payments shall be first fulfilled by the Management Carve-Out and subsequently, if necessary, by an additional bonus, such that the amount to be received by each Covered Employee is equal to the Total value shown in Exhibit B.  For Equity Values more than $82.5 million, each Covered Employee shall receive the Management Carve-Out and Management Bonus Plan, if applicable.

 By way of example only, an Acquisition or Asset Transfer at an Equity Value of $52.5 Million shall result in a payment under this Plan, the Management Carve-Out and the Management Bonus Plan for each Covered Employee as follows:

(a) Dr. Homaira Akbari shall be entitled to a payment of $1,045,000,

(b) Mr. George Mercuro shall be entitled to a payment of $220,000,

(c) Mr. Craig Malone shall be entitled to a payment of $200,000,

(d) Mr. Craig Montgomery shall be entitled to a payment of $200,000.

(xxi) Payment of the Incentive Bonus shall be made on the same terms as the consideration provided for in an agreement memorializing an Acquisition or Asset Transfer.  Incentive Bonuses shall, for example, be subject to any escrow, holdback, earn-out, or similar provisions (collectively, "Holdbacks") appearing in such agreement.  All Incentive Bonuses will be paid in the same form of consideration (e.g. cash and/or securities) and ratio in which the purchase price for the Company was paid, or, in the sole discretion of the Company, in cash.  Incentive Bonuses (net any applicable Holdbacks) will be paid to Covered Employees no earlier than six (6) months after the Effective Date.  Any subsequent payments due and payable to Covered Employees as a result of Holdbacks will be paid in accordance with the terms of the applicable acquisition documents.

(xxii) For clarification purposes only, the Incentive Bonus shall be “senior in preference” to the Management Carve Out.

Section 14 Reserved.

Section 14 Eligibility.  In order to receive an Incentive Bonus, a Covered Employee (i) must be actively employed by the Company on the Effective Date, and (ii) must, if requested by the acquirer of the Company or any of its affiliates (collectively, the "Acquirer"), remain an employee of the Acquirer, for at least six months following the Effective Date (the "Transition Period").

Section 14 Payment of Incentive Bonus.  Subject to Section 5.3 above, Covered Employees who remain actively employed by the Company through the Effective Date shall be entitled to receive an Incentive Bonus, if any, determined in accordance with this Article V.  Covered Employees who are not actively employed by the Company through the Effective Date are not entitled to receive an Incentive Bonus.

Section 14 Return of Incentive Bonus.  In the event that any Covered Employee who is paid his or her Incentive Bonus materially violates the terms of any other agreement that he/she has entered into with the Company (including but not limited to employment, non-competition and confidentiality agreements), then that Covered Employee shall repay the Incentive Bonus in full to the Company immediately upon request.  In the event that the violation takes place within six months of the Effective Date, the Incentive Bonus will not be paid.

ARTICLE XV GENERAL PROVISIONS.

Section 15 Amendment and Termination.  The Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination made after the Effective Date shall adversely affect the rights of any Covered Employee to an Incentive Bonus.  All determinations concerning the interpretation and application of this Section 6.1 shall be made by the Committee.

Section 15 Designation of Beneficiary.  In the event a Covered Employee dies after becoming entitled to an Incentive Bonus or during the Transition Period (if applicable), such payment shall be made to the Covered Employee's estate.

Section 15 Rights Unsecured.  The right of any Covered Employee to receive an Incentive Bonus shall constitute an unsecured claim against the general assets of the Company.

Section 15 Withholding Taxes.  The Company shall have the right to deduct from each Incentive Bonus any federal, state and local taxes required by such laws to be withheld with respect to any payment under the Plan.

Section 15 Miscellaneous.

(i) No Right of Continued Employment.  Nothing in the Plan shall be construed as conferring upon any Covered Employee any right to continue in the employment of the Company.

(ii) No Limitation on Corporate Actions.  Except as specifically prohibited under this Plan, nothing shall prevent the Company from taking any corporate action that is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Incentive Bonus to be paid under the Plan.  No Covered Employee or other person shall have any claim against the Company as a result of any such action, consistent with the terms of this paragraph.

(iii) Nonalienation of Benefits.  Except as expressly provided herein, no Covered Employee shall have the power or right to transfer, anticipate, or otherwise encumber the Covered Employee's Incentive Bonus or any other interest under the Plan.  The Company's obligations under the Plan are not assignable or transferable except to a corporation that acquires all or substantially all of the assets of the Company or a corporation into which the Company may be merged or consolidated.  The provisions of the Plan shall inure to the benefit of each Covered Employee and his or her heirs, executors, administrators or successors in interest.

(iv) Other Plans.  Nothing in this Plan shall be construed to impact the terms of validity of the Management Carve Out or the Management Bonus Plan.

(v) Severability.  If any provision of the Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(vi) Governing Law.  The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

(vii) Headings.  Headings are inserted in the Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

Section 15 Board Authorization.  The Company's Board has approved the Plan in all respects and has executed resolutions authorizing the execution of this Plan by the Company.

[Signature appears on the following page.]

IN WITNESS WHEREOF, the Company has caused the Plan to be executed on the 29 day of October, 2010.

SKYBITZ, INC.

By:

Name: Homaira Akbari
Title: President and CEO

Date: October 29, 2010

Exhibit A

List of Covered Employees as of November 3 2011

1.	Dr. Homaira Akbari, the president and CEO of the Company

2.	Mr. George Mercuro, the SVP Finance of the Company

3.	Mr. Craig Montgomery, the SVP Marketing and Business Development of the Company

Exhibit B

Minimum Bonus Pool per Covered Employee

To come.

Exhibit E

Working Capital Provisions

To be provided under separate cover.

EXHIBIT F
December 1, 2011

Joseph A. Beatty
Jonathan M. Charak
Telular Corporation
311 South Wacker Drive, Suite 4300
Chicago, IL 60606-6622

Dear Joseph & Jonathan,

On behalf of Silicon Valley Bank (“SVB” or “Bank”), we are pleased to present the following commitment to provide Telular Corporation (“Company” or “Borrower”) with up to $30 million of senior credit.  Our committed facility will provide:

•	$30.0 million in Term Debt to help facilitate the Company’s acquisition of ‘Identified Target’.
•	An ongoing commitment by the Bank to consider the extension of additional capital to facilitate future acquisitions of strategic targets.

Summary of Terms

Co-Borrowers:	Telular Corporation, SkyBitz, Inc. and TankLink Corporation as Co-Borrowers.
Guarantor:	None.
Credit Facility:	$30,000,000 Term Note.
Availability:	$30,000,000 to be available to Borrower upon date of close.
Purpose:	The proceeds of the Senior Secured Credit Facility will be used to support Telular’s acquisition of ‘Identified Target’.
Maturity:	Five years from the closing date.
Repayment:
Quarterly payments of Principal plus Interest based on the following amortization schedule:
(a)10% of funded balance due year one, 15% of funded balance due year two, 20% of funded balance due years three and four, and 25% of funded balance due year five. Balloon payment to remain at maturity, if applicable (Please See Exhibit for Repayment Detail).

Cash Flow Recapture:
A cash flow recapture provision will apply whereby 25% of the Borrower’s Excess Cash Flow will be applied to repayment of the Term Loan. The cash flow recapture provision will be applied annually commencing with Telular’s filing of its 1 0-K for the fiscal year ended 9/30112.

Excess Cash Flow to be defined as EBITDA less cash income taxes, less cash interest expense, less principal payments, unfinanced capital expenditures, and Dividends.

The proposed recapture would be eliminated upon the Borrower realizing Senior Leverage of less than 1.00x.

Rate:
All rates shall be calculated on a 360-day basis (365-day basis for Base Rate Loans). From and after the first financial covenant test following the Initial Funding Date, the LIBOR or Prime Margin shall be determined quarterly based upon the senior leverage ratio reported by the Borrower in accordance with the definitive credit agreement and the corresponding levels set forth below:

		Margin
Pricing Level	Senior Leverage	LIBOR	Prime
I	< 1.50x	2.25%	0.25%
II	>1.50x	2.50%	0.50%
III	> 1.75x	2.75%	0.75%

Upon re-pricing, the Borrower will have the option of selecting 30, 60, 90 or 180-day LIBOR contracts.
Minimum Interest Rate:	At no time, shall the total interest rate be less than 3.00%.
Interest Rate Protection:

At or beyond closing, Borrower may enter into a Swap Agreement or purchase other interest rate protection in form and substance satisfactory to both parties.  Obligations under the agreement will be secured by the proposed collateral.  As of 11/28/11, the indicative rate for a Swap would fix the rate at approximately TBD%.

Commitment Fee:	1.00% or $300,000 due at close.
Warrants:	None.
Early Termination:
An early termination fee would be assessed should the subject credit facility be refinanced by an outside institution. The fee will be determined as follows based upon the then outstanding principal amount: 3% if repaid in months 1-12 from closing, 2% if repaid in months 13-24, and 1% thereafter. This fee will not apply should the Company exit via sale.

Conditions of Funding:
Company Prepared Pro-Forma:	Prior to funding, Bank to be in receipt of management prepared ProForma projections for the five-year period spanning the duration of the loans term.
FCC Approval:	Funding is contingent upon satisfactory approval of the satellite license transfer by the FCC.
Minimum Liquidity:	Minimum Unrestricted Cash and Cash Equivalents held at SVB at closing after giving effect to the acquisition to be at least $5,000,000.
Other Terms and Conditions:
Collateral:	First priority perfected security interest in all assets of Borrowers. including Intellectual Property (IP).
Subordination:
All amounts due to officers, director and shareholders, if any, will be subordinated to the Borrower’s obligations owing to Lender in form and substance satisfactory to Lender. As part of the loan documentation, the subject credit facilities will be “Designated Senior Indebtedness” for purposes of non-payment defaults and having subordination provisions apply thereto.

Dividends:
Dividends will be allowed so long as the Borrowers remain in compliance with all proposed Financial and Reporting Covenants. Should any Covenant be breached, the Bank will possess the right to restrict Company dividends.

Negative Covenants:
Customary and appropriate affirmative and negative covenants including, but not limited to, limitations on other indebtedness, liens, investments, guarantees, restricted junior payments, mergers and acquisitions, sales of assets, capital expenditures, leases, and transactions with affiliates, including exceptions and baskets to be mutually agreed upon.

Events of Default:	Customary Events of Default including a Material Adverse Change default clause.

Banking
Borrowers will agree to continue and maintain all of its operating accounts, excess cash, and investments with the Bank including those currently owned by ‘Identified Target’ and not eliminated post close.

Insurance:
The Borrowers will be required to provide insurance against loss or damage to the equipment and commercial general liability insurance, both with terms and companies satisfactory to Silicon Valley bank, with SVB named as lender loss payee and additional insured.

Financial Covenants:
Max. Senior Leverage:	Measured on a quarterly basis, the ratio of Debt Due to SVB to EBITDA for the trailing Twelve month period not to exceed 2.25x, with level to be reduced to 1.75x by fiscal year end 2012.
Min. Fixed Charge Coverage:

Measured quarterly on a trailing twelve month basis, the ratio of the Borrower’s EBITDA less Cash Taxes Paid, Unfunded Capital Expenditures, and Dividends over the sum of all Principal Payments and Interest Expense not to fall below 1.25x.

Financial Reporting:

1)Provide to Bank monthly Company Prepared Financial Statements and Compliance Certificate within 30 days of month end.
2)Within 5-days from filing, Borrower to provide Bank relevant 10-Q and 10-K.
3)Provide to Bank management’s projection for the upcoming fiscal year 30 days after fiscal year end.
4)Other items periodically requested by the Bank (projections, assets listings, etc.)

Expenses:	Borrower will pay all of SVB’s fees, charges, costs and expenses in connection with the Agreement, including, without limitation, fees of SVB’s legal counsel.
Confidential:
This letter is delivered to you with the understanding that neither it nor its substance shall be disclosed publicly or privately to any third person except those who are in a confidential relationship to you (such as your legal counsel), or where the same is required by law and then only on a basis that it not be further disclosed.

If these basic terms and conditions are acceptable, please indicate so by returning an executed copy of this letter to Silicon Valley Bank, 230 West Monroe, Suite 720, Chicago, IL 60606. Attention: Dennis Grunt. This commitment will expire March 31, 2012.

Once executed, Bank will commence the preparation of loan documentation at Borrower’s expense, which shall supersede this letter. Bank reserves the right to request a deposit to cover any legal expenses. It is intended that all legal rights and obligations of Bank and Borrower will be set forth in signed definitive loan documents.

We appreciate the opportunity to present this commitment to you and look forward to aiding Telular Corporation in its acquisition of ‘Identified Target’.

Kind regards,

SILICON VALLEY BANK _______________________________ Dennis P. Grunt Relationship Manager Silicon Valley Bank	_______________________________ Mike Kohnen Director, Midwest Technology Silicon Valley Bank

AGREED & ACCEPTED, this 2nd day of December, 2011.

Telular Corporation

By:

Name: Jonathan M. Charak

Its: CFO

EXHIBIT

Repayment Schedule:

Year Commitment	Amortization Schedule Amount	Principal Balance (at Year End) $ 30,000,000	Quarterly Payment	Annual Payment
l	10%	$ 27,000,000	$ 750,000.00	$ 3,000,000.00
2	15%	$ 22,500,000	$ 1,125,000.00	$ 4,500,000.00
3	20%	$ 16,500,000	$ 1,500,000.00	$ 6,000,000.00
4	20%	$ 10,500,000	$ 1,500,000.00	$ 6,000,000.00
5	25%	$ 3,000,000	$ 1,875,000.00	$ 7,500,000.00

EXHIBIT G

FORM OF REGISTRATION RIGHTS AGREEMENT3

This Registration Rights Agreement (the “Agreement”) is made and entered into as of ____________ ___, 2012 by and among Telular Corporation, a Delaware corporation (“Parent”), and each of the undersigned stockholders (each, a “Stockholder” and, collectively, the “Stockholders”) each of whom is an Eligible Holder as defined in that certain Agreement and Plan of Merger, dated as of December 3, 2011 (the “Merger Agreement”), by and among Parent, a wholly-owned subsidiary of Parent, SkyBitz, Inc., a Delaware corporation (the “Company”) and Shareholder Representative Services LLC, a Colorado limited liability company as the representative of the Company’ former stockholders.

The parties hereby agree as follows:

(A) 1.           Certain Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Prospectus” shall mean the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing the Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean the Shares and any other securities issued or issuable in exchange for the Shares; provided that a security shall cease to be a Registrable Security upon (A) sale pursuant to the Registration Statement or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the Stockholders (other than a Stockholder that is an Affiliate of Parent) pursuant to Rule 144 without being subject to a volume limitation.

“Registration Statement” shall mean the Registration Statement of Parent filed pursuant to the Merger Agreement and any amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus, all exhibits thereto, all financial statements and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Shares” means [1,000,000]4 shares of Parent Common Stock, as proportionately adjusted for stock splits, subdivisions, reverse stock splits, combinations, recapitalizations, dividends, distributions and the like following the date of this Agreement.

3           Subject to further review and comment from each of the “big five” institutional investors of the Company.

“Stockholder” means any Company Securityholder or participant in the Management Plans entitled to Merger Shares pursuant to the Merger Agreement[ each of whom is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

“WKSI” means a well-known seasoned issuer as defined under Rule 405 of the Securities Act.

(B) 2.           Registration.

1. (a)                                           Registration Statements.  As promptly as practicable following the Closing of the merger contemplated by the Merger Agreement (but in no event more than ten (10) Business Days following such Closing, or, if such Closing does not occur prior to March 15, 2012, the later of (x) April 15, 2012 or (y) ten (10) Business Days following such Closing), Parent shall prepare and file with the SEC the Registration Statement on Form S-3 (or, if Form S-3 is not then available to Parent, on such form of registration statement as is then available to effect a registration for resale of the Shares), pursuant to Rule 415 under the Securities Act, covering the resale of the Shares on a delayed or continuous basis.  The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Stockholders and Goodwin Procter LLP as the Stockholders’ designated counsel, a reasonable time prior to its filing or other submission.

2. (b)           Expenses.  Parent will pay all expenses incurred by it in connection with registration, including filing and printing fees, Parent’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold and fees of the Stockholders and their respective counsel.

3. (c)                                           Effectiveness.  If Parent is eligible as a WKSI, the Registration Statement shall utilize the automatic shelf registration process under Rule 415 and Rule 462.  If Parent is not a WKSI or is otherwise ineligible to utilize the automatic shelf registration process, Parent shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable following the filing thereof.  Parent shall notify the Stockholders by facsimile or e-mail as promptly as practicable after the Registration Statement is declared effective and shall as soon as reasonably practicable provide the Stockholders, without charge, with such number of copies of any related Prospectus (including any amendments, supplements or exhibits thereto) and such other documents (including any documents incorporated into the Registration Statement) as the Stockholders may reasonably request in order to facilitate the sale or other disposition of the securities covered thereby.

(C) 3.           Parent Obligations.  Parent will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto Parent will, as expeditiously as possible:

1. (a)           use commercially reasonable efforts to cause the Registration Statement to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by the Registration Statement, as amended from time to time, have been sold, (ii) the date on which all Registrable Securities covered by the Registration Statement (other than with respect to Registrable Securities owned by Affiliates of Parent) may be sold pursuant to Rule 144 without being subject to any restrictions on resale or (iii) one (1) year from the release of the Shares from escrow pursuant to the Merger Agreement.

4           The number of shares equal to the Aggregate Parent Share Consideration.  Subject to further adjustment based on calculations to be made at the Closing in accordance with the Merger Agreement.

2. (b)           prepare and file with the SEC such amendments, prospectus supplements or post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby and, upon fifteen (15) Business Days’ notice, shall file any supplement or amendment to the Registration Statement and Prospectus with respect to the plan of distribution or a Stockholder’s ownership interests in his, her or its Registrable Securities that is reasonably necessary to permit the sale of such Registrable Securities pursuant to the Registration Statement;

3. (c)           provide copies to and permit each Stockholder to review the Registration Statement and all amendments and supplements thereto no fewer than five (5) Business Days prior to its filing with the SEC and not file any document to which a Stockholder reasonably objects based upon its belief that the Registration Statement is not in compliance with applicable laws, rules or regulations or contains a material misstatement or omission;

4. (d)           furnish to each Stockholder (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by Parent, one (1) copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of Parent to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion thereof which contains information for which Parent has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as a Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder that are covered by the Registration Statement;

5. (e)           use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

6. (f)           prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify, or exempt therefrom, or cooperate with the Stockholders and their counsel in connection with the registration or qualification, or exemption therefrom, of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by a Stockholder and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that Parent shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

7. (g)           use commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by Parent are then listed and use commercially reasonable efforts to maintain such listing;

8. (h)           immediately notify the Stockholders in writing, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event or the passage of time as a result of which, the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any Stockholder, promptly prepare and furnish to such Stockholder a reasonable number of copies of a supplement to or an amendment of such Prospectus or the Registration Statement as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

9. (i)           use commercially reasonable efforts to make and keep public information available, as that term is understood and defined in Rule 144 under the Securities Act, at all times; and

10. (j)           otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

4.           Obligations of the Stockholder.

11. (a)           Each Stockholder shall furnish in writing to Parent such information regarding Parent securities (including Registrable Securities) held by such Stockholder, and the intended method of disposition of the Registrable Securities held by such Stockholder, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as Parent may reasonably request.  At least fifteen (15) Business Days prior to the first anticipated filing date of the Registration Statement, Parent shall notify each Stockholder of the information Parent requires in order to have the Registrable Securities included in the Registration Statement.  Each Stockholder shall provide such information to Parent at least five (5) Business Days prior to the first anticipated filing date of the Registration Statement.  Parent shall not be required to include any Registrable Securities of any Stockholder in the Registration Statement if required information from such Stockholder is not furnished to Parent within the five (5) Business Days.

12. (b)           Each Stockholder agrees to cooperate with Parent as reasonably requested by Parent in connection with the preparation and filing of the Registration Statement hereunder, unless such Stockholder has notified Parent in writing of its election to exclude all of the Registrable Securities held by such Stockholder from the Registration Statement.

13. (c)           Each Stockholder agrees that, upon receipt of any notice (which may be oral as long as written notice is provided by the next day) from Parent of the happening of an event pursuant to Section 3(h) hereof, such Stockholder will discontinue the disposition of Registrable Securities pursuant to the Registration Statement covering the Registrable Securities, until otherwise notified in writing by Parent or until such Stockholder receives the copies of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by Parent, such Stockholder shall deliver or cause to be delivered to Parent (at the expense of Parent) or destroy or cause to be destroyed (and deliver to Parent a certificate of destruction) all copies in such Stockholder’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of notice of an event described in Section 3(h) hereof.  Each Stockholder’s mailing address, email address and other contact information as of the signing of this Agreement is set forth on the applicable signature page hereto.

14. (d)           Each Stockholder covenants and agrees that such Stockholder will comply with the prospectus delivery requirements of the Securities Act as applicable in connection with sales of Registrable Securities pursuant to the Registration Statement.

15. (e)           No Stockholder may use any confidential information received by them pursuant to this Agreement or the Merger Agreement (including, without limitation, any notice referred to in Section 2(c)(ii) or 3(h) hereof) in violation of the Exchange Act or other applicable state or federal securities law or reproduce, disclose, or disseminate such information to any other person (other than his or her attorneys, agents and representatives having a need to know, and then only if they expressly agree to be bound hereby), unless such information has been made available to the public generally (other than by such recipient in violation hereof) or such recipient is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby, and then only after reasonable notice to Parent and Parent has been provided a reasonable opportunity to object to such disclosure, with the reasonable cooperation and assistance of the Stockholders.  Each Stockholder agrees to comply with the Securities Act and other applicable laws in connection with the offer or sale of any Registrable Securities.  The obligations in this Section 4(f) shall survive the expiration or termination of this Agreement.

(D) 5.           Indemnification.

1. (a)           Indemnification by Parent.  Parent will indemnify and hold harmless, to the fullest extent permitted by law, the Stockholders, and their respective officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls any Stockholder (each, a “Holder Indemnitee” and collectively, the “Holder Indemnitees’) within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by Parent or any written information furnished by Parent filed, in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof; (iii) the omission or alleged omission to state in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any failure to register or qualify the Registrable Securities included in the Registration Statement in any state or (v) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law, any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law and, in all such cases, will reimburse the Holder Indemnitees for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Parent will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information regarding a Holder Indemnitee furnished by such Holder Indemnitee in writing specifically for use in the Registration Statement or Prospectus, or in the case of an event of the type specified in Section 3(h), the use by such Holder Indemnitee of an outdated or defective Prospectus after Parent has notified the Stockholders in writing (including via email) that the Prospectus is outdated or defective and prior to the receipt by the Stockholders of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected.

2. (b)           Indemnification by the Stockholders.  Each Stockholder, severally and not jointly, agrees to indemnify and hold harmless, to the fullest extent permitted by law, Parent, its directors, officers, employees, stockholders and each person who controls Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission is contained in any information regarding a Holder Indemnitee furnished in writing by such Stockholder to Parent specifically for inclusion in the Registration Statement or Prospectus or amendment or supplement thereto, or in the case of an occurrence of an event of the type specified in Section 3(h), the use by such Holder Indemnitee of an outdated or defective Prospectus after Parent has notified the Stockholders  in writing that the Prospectus is outdated or defective and prior to the receipt by the Stockholders of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected.  In no event shall the liability of any Stockholder be greater in amount than the dollar amount of the proceeds received by such Stockholder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

3. (c)           Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to promptly assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties except to the extent that based upon advice of counsel, a conflict of interest exists between the indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

4. (d)           Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 5 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

(E) 6.           Miscellaneous.

1. (a)           Actions by the Stockholders.  Each Stockholder agrees and Parent acknowledges and agrees that, at all times, the Stockholders holding a majority of the Registrable Securities are authorized to take any action or to give any consent on behalf of the Stockholders.

2. (b)           Amendments and Waivers.  This Agreement may be amended only by a writing signed by Parent and the Stockholders.  Parent may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Parent shall have obtained the written waiver of the Stockholders, or the Stockholders’ consent to, such amendment, action or omission to act.

3. (c)           Notices.  All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9(g) of the Merger Agreement and as set forth on the applicable signature pages hereto.

4. (d)           Assignments and Transfers by the Stockholders.  This Agreement may not be assigned by the Stockholders without the prior written consent of Parent.

5. (e)           Assignments and Transfers by Parent.  This Agreement may not be assigned by Parent (whether by operation of law or otherwise) without the prior written consent of the Stockholders, provided, however, that Parent shall assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of Parent with another corporation, or a sale, transfer or other disposition of all or substantially all of Parent’s assets to another corporation, without the prior written consent of the Stockholders.

6. (f)           Successors and Assigns; Benefits of the Agreement.  Subject to Section 6(d) above, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

7. (g)           Counterparts; Faxes; PDF.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile or by e-mail delivery of an executed document in Portable Document Format (PDF), which shall be deemed an original.

8. (h)           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

9. (i)           Governing Law; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the choice of law principles thereof.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[SIGNATURE PAGE FOLLOWS]

 IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

Parent:	TELULAR CORPORATION

By:
Name:
Title:

[Signature Page To Registration Rights Agreement]

Stockholder:

By:
Name:
Title:

Address:

Telephone:

Fax:

Email:

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

EXHIBIT H

SKYBITZ, INC.

ACCREDITED INVESTOR QUESTIONNAIRE

Your responses to the questions and the representations set forth below are being solicited in order to determine whether or not you are an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for purposes of the Agreement and Plan of Merger, dated as of December 3, 2011 (the “Merger Agreement”), between Telular Corporation, a Delaware corporation (“Telular”), SkyBitz, Inc., a Delaware corporation (the “Company”), BlueBird Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Parent, and the Stockholder Representative for the Company’s securityholders (the “Stockholder Representative”) named therein.  You must complete and return this questionnaire to the Company in order to be eligible to receive a number of shares of common stock, par value $0.01 per share, of Telular (the “Merger Shares”), in combination with an amount of cash, the proportions of which are to be determined in accordance with the Merger Agreement, equal in aggregate value to the amount of the Merger Consideration (as defined in the Merger Agreement), in exchange for your shares of preferred stock of the Company.

1.	The undersigned is a non-accredited investor and is not eligible to receive Merger Shares. (Please check the box to indicate agreement and leave the remainder of this form blank).	☐

2.
The undersigned (the “Investor”) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and has completed and executed this form. (Please check the box to indicate agreement and complete the remainder of this form.)
☐

3.	The exact name of the Investor (this name will appear on any Merger Shares issued by Telular to the Investor pursuant to the Merger Agreement):

4.	The mailing address, telephone, facsimile number and email address of the Investor listed in response to item 2 above:

5.	The Tax Identification Number or Social Security Number of the Investor listed in response to item 2 above:

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

6.
The Investor makes at least one of the following representations regarding its net worth and certain related matters and has checked all applicable representations:

☐          a.           The Investor is a director or executive officer of Telular;

☐          b.           The Investor is a natural person with an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000, excluding the value of the primary residence of such natural person, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property. As used herein, “net worth” means the excess of total assets at fair market value, including home furnishings and automobiles but excluding primary residences, over total liabilities;

☐          c.           The Investor is a natural person with individual income (exclusive of any income attributable to his or her spouse) of more than $200,000 in each of the past two years, or joint income with his or her spouse of more than $300,000 in each of those years, and reasonably expect to reach the same income level in the current year;5

☐          d.           The Investor is a bank, insurance company, registered investment company, business development company, or small business investment company;

☐          e.           The Investor is an employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;

☐          f.           The Investor is a charitable organization, corporation, or partnership with assets exceeding $5 million;

☐          g.           The Investor is trust with assets in excess of $5 million, not formed to acquire the securities offered, whose purchases a sophisticated person makes; or

☐          h.           The Investor is a business in which all the equity owners qualify as accredited investors under one of the above (a) through (g).

5 For purposes of this Questionnaire, individual income means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse):  (i) the amount of any tax-exempt interest income under Section 103 of the Code (as defined under Section E herein), received; (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (iii) any deduction claimed for depletion under Section 611 et seq. of the Code; (iv) amounts contributed to an Individual Retirement Account (as defined in the Code) or Keogh retirement plan; (v) alimony paid; and (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code.

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

The answers to the foregoing questions are correctly stated to the best of the undersigned’s knowledge, information and belief.  The Investor hereby agrees to notify Telular and the Company promptly of any changes in the foregoing information.  In addition, the Investor confirms that:

1. The Investor understands that any subsequent transfer of the Merger Shares is subject to certain restrictions and conditions set forth in the certificates representing the Merger Shares and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Merger Shares except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. The Investor understands that the offer and sale of the Merger Shares have not been registered under the Securities Act, and that the Merger Shares may not be offered or sold except as permitted in the following sentence. Investor agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if the Investor should sell the Merger Shares, it will do so only (A) to Telular or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to Telular a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to Telular to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and the Investor further agrees to provide to any Person purchasing Merger Shares from it in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. The Investor understands that, on any proposed resale of the Merger Shares, the Investor will be required to furnish to Telular such certifications, legal opinions and other information as Telular may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. The Investor further understands that the Merger Shares it purchases will bear a legend to the foregoing effect.

4. The Investor acknowledges that all documents, records and books pertaining to the Investor’s investment in Telular that have been requested by the Investor have been made available or delivered to the Investor.

5. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Merger Shares, and the Investor and any accounts for which it is acting are each able to bear the economic risk of its investment.

6. The Investor is acquiring the Merger Shares for its own account or for one or more accounts as to each of which it exercises sole investment discretion.

[Signature page follows]

The undersigned understands and acknowledges that Telular will rely on the information set forth herein in connection with the issuance of Merger Shares to the Investor and Telular is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

Dated: _______________________	Investor:

By:
Name:
Title:

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

Exhibit I

Form of Legend for Merger Shares

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION THEREUNDER.

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]